EXHIBIT 4.1


                                                               EXECUTION COPY

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                               SALE AND SERVICING
                                    AGREEMENT


                                      among


                THE MONEY STORE BUSINESS LOAN BACKED TRUST 1999-1


                                     Issuer,


                    THE MONEY STORE COMMERCIAL MORTGAGE INC.


                               Seller and Servicer


                                       and


                              THE MONEY STORE INC.


                                 Representative


                            Dated as of May 31, 1999


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

                                TABLE OF CONTENTS
                                                                        Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01      Definitions.................................................1
Section 1.02      Other Definitional Provisions..............................33


                                   ARTICLE II

                        SALE AND CONVEYANCE OF THE TRUST

Section 2.01      Contribution and Conveyance of Trust Account Property,
                  Priority and Subordination of Ownership Interests..........34
Section 2.02      Possession of Loan Files...................................35
Section 2.03      Books and Records..........................................35
Section 2.04      Delivery of Mortgage Loan Documents........................35
Section 2.05      Acceptance of the Trust Fund; Certain Substitutions;
                  Certification by Indenture Trustee and Custodian...........37
Section 2.06      Fees and Expenses of the Indenture Trustee, Owner
                  Trustee, Trust Administrator and Custodian.................39
Section 2.07      Designations under REMIC Provisions; Designation
                  of Startup Day; Tax Matters Person; Tax Matters
                  Partner....................................................39
Section 2.08      Optional Repurchase of Defaulted Loans.....................40
Section 2.09      Assignment Event...........................................40

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.01      Representations of Representative, Seller and
                  Servicer...................................................41
Section 3.02      Individual Loans...........................................47
Section 3.03      Purchase and Substitution..................................52

                                   ARTICLE IV

                      ADMINISTRATION AND SERVICING OF LOANS

Section 4.01      Duties of the Servicer.....................................54
Section 4.02      Liquidation of Loans.......................................57
Section 4.03      Establishment of Principal and Interest Accounts;
                  Deposits in Principal and Interest Account.................58
Section 4.04      Permitted Withdrawals From the Principal and
                  Interest Accounts..........................................59
Section 4.05      Payment of Taxes, Insurance and Other Charges..............61
Section 4.06      Transfer of Accounts.......................................62
Section 4.07      Maintenance of Hazard Insurance............................62
Section 4.08      REMIC Related Duties.......................................62
Section 4.09      Fidelity Bond..............................................64
Section 4.10      Title, Management and Disposition of REO Property..........64
Section 4.11      Certain Tax Information....................................65
Section 4.12      Collection of Certain Loan Payments........................65
Section 4.13      Access to Certain Documentation and Information
                  Regarding the Loans........................................66
Section 4.14      Superior Liens.............................................66

                                   ARTICLE V

                           GENERAL SERVICING PROCEDURE

Section 5.01      Assumption Agreements......................................67
Section 5.02      Satisfaction of Mortgages and Release of Loan Files........67
Section 5.03      Servicing Compensation.....................................69
Section 5.04      Annual Statement as to Compliance..........................69
Section 5.05      Annual Independent Public Accountants' Servicing
                  Report.....................................................69
Section 5.06      Indenture Trustee's and Owner Trustee's Right to
                  Examine Servicer Records and Audit Operations..............70
Section 5.07      Reports to the Indenture Trustee; Principal and
                  Interest Account Statements................................70

                                   ARTICLE VI

                                   [RESERVED]

                                   ARTICLE VII

               DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS AND

                                   NOTEHOLDERS

Section 7.01      Note Distribution Accounts.................................71
Section 7.02      Rounding Account...........................................72
Section 7.03      Establishment of Expense Accounts; Deposits in Expense
                  Accounts; Permitted Withdrawals from Expense Accounts......73
Section 7.04      Letters of Credit..........................................74
Section 7.05      Alternate Credit Enhancement...............................75
Section 7.06      Interest Carryover Account.................................75
Section 7.07      Investment of Accounts.....................................76
Section 7.08      Priority and Subordination of Distributions................77
Section 7.09      Allocation of Realized Losses..............................81
Section 7.10      Statements.................................................81
Section 7.11      Advances by the Servicer...................................86
Section 7.12      Compensating Interest......................................86
Section 7.13      Reports of Foreclosure and Abandonment of Mortgaged
                  Property...................................................86
Section 7.14      Net Deposits...............................................87

                                  ARTICLE VIII

                                   [RESERVED]

                                   ARTICLE IX

                                  THE SERVICER

Section 9.01      Indemnification; Third Party Claims........................87
Section 9.02      Merger or Consolidation of the Representative
                  and the Servicer...........................................88
Section 9.03      Limitation on Liability of the Servicer and Others.........88
Section 9.04      Servicer Not to Resign.....................................89
Section 9.05      [RESERVED].................................................89
Section 9.06      [RESERVED].................................................89
Section 9.07      Appointment of Trust Administrator.........................89

                                    ARTICLE X

                                     DEFAULT

Section 10.01     Servicer Default...........................................89
Section 10.02     Indenture Trustee to Act; Appointment of Successor.........91
Section 10.03     Waiver of Defaults.........................................93
Section 10.04     [RESERVED].................................................93
Section 10.05     Control by Majority Securityholders........................93

                                   ARTICLE XI

                                   TERMINATION

Section 11.01     Termination................................................94

                                   ARTICLE XII

                  ADMINISTRATIVE DUTIES OF TRUST ADMINISTRATOR

Section 12.01     Administrative Duties......................................95
Section 12.02     Records....................................................98
Section 12.03     Additional Information To Be Furnished to the Issuer.......98
Section 12.04.    Calculation of LIBOR.......................................98

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

Section 13.01     Acts of Noteholders and Certificateholders.................99
Section 13.02     Amendment..................................................99
Section 13.03     Recordation of Agreement..................................100
Section 13.04     Duration of Agreement.....................................101
Section 13.05     Governing Law.............................................101
Section 13.06     Notices...................................................101
Section 13.07     Severability of Provisions................................101
Section 13.08     No Partnership............................................102
Section 13.09     Counterparts..............................................102
Section 13.10     Successors and Assigns....................................102
Section 13.11     Headings..................................................102
Section 13.12     Assignment to Indenture Trustee...........................102
Section 13.13     Nonpetition Covenant......................................102
Section 13.14     Limitation of Liability of Owner Trustee, Indenture
                  Trustee and Custodian.....................................103
Section 13.15     Independence of the Servicer..............................103
Section 13.16     Notification to Rating Agencies...........................103
Section 13.17     Third Party Rights........................................104

                                    EXHIBITS

SCHEDULE I       Description of Certain Litigation
EXHIBIT A        Contents of Indenture Trustee's Loan File
EXHIBIT B        Principal and Interest Account Letter Agreement
EXHIBIT C        Form of Custodian Initial Certification
EXHIBIT C-1      Form of Custodian Interim Certification
EXHIBIT D        Form of Custodian Final Certification
EXHIBIT E-1      Loan Schedule (Pool I)
EXHIBIT E-2      Loan Schedule (Pool II)
EXHIBIT F        [Reserved]
EXHIBIT G        Request for Release of Documents
EXHIBIT H        [Reserved]
EXHIBIT I        [Reserved]
EXHIBIT J        Custodial Agreement
EXHIBIT K        Form of Liquidation Report
EXHIBIT L        Form of Delinquency Report
EXHIBIT M        Servicer's Monthly Computer Tape Format
EXHIBIT N        [Reserved]
EXHIBIT O        [Reserved]
EXHIBIT P        Form of Trust Matters Power of Attorney
EXHIBIT Q        Form of Collateral Power of Attorney

          SALE AND SERVICING AGREEMENT dated as of May 31, 1999, among The Money Store Business Loan Backed Trust 1999-1, a Delaware business trust (the "Trust" or the "Issuer"), The Money Store Commercial Mortgage Inc., as Seller (the "Seller") and Servicer (the "Servicer"), and The Money Store Inc., a New Jersey corporation, as Representative (the "Representative").

          WHEREAS, the Issuer desires to acquire a portfolio of business loans from the Seller;

          WHEREAS, the Seller has either originated and underwritten, or purchased and re underwritten, such business loans, and is willing to contribute such business loans to the Issuer; and

          WHEREAS, the Servicer is willing to service such business loans; NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

          1933 ACT: The Securities Act of 1933, as amended.

          10% BALANCE DATE: Means the first Remittance Date on which the aggregate outstanding Principal Balance of the Pool I Loans is less than or equal to 10% of the Original Pool Amount for Pool I.

          20% BALANCE DATE: Means the first Remittance Date on which the aggregate outstanding Principal Balance of the Pool II Loans is less than or equal to 20% of the Original Pool Amount for Pool II.

          ACCELERATED PRINCIPAL DISTRIBUTION AMOUNT: For a Pool and any Remittance Date, the lesser of (i) the positive difference, if any, of (x) any Excess Spread for such Pool for such Remittance Date plus any amounts paid under the Letter of Credit for such Pool pursuant to clause (1) of the definition of "Letter of Credit Payment" MINUS (y) the Class Interest Shortfall Carryforward Amount for the Class A, Class M and Class B Notes of such Pool for such Remittance Date and (ii) the Subordinated Deficiency Amount for such Pool for such Remittance Date, calculated for this purpose without giving effect to payment of the Accelerated Principal Distribution Amount for such Pool and prior to taking into account the Applied Realized Loss Amount for such Pool for such Remittance Date.

          ACCOUNT: The Certificate Distribution Account, Note Distribution Accounts, Interest Carryover Account, Expense Account, Rounding Account and Principal and Interest Account (including any sub-accounts of any of the foregoing).

          AGREEMENT: This Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

          ALTERNATE CREDIT ENHANCEMENT: Credit enhancement obtained by FUNB in lieu of a Letter of Credit pursuant to Section 7.05.

          ANNUAL EXPENSE ESCROW AMOUNT: With respect to each Pool, an amount equal to the product of (i) 0.15% per annum (in the case of Pool I) or 0.05% per annum (in the case of Pool II) and (ii) the sum of the aggregate Class Principal Balances of the Notes of the applicable Pool, which is computed and payable on a monthly basis and represents the estimated annual fees and expenses of the Indenture Trustee, Owner Trustee, Trust Administrator, the Letter of Credit Provider and in the case of Pool I, the Remarketing Agent.

          APPLIED REALIZED LOSS AMOUNT: With respect to Pool I, the collective reference to the Class MS-1 Applied Realized Loss Amounts, Class MS-2 Applied Realized Loss Amounts and Class BS Applied Realized Loss Amounts, and with respect to Pool II, the collective reference to the Class MN Applied Realized Loss Amounts and Class BN Applied Realized Loss Amounts.

          ASSIGNMENT EVENT: If FUNB's long-term unsecured debt rating is reduced below "A2" by Moody's or "A" by DCR; or if FUNB's senior unsecured debt rating by Moody's or DCR is suspended, terminated or withdrawn.

          ASSIGNMENT OF MORTGAGE: An assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the contribution of the Mortgage to the Issuer, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

          AUCTION PROCEDURES: The procedures set forth in Schedule I to the Indenture by which the Auction Rate is determined for the Class AS-3 Notes.

          AUCTION RATE: The rate of interest per annum that results from implementation of the Auction Procedures.

          BASIC DOCUMENTS: The Certificate of Trust, the Trust Agreement, the Indenture, the Depository Agreement, this Sale and Servicing Agreement, the Letters of Credit, and other documents and certificates delivered in connection therewith.

          BIF: The Bank Insurance Fund, or any successor thereto.

          BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of California, New York, North Carolina or Delaware are required or authorized by law to be closed.

          BUSINESS NOTE: The note or other evidence of indebtedness evidencing the indebtedness of an Obligor under a Loan.

          CCL LOAN: A Loan originated by the Seller in conjunction with the Seller's Conventional Commercial Loan Program.

          CERTIFICATE: Any Class I, Class II or Class R Certificate.

          CERTIFICATE DISTRIBUTION ACCOUNT: Has the meaning assigned to such term in the Trust Agreement.

          CERTIFICATEHOLDER or HOLDER: Each Person in whose name a Certificate is registered in the Certificate Register and the Holder of the Special Interests.

          CHANGE DATE: The date on which the Loan Interest Rate of each adjustable rate Loan is subject to adjustment.

          CIVIL RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          CLASS: Collectively, Notes having the same priority of payment and bearing the same designation or Certificates having the same priority of payment and bearing the same designation.

          CLASS I CERTIFICATE: A Certificate denominated as a Class I Certificate, issued by the Trust pursuant to the Trust Agreement.

          CLASS II CERTIFICATE: A Certificate denominated as a Class II Certificate, issued by the Trust pursuant to the Trust Agreement.

          CLASS A NOTES: : With respect to Pool I, the Class AS-1, Class AS-2 and Class AS-3 Notes, and with respect to Pool II, the Class AN Notes.

          CLASS A PRINCIPAL BALANCE: The sum of the Class Principal Balances of the Class AS-1, Class AS-2, Class AS-3 and Class AN Notes.

          CLASS A PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Remittance Date and for each Pool, (a) prior to the related Stepdown Date, for any Remittance Date on or after the related Stepdown Date on which the Senior Enhancement Percentage for that Pool is less than the Senior Specified Enhancement Percentage for that Pool, and for any Remittance Date on or after the 10% Balance Date (for Pool I) or the 20% Balance Date (for Pool II) the lesser of (i) 100% of the applicable Pool Principal Distribution Amount and (ii) the aggregate Class Principal Balance of the Class A Notes of such Pool and (b) on or after the related Stepdown Date on which the Senior Enhancement Percentage for that Pool is at least equal to the Senior Specified Enhancement Percentage for that Pool, but prior to the 10% Balance Date (for Pool I) or the 20% Balance Date (for Pool II), the excess, if any, of (i) the aggregate Class Principal Balance of the Class A Notes of such Pool immediately prior to such Remittance Date over (ii) the lesser of (A) 73.75% (for Pool I) or 65.50% (for Pool II) of the outstanding principal balance of the Loans of the related Pool as of the last day of the related Due Period and (B) the outstanding principal balance of the Loans of the related Pool as of the last day of the related Due Period minus 2.00% of the aggregate principal balance of the Loans of the related Pool as of the Cut-Off Date.

          CLASS AN NOTE: A Note denominated as a Class AN Note, issued by the Trust pursuant to the Indenture.

          CLASS AN REMITTANCE RATE: The annual rate of interest payable to the Class AN Noteholders, which shall be equal to the lesser of (i) LIBOR plus 0.50% (or plus 1.00% for each Remittance Date occurring after the Optional Servicer Termination Date) and (ii) the applicable Net Funds Cap.

          CLASS AS NOTES: The collective reference to the Class AS-1, Class AS-2 and Class AS-3 Notes.

          CLASS AS-1 NOTE: A Note denominated as a Class AS-1 Note, issued by the Trust pursuant to the Indenture.

          CLASS AS-1 REMITTANCE RATE: The annual rate of interest payable to the Class AS-1 Noteholders, which shall be equal to the lesser of (i) LIBOR plus 0.23% and (ii) the applicable Net Funds Cap.

          CLASS AS-2 NOTE: A Note denominated as a Class AS-2 Note, issued by the Trust pursuant to the Indenture.

          CLASS AS-2 REMITTANCE RATE: The annual rate of interest payable to the Class AS-2 Noteholders, which shall be equal to the lesser of (i) LIBOR plus 0.40% and (ii) the applicable Net Funds Cap.

          CLASS AS-3 NOTE: A Note denominated as a Class AS-3 Note, issued by the Trust pursuant to the Indenture.

          CLASS AS-3 REMITTANCE RATE: The annual rate of interest payable to the Class AS-3 Noteholders, which shall be equal to 5.27% for the first Remittance Date. Thereafter, the Class AS-3 Remittance Rate shall be equal to the lesser of
(i) the Auction Rate and (ii) the applicable Net Funds Cap (but in no event exceeding 14.0% per annum).

          CLASS B NOTES: With respect to Pool I, the Class BS Notes, and with respect to Pool II, the Class BN Notes.

          CLASS BN APPLIED REALIZED LOSS AMOUNT: As of any Remittance Date, the lesser of (x) the Class Principal Balance of the Class BN Notes (after taking into account the distribution of the Class BN Principal Distribution Amount on such Remittance Date, but prior to the application of the Class BN Applied Realized Loss Amount, if any, on such Remittance Date) and (y) the Applied Realized Loss Amounts for Pool II as of such Remittance Date.

          CLASS BN NOTE: A Note denominated as a Class BN Note, issued by the Trust pursuant to the Indenture.

          CLASS BN PRINCIPAL DISTRIBUTION AMOUNT: For any Remittance Date (a) prior to the Stepdown Date for Pool II, for any Remittance Date on or after the Stepdown Date for Pool II on which the Senior Enhancement Percentage for Pool II is less than the Senior Specified Enhancement Percentage for Pool II, and for any Remittance Date on or after the 20% Balance Date for Pool II, and the Class AN Notes or the Class MN Notes are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of (i) the sum of (A) the Class Principal Balance of the Class AN Notes after giving effect to the payment of the Class A Principal Distribution Amount for Pool II on such Remittance Date, (B) the Class Principal Balance of the Class MN Notes after giving effect to the payment of the Class MN Principal Distribution Amount on such Remittance Date, and (C) the Class Principal Balance of the Class BN Notes immediately prior to such Remittance Date over (ii) the lesser of 81.25% of the outstanding principal balance of the Loans in Pool II as of the last day of the related Due Period and
(B) the outstanding principal balance of the Loans in Pool II as of the last day of the related Due period MINUS 2.00% of the Original Pool Amount of Pool II.

          CLASS BN REALIZED LOSS AMOUNT: As of any Remittance Date, the lesser of (x) the Class BN Unpaid Realized Loss Amount as of such Remittance Date and
(y) the portion of the Pool Available Remittance Amount for Pool II remaining after application of the amounts set forth in Section 7.08(d)(i) through (viii), inclusive, for Pool II.

          CLASS BN REMITTANCE RATE: The annual rate of interest payable to the Class BN Noteholders, which shall be equal to the lesser of (i) LIBOR plus 3.00% (or plus 6.00% for each Remittance Date occurring after the Optional Servicer Termination Date) and (ii) the applicable Net Funds Cap.

          CLASS BS APPLIED REALIZED LOSS AMOUNT: As of any Remittance Date, the lesser of (x) the Class Principal Balance of the Class BS Notes (after taking into account the distribution of the Class BS Principal Distribution Amount on such Remittance Date, but prior to the application of the Class BS Applied Realized Loss Amount, if any, on such Remittance Date) and (y) the Applied Realized Loss Amounts for Pool I as of such Remittance Date.

          CLASS BS NOTE: A Note denominated as a Class BS Note, issued by the Trust pursuant to the Indenture.

          CLASS BS PRINCIPAL DISTRIBUTION AMOUNT: For any Remittance Date (a) prior to Stepdown Date for Pool I, for any Remittance Date on or after the Stepdown Date for Pool I on which the Senior Enhancement Percentage for Pool I is less than the Senior Specified Enhancement Percentage for Pool I, and for any Remittance Date on or after the 10% Balance Date for Pool I, and the Class AS Notes, or the Class MS Notes are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of (i) the sum of (A) the Class Principal Balance of the Class AS Notes after giving effect to the payment of the Class A Principal Distribution Amount for Pool I on such Remittance Date, (B) the Class Principal Balance of the Class MS-1 Notes after giving effect to the payment of the Class MS-1 Principal Distribution Amount on such Remittance Date, (C) the Class Principal Balance of the Class MS-2 Notes after giving effect to the payment of the Class MS-2 Principal Distribution Amount on such Remittance Date and (D) the Class Principal Balance of the Class BS Notes immediately prior to such Remittance Date over (ii) the lesser of 89.5% of the outstanding principal balance of the Loans in Pool I as of the last day of the related Due Period and
(B) the outstanding principal balance of the Loans in Pool I as of the last day of the related Due Period MINUS 2.00% of the Original Pool Amount of Pool I.

          CLASS BS REALIZED LOSS AMOUNT: As of any Remittance Date, the lesser of (x) the Class BS Unpaid Realized Loss Amount as of such Remittance Date and
(y) the portion of the Pool Available Remittance Amount for Pool I remaining after application of the amounts set forth in Section 7.08(d)(i) through (viii), inclusive, for Pool I.

          CLASS BS REMITTANCE RATE: The annual rate of interest payable to the Class BS Noteholders, which shall be equal to the lesser of (i) LIBOR plus 3.00% (or plus 6.00% for each Remittance Date occurring after the Optional Servicer Termination Date) and (ii) the applicable Net Funds Cap.

          CLASS M NOTES: With respect to Pool I, the Class MS-1, and Class MS-2 Notes, and with respect to Pool II, the Class MN Notes.

          CLASS MN APPLIED REALIZED LOSS AMOUNT: As of any Remittance Date, the lesser of (x) the Current Principal Balance of the Class MN Notes (after taking into account the distribution of the Class MN Principal Distribution Amount on such Remittance Date, but prior to the application of the Class MN Applied Realized Loss Amount, if any, on such Remittance Date) and (y) the excess of (i) the Applied Realized Loss Amount for Pool II as of such Remittance Date over
(ii) the Class BN Applied Realized Loss Amount as of such Remittance Date.

          CLASS MN NOTE: A Note denominated as a Class MN Note, issued by the Trust pursuant to the Indenture.

          CLASS MN PRINCIPAL DISTRIBUTION AMOUNT: As to any Remittance Date, (a) prior to the Stepdown Date for Pool II, for any Remittance Date on or after the Stepdown Date for Pool II on which the Senior Enhancement Percentage for Pool II is less than the Senior Specified Enhancement Percentage for Pool II, and for any Remittance Date on or after the 20% Balance Date for Pool II, and the Class A Notes of Pool II are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of (i) the sum of (A) the Class Principal Balance of the Class A Notes of Pool II after giving effect to the payment of the Class A Principal Distribution Amount for Pool II on such Remittance Date and (B) the Class Principal Balance of the Class MN Notes immediately prior to such Remittance Date over (ii) the lesser of (A) 70.75% of the outstanding principal balance of the Loans in Pool II as of the last day of the related Due Period and
(B) the outstanding principal balance of the Loans in Pool II as of the last day of the related Due Period MINUS 2.00% of the Original Pool Amount of Pool I.

          CLASS MN REALIZED LOSS AMOUNT: As of any Remittance Date, the lesser of (x) the Class MN Unpaid Realized Loss Amount as of such Remittance Date and
(y) the portion of the Pool Available Remittance Amount for Pool II for such Remittance Date remaining after application of amounts set forth in Section7.08(d)(i) through (vii) inclusive, with respect to Pool II.

          CLASS MN REMITTANCE RATE: The annual rate of interest payable to the Class MN Noteholders, which shall be equal to the lesser of (i) LIBOR plus 1.25% (or plus 2.50% for each Remittance Date occurring after the Optional Servicer Termination Date) and (ii) the applicable Net Funds Cap.

          CLASS MS NOTES: Collective reference to the Class MS-1 and Class MS-2 Notes.

          CLASS MS-1 APPLIED REALIZED LOSS AMOUNT: As of any Remittance Date, the lesser of (x) the Class Principal Balance of the Class MS-1 Notes (after taking into account the distribution of the Class MS-1 Principal Distribution Amount on such Remittance Date, but prior to the application of the Class MS-1 Applied Realized Loss Amount, if any, on such Remittance Date) and (y) the excess of (i) the Applied Realized Loss Amount for Pool I as of such Remittance Date over (ii) the sum of the Class MS-2 Applied Realized Loss Amount and the Class BS Applied Realized Loss Amount, in each case as of such Remittance Date.

          CLASS MS-1 NOTE: A Note denominated as a Class MS-1 Note, issued by the Trust pursuant to the Indenture.

          CLASS MS-1 PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Remittance Date, (a) prior to the Stepdown Date for Pool I, for any Remittance Date on or after the Stepdown Date for Pool I on which the Senior Enhancement Percentage for Pool I is less than the Senior Specified Enhancement Percentage for Pool I, and for any Remittance Date on or after the 10% Balance Date for Pool I, and the Class AS Notes are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of (i) the sum of (A) the Class Principal Balance of the Class AS Notes after giving effect to the payment of the Class A Principal Distribution Amount for Pool I on such Remittance Date and (B) the Class Principal Balance of the Class MS-1 Notes immediately prior to such Remittance Date over (ii) the lesser of (A) 79.75% of the outstanding principal balance of the Loans in Pool I as of the last day of the related Due Period and
(B) the outstanding principal balance of the Loans in Pool I as of the last day of the related due period MINUS 2.00% of the Original Pool Amount of Pool I.

          CLASS MS-1 REALIZED LOSS AMOUNT: As of any Remittance Date, the lesser of (x) the Class MS-1 Unpaid Realized Loss Amounts of such Remittance Date and
(y) the portion of the Pool Available Remittance Amount for Pool I for such Remittance Date remaining after application of amounts set forth in Section 7.08(d)(i) through (vi) inclusive, with respect to Pool I.

          CLASS MS-1 REMITTANCE RATE: The annual rate of interest payable to the Class MS-1 Noteholders, which shall be equal to the lesser of (i) LIBOR plus 0.85% (or plus 1.70% for each Remittance Date occurring after the Optional Servicer Termination Date) and (ii) the applicable Net Funds Cap.

          CLASS MS-2 APPLIED REALIZED LOSS AMOUNT: As of any Remittance Date, the lesser of (x) the Current Principal Balance of the Class MS-2 Notes (after taking into account the distribution of the Class MS-2 Principal Distribution Amount on such Remittance Date, but prior to the application of the Class MS-2 Applied Realized Loss Amount, if any, on such Remittance Date) and (y) the excess of (i) the Applied Realized Loss Amount for Pool I as of such Remittance Date over (ii) the Class BS Applied Realized Loss Amount as of such Remittance Date.

          CLASS MS-2 NOTE: A Note denominated as a Class MS-2 Note, issued by the Trust pursuant to the Indenture.

          CLASS MS-2 PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Remittance Date, (a) prior to the Stepdown Date for Pool I, for any Remittance Date on or after the Stepdown Date for Pool I on which the Senior Enhancement Percentage for Pool I is less than the Senior Specified Enhancement Percentage for Pool I, and for any Remittance Date on or after the 10% Balance Date for Pool I, and the Class AS Notes or the Class MS-1 Notes are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of (i) the sum of
(A) the Class A Principal Balance of the Class AS Notes after giving effect to the payment of the Class A Principal Distribution Amount for Pool I on such Remittance Date, (B) the Class Principal Balance of the Class MS-1 Notes after giving effect to the payment of the Class MS-1 Principal Distribution Amount on such Remittance Date and (C) the Class Principal Balance of the Class MS-2 Notes immediately prior to such Remittance Date over (ii) the lesser of (A) 86.125% of the outstanding principal balance of the Loans in Pool I as of the last day of the related Due Period and (B) the outstanding principal balance of the Loans in Pool I as of the last day of the related Due Period MINUS 2.00% of the Original Pool Amount of Pool I.

          CLASS MS-2 REALIZED LOSS AMOUNT: As of any Remittance Date, the lesser of (x) the Class MS-2 Unpaid Realized Loss Amount as of such Remittance Date and
(y) the portion of the Pool Available Remittance Amount for Pool I for such Remittance Date remaining after application of amounts set forth in Section 7.08(d)(i) through (vii), inclusive, with respect to Pool I.

          CLASS MS-2 REMITTANCE RATE: The annual rate of interest payable to the Class MS-2 Noteholders, which shall be equal to the lesser of (i) LIBOR plus 1.25% (or plus 2.50% for each Remittance Date occurring after the Optional Servicer Termination Date) and (ii) the applicable Net Funds Cap.

          CLASS POOL FACTOR: With respect to each Class of Notes, as of any date of determination, the then Class Principal Balance for such Class divided by the Original Principal Balance for such Class.

          CLASS PRINCIPAL BALANCE: With respect to each Class of Notes, as of any date of determination, the Original Principal Balance of such Class less (i) the sum of all amounts previously distributed to the Noteholders of such Class in respect of principal pursuant to Section 7.05(d) and (ii) all Applied Realized Losses allocated to such Class.

          CLASS R CERTIFICATE: A Certificate denominated as a Class R Certificate, issued by the Trust pursuant to the Trust Agreement and representing both the Class R-I and Class R-II Interests.

          CLASS R-I INTERESTS: As defined and described in Section 2.13(b) and
(c) of the Trust Agreement.

          CLASS R-II INTERESTS: As defined and described in Section 2.13(e) of the Trust Agreement.

          CLOSING DATE: June 29, 1999

          CODE: The Internal Revenue Code of 1986, as amended, or any successor legislation thereto.

          COLLATERAL: All items of property (including a Mortgaged Property), whether real or personal, tangible or intangible, or otherwise, pledged by an Obligor or others to the Seller (including guarantees on behalf of the Obligor) to secure payment under a Loan.

          COMMERCIAL PROPERTY: Real property (other than agricultural property or Residential Property) that is generally used by the Obligor in the conduct of its business.

         COMPENSATING INTEREST:  As defined in Section 7.12.

         CONVENTIONAL COMMERCIAL LOAN PROGRAM: The Seller's Conventional Commercial Loan Program as described in the Registration Statement.

          CURRENT INTEREST REQUIREMENT: For each Class of Notes, and with respect to each Remittance Date, an amount equal to interest based on the actual number of days since the last Remittance Date (or in the case of the first Remittance Date, from the Closing Date) up to but not including the upcoming Remittance Date at the applicable Remittance Rate on the Class Principal Balance for such Class outstanding immediately prior to such Remittance Date. The Current Interest Requirement for a Class of Notes shall not include any Noteholders' Interest Carryover.

          CURTAILMENT: With respect to a Loan, any payment of principal received during a Due Period as part of a payment that is in excess of five times the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Loan in full, nor is intended to cure a delinquency.

          CUSTODIAL AGREEMENT: Any agreement to be entered into pursuant to the Indenture for the retention of each Loan File.

          CUSTODIAN: Any custodian appointed pursuant to the Indenture. The initial Custodian for the Pool I and Pool II Loans shall be the Trust Department of FUNB.

          CUT-OFF DATE: May 31, 1999; provided, however, that for purposes of determining characteristics of the Loans as of the Cut-Off Date, the Cut-Off Date for those Loans originated after May 31, 1999 shall be deemed to be the date of the applicable Business Note.

          CUTOFF DATE PRINCIPAL BALANCE: With respect to any Loan, the unpaid principal balance thereof as of the Cut-Off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Loan).

          DCR: Duff & Phelps Credit Rating Co., or any successor thereto.

          DEFAULTED LOAN: Means any Loan as to which the related Obligor has failed to pay in full three or more consecutive Monthly Payments.

          DEFICIENT VALUATION: With respect to any Loan, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding indebtedness under the Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.).

          DELETED LOAN: A Loan replaced by a Qualified Substitute Loan.

          DEPOSITORY: The Depository Trust Company, and any successor Depository hereafter named.

          DEPOSITORY AGREEMENT: The Note Depository Agreement as defined in the Indenture.

          DESIGNATED DEPOSITORY INSTITUTION: With respect to each Principal and Interest Account, an entity which is an institution whose deposits are insured by either the BIF or SAIF administered by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A" or better by DCR (if rated by DCR) and "A2" or better by Moody's, or "D-1" by DCR (if rated by DCR) and "P-1" by Moody's, and which is either (i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company, in each case acting or designated by the Servicer as the depository institution for a Principal and Interest Account.

          DETERMINATION DATE: That day of each month which is the later of (i) the third Business Day prior to the 15th day of such month and (ii) the seventh Business Day of such month.

          DIRECT PARTICIPANT: Any broker-dealer, bank or other financial institution for which the Depository holds Notes from time to time as a securities depository.

          DUE DATE: The day of the month on which the Monthly Payment is due from the Obligor on a Loan.

          DUE PERIOD: With respect to each Remittance Date, the calendar month preceding the month in which such Remittance Date appears.

          EXCESS PAYMENTS: With respect to a Due Period, any amounts received on a Loan in excess of the Monthly Payment due on the Due Date relating to such Due Period which does not constitute either a Curtailment or a Principal Prepayment or payment with respect to an overdue amount. Excess Payments are payments of principal for purposes of this Agreement.

          EXCESS PROCEEDS: As of any Remittance Date, with respect to any Liquidated Loan, the excess, if any, of (a) the total Net Liquidation Proceeds, over (b) the Principal Balance of such Loan as of the date such Loan became a Liquidated Loan plus 30 days interest thereon at the Weighted Average Class Adjusted Loan Remittance Rate for the applicable Pool; PROVIDED, HOWEVER, that such excess shall be reduced by the amount by which interest accrued on the advance, if any, made by the Servicer pursuant to Section 4.14 at the related Loan Interest Rate exceeds interest accrued on such advance at the applicable Class Remittance Rates.

          EXCESS SPREAD: With respect to any Remittance Date and Pool of Loans, an amount equal to the excess of (A) the product of (i) the aggregate Principal Balances of the applicable Pool of Loans as of the first day of the immediately preceding Due Period and (ii) one-twelfth of the weighted average Loan Interest Rate for the applicable Pool of Loans, as the case may be, as of the first day of the related Due Period over (B) the sum of (i) the aggregate Current Interest Requirements for the applicable Pool of Notes for such Remittance Date, (ii) amounts to be deposited into the applicable Expense Account on such Remittance Date pursuant to Sections 7.03(a)(i), and (iii) the Servicing Fee for the applicable Pool of Mortgage Loans with respect to such Remittance Date.

          EXPENSE ACCOUNT: The expense account established and maintained by the Indenture Trustee in accordance with Section 7.03 hereof.

          FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

          FHA: The Federal Housing Administrator, and its successors in interest.

          FHLMC: Freddie Mac (formerly, the Federal Home Loan Mortgage Corporation) and any successor thereto.

          FIDELITY BOND: As described in Section 4.09.

          FINAL MATURITY DATE: With respect to each Class of Notes, the Remittance Date in the stated month:

CLASS                     DATE
-----                     -----

Class AS-1                June 2013
Class AS-2                September 2021
Class AS-3                February 2028
Class MS-1                June 2029
Class MS-2                June 2029
Class BS                  June 2029
Class AN                  September 2017
Class MN                  May 2029
Class BN                  May 2029


          FNMA: Fannie Mae (formerly, the Federal National Mortgage Association) and any successor thereto.

          FORECLOSED PROPERTY: Property, the title to which is acquired in foreclosure or by deed in lieu of foreclosure.

          FUNB: First Union National Bank, a national banking association headquartered in Charlotte, North Carolina, and any successor thereto.

          GROSS MARGIN: With respect to each adjustable rate Loan, the number of basis points set forth in the related Business Note which is added to the applicable Index, to determine the Loan Interest Rate on the related Change Date, subject to the applicable Periodic Rate Cap and the applicable Lifetime Cap and Lifetime Floor.

          HOLDER OF THE SPECIAL INTERESTS: The Person holding the Special Interests as set forth in the Trust Agreement.

          HUD: The United States Department of Housing and Urban Development, and its successor in interest.

          INDENTURE: The Indenture dated as of May 31, 1999, between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

          INDENTURE TRUSTEE: The Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture, initially HSBC Bank USA.

          INDENTURE TRUSTEE'S LOAN FILE: The documents delivered to the Indenture Trustee or the Custodian pursuant to Section 2.04.

          INDEX: Either the Prime Rate or the Treasury Index, as the case may be.

          INSOLVENCY EVENT: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver (including any receiver appointed under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended), liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          INSURANCE PROCEEDS: Proceeds paid (i) to the Issuer or the Servicer by any insurer pursuant to any insurance policy covering a Loan, Mortgaged Property, or REO Property, including but not limited to title, hazard, life, health and/or accident insurance policies, and/or (ii) by the Servicer pursuant to Section 4.08, in either case, net of any expenses which are incurred by the Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Servicer.

          INTEREST CARRYOVER ACCOUNT: The account established and maintained by the Indenture Trustee in accordance with Section 7.06 hereof

          INTEREST DETERMINATION DATE: With respect to any Interest Period after the initial Interest Period, the second LIBOR Determination Date prior to such Interest Period.

          INTEREST PERIOD: With respect to the first Remittance Date, the period commencing on the Closing Date and ending on July 14, 1999. Thereafter, the period commencing on a Remittance Date and ending on the day immediately preceding the next Remittance Date.

          INTEREST RATE: Means, for each Class of Notes, the applicable Remittance Rate for such Class.

          INTEREST RATE SERVICES AGREEMENT: That certain Interest Rate Services Agreement dated as of June 29, 1999 between the Indenture Trustee and the Remarketing Agent, as amended or supplemented.

          INTEREST SHORTFALL CARRYFORWARD AMOUNT: Means, as of any Remittance Date and with respect to any Class of Notes, the sum of (i) the amount, if any, by which (X) the sum of (a) the Current Interest Requirement for such Class for such Remittance Date plus (b) the Interest Shortfall Carryforward Amount for such Class as of the immediately preceding Remittance Date exceeds (Y) the amount paid to the Noteholders of such Class on such Remittance Date on account of interest and (ii) one month's interest on the amount determined pursuant to clause (i) at the applicable Class Remittance Rate.

          ISSUER: Means The Money Store Business Loan Backed Trust 1999-1.

          LETTER OF CREDIT FEE: The fee payable to the Issuer of the Letter of Credit on each Remittance Date.

         LETTER OF CREDIT PAYMENT: As to each Remittance Date and each Letter of Credit, the sum of: (1) the excess, if any, of (x) the aggregate Class Principal Balance of the Notes of the applicable Pool (after taking into account all distributions of principal to be made on such Remittance Date other than relating to the Letter of Credit) over (y) the aggregate principal balance of the Loans of such Pool as of the last day of the immediately preceding Due Period; and (2) the excess, if any, of (x) the aggregate Current Interest Requirements and Class Interest Shortfall Carryforward Amounts for the Notes of such Pool over (y) the Pool Available Remittance Amount for such Pool for such Remittance Date (other than the portion relating to payments under the Letter of Credit); provided, however, that in no event shall the Letter of Credit Payment for a Letter of Credit exceed the then applicable LOC Available Amount.

          LETTER OF CREDIT PROVIDER: FUNB, or its successors and assigns.

          LETTERS OF CREDIT: Reference to each of the two Letters of Credit, one issued for each Pool, by First Union National Bank on June 29, 1999, in favor of the Indenture Trustee. The Letter of Credit with respect to Pool I is identified by Letter of Credit Number SM409313C and the Letter of Credit with respect to Pool II is identified by Letter of Credit Number SM409314C.

          LETTER OF CREDIT REIMBURSEMENT AMOUNTS: For any Remittance Date and each Letter of Credit, an amount equal to all Letter of Credit Payments under that Letter of Credit that remain unreimbursed, together with interest thereon from the date such Letter of Credit Payments were made until paid in full at a rate equal to LIBOR plus 0.22%.

          LIBOR: The London Interbank Offered Rate for one-month U.S. dollar deposits, determined on each Interest Determination Date as provided in Section
12.04 hereof. LIBOR for the first Remittance Date will be equal to 5.1675%.

          LIBOR DETERMINATION DATE: A date which is both a Business Day and a London Banking Day prior to the commencement of each related Interest Period.

          LIFETIME CAP: The provision in the Business Note for a Loan, which limits the maximum Loan Interest Rate over the life of such Loan to the rate set forth in the applicable Business Note.

          LIFETIME FLOOR: The provision in the Business Note for Loan, which limits the minimum Loan Interest Rate over the life of such Loan to the rate set forth in the applicable Business Note.

          LIQUIDATED LOAN: Any defaulted Loan or REO Property (i) as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such Loan, or
(ii) if earlier, is 180 days delinquent.

          LIQUIDATION PROCEEDS: Cash, including Insurance Proceeds, proceeds of any REO Disposition, amounts required to be deposited in the applicable Principal and Interest Account pursuant to Section 4.10 hereof, and any other amounts received in connection with the liquidation of defaulted Loans, whether through trustee's sale, foreclosure sale or otherwise.

          LOAN: An individual loan which is transferred to the Indenture Trustee pursuant to this Agreement, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom, the Loans originally subject to this Agreement being identified on the Loan Schedules delivered to the Custodian and the Indenture Trustee as Exhibits E-1 and E-2. Any loan which, although intended by the parties hereto to have been, and which purportedly was, contributed to the Issuer by the Seller (as indicated by Exhibits E-1 and E-2), in fact was not contributed or otherwise transferred and assigned to the Issuer for any reason whatsoever, including, without limitation, the incorrectness of the statement set forth in Section 3.02(i) hereof with respect to such loan, shall nevertheless be considered a "Loan" for all purposes of this Agreement.

          LOAN FILE: The Indenture Trustee's Loan File.

          LOAN INTEREST RATE: The fixed or adjustable rate of interest borne by a Business Note, as shown on the applicable Loan Schedule.

          LOAN SCHEDULE: The separate schedules of Pool I and Pool II Loans delivered to the Custodian on behalf of the Indenture Trustee and attached hereto as Exhibits E-1 and E-2, such schedule identifying each Loan by address of the related premises, and the name of the Obligor and setting forth as to each Loan the following information: (i) the Principal Balance as of the close of business on the Cut-Off Date, (ii) the Account Number, (iii) the original principal amount of the Loan, (iv) the Loan date and original number of months to maturity, in months, (v) the Loan Interest Rate, (vi) when the first Monthly Payment was due, (vii) the Monthly Payment as of the Cut-Off Date, (viii) the remaining number of months to maturity as of the Cut-Off Date, (ix) the Index and Gross Margin, if applicable, and (x) the Lifetime Floor and Lifetime Cap, if applicable.

          LOAN-TO-VALUE RATIO or LTV: With respect to any Loan, the original amount of the Loan divided by the lower of the cost or the appraisal value of any real estate Collateral plus the discounted value (as determined by the Seller in accordance with its underwriting criteria) of any non-real estate Collateral securing such loan.

          LOC AVAILABLE AMOUNT: As to each Remittance Date, the LOC Available Amount equals A minus B minus C, where:

               A = for Pool I: (x) for the first 24 Remittance Dates, 2.5% of the Original Pool Amount for Pool I and (y) thereafter, the Specified Subordinated Amount for Pool I; and

                    for Pool II: (x) for the first 24 Remittance Dates, 7.22% of the Original Pool Amount for Pool II and (y) thereafter, the Specified Subordinated Amount for Pool II;

               B = $0 for the first 24 Remittance Dates and, thereafter, the excess, if any, of (x) the aggregate principal balance of the Loans in the applicable Pool as of the last day of the related Due Period over (y) the aggregate Class Principal Balances of the Notes of that Pool (after taking into account all distributions of principal to be made on such Remittance Date other than relating to the Letter of Credit); and

               C = the amount of all prior draws under the applicable Letter of Credit.

          LONDON BANKING DAY: Any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          MAJORITY SECURITYHOLDERS: Until such time as the principal amount of all Classes of Notes have been reduced to zero, the holder or holders (as shown on the Note Register) of in excess of 50% of the current then-principal amount of all Classes of Notes voting together as a single class (accordingly, the Holders of the Certificates shall be excluded from any rights or actions of the Majority Securityholders during such period); and (ii) thereafter, the Holder of the Voting Interest.

          MARGIN: With respect to each Class of Notes bearing interest based upon LIBOR and each Remittance Date, the percentage added to LIBOR to obtain the applicable Remittance Rate for such Class of Notes.

          MONTHLY ADVANCE: An advance made by the Servicer pursuant to Section
7.11 hereof.

          MONTHLY PAYMENT: The scheduled monthly payment of principal and/or interest required to be made by an Obligor on the related Loan, as set forth in the related Business Note.

          MOODY'S: Moody's Investors Service, Inc., or any successor thereto.

          MORTGAGE: The mortgage, deed of trust or other instrument creating a lien on the Mortgaged Property.

          MORTGAGE LOAN: A Loan that is secured by a Mortgage on a Mortgaged Property.

          MORTGAGED PROPERTY: The underlying property securing a Loan, consisting of a fee simple estate (or, with respect to five Loans, a leasehold interest) in a single contiguous parcel of land improved by a Commercial Property, Multi-Family Property or Residential Property.

          MORTGAGED PROPERTY STATES: Any one of the 50 states and the District of Columbia and Puerto Rico, where the Mortgaged Properties are located.

          MULTI-FAMILY LOANS: Loans secured by Multi-family Properties.

          MULTI-FAMILY PROPERTY: A residential or mixed-use property, such as rental apartment buildings or projects containing five or more units.

          NET FUNDS CAP: With respect to a Class of Notes and any Remittance Date, the per annum rate, expressed on an actual/360 basis, equal to the fraction, expressed as a percentage, the numerator of which is the excess of (x) the total amount of interest due on the Loans of that Pool during the preceding Due Period, over (y) the sum of (i) the Servicing Fee, (ii) the fees due the Owner Trustee, the Indenture Trustee, the Trust Administrator and the Letter of Credit Provider for the related Pool, and (iii) with respect to the Class AS-3 Notes, the fee due to the Remarketing Agent, and the denominator of which is the aggregate Class Principal Balance of each Class of Notes of that Pool immediately prior to that Remittance Date.

          NET LIQUIDATION PROCEEDS: Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to Section 4.04(b) and
(ii) amounts required to be released to the related Obligor pursuant to applicable law.

          NONRECOVERABLE ADVANCES: With respect to any Loan, (i) any Monthly Advance previously made and not reimbursed pursuant to Section 4.04 or 7.11, or
(ii) a Servicing Advance or Monthly Advance proposed to be made in respect of a Loan or REO Property which, in the good faith business judgment of the Servicer, will not or, in the case of a proposed advance, would not be ultimately recoverable pursuant to Sections 4.04 or 7.11.

          NOTE: Any Class AS-1 Note, Class AS-2 Note, Class AS-3 Note, Class MS-1 Note, Class MS-2 Note, Class BS Note, Class AN Note, Class MN Note or Class BN Note.

          NOTE DISTRIBUTION ACCOUNT: The account designated as such, established and maintained pursuant to Section 7.01.

          NOTEHOLDERS' INTEREST CARRYOVER: For any Remittance Date on which the Remittance Rate for a Class of Notes is based upon the applicable Net Funds Cap, the excess of (i) the amount of interest such Class of Notes would be entitled to receive on such Remittance Date had interest been calculated at a rate equal to LIBOR plus the applicable Margin or the Auction Rate, as the case may be, over (ii) the amount of interest such Class will receive on such Remittance Date at the applicable Net Funds Cap, together with the unpaid portion of any such excess from prior Remittance Dates (and interest thereon at the then applicable Remittance Rate, without giving effect to the Net Funds Cap). No Noteholders' Interest Carryover shall be paid on a Class of Notes after the Class Principal Balance of such Class is reduced to zero.

          OBLIGOR: The obligor on a Business Note.

          OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, the President, a Vice President or Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Secretaries of the Representative, the Seller, or the Servicer, as required by this Agreement.

          OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be counsel for the Representative, the Servicer or the Trust Administrator, reasonably acceptable to the Indenture Trustee and experienced in matters relating thereto; except that any opinion of counsel relating to (a) the qualification of REMIC I and REMIC II each as a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Representative, the Servicer or the Trust Administrator, (ii) does not have any direct financial interest or any material indirect financial interest in the Representative, the Servicer or the Trust Administrator or in an affiliate thereof and (iii) is not connected with the Representative, the Servicer or the Trust Administrator as an officer, employee, director or person performing similar functions.

          OPTIONAL SERVICER TERMINATION DATE: As defined in Section 11.01(b) hereof.

          ORIGINAL CLASS AN PRINCIPAL BALANCE: $55,395,000.

          ORIGINAL CLASS AS-1 PRINCIPAL BALANCE: $137,788,000.

          ORIGINAL CLASS AS-2 PRINCIPAL BALANCE: $141,057,000.

          ORIGINAL CLASS AS-3 PRINCIPAL BALANCE: $190,443,000.

          ORIGINAL CLASS BN PRINCIPAL BALANCE: $4,457,000.

          ORIGINAL CLASS BS PRINCIPAL BALANCE: $12,423,000.

          ORIGINAL CLASS MN PRINCIPAL BALANCE: $2,229,000.

          ORIGINAL CLASS MS-1 PRINCIPAL BALANCE: $22,084,000.

          ORIGINAL CLASS MS-2 PRINCIPAL BALANCE: $23,463,000.

          ORIGINAL COLLATERAL AMOUNT: The aggregate Principal Balance of the Loans as of the Cut-Off Date equal to $615,810,348.49.

          ORIGINAL POOL AMOUNT: The aggregate Principal Balance of the Loans as of the Cut-Off Date of that Pool, in the case of Pool I $552,136,944.03 and in the case of Pool II $63,673,404.46, respectively.

          ORIGINAL PRINCIPAL BALANCE: With respect to each Class of Notes, the amount set forth for such Class under the definitions of Original Class AS-1 Principal Balance, Original Class AS-2 Principal Balance, Original Class AS-3 Principal Balance, Original Class MS-1 Principal Balance, Original Class MS-2 Principal Balance, Original Class BS Principal Balance, Original Class AN Principal Balance, Original Class MN Principal Balance, and Original Class BN Principal Balance, as the case may be.

          OWNER TRUST ESTATE: Has the meaning assigned to such term in the Trust Agreement.

          OWNER TRUSTEE: Chase Manhattan Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

          PERCENTAGE INTEREST: With respect to a Note, the portion of the respective Class evidenced by such Note, expressed as a percentage, the numerator of which is the denomination represented by such Note and the denominator of which is the Original Principal Balance of such Class. The Notes are issuable only in the minimum Percentage Interest corresponding to a minimum denomination of $25,000.00 and integral multiples of $1,000 in excess thereof.

          PERMITTED INSTRUMENTS: As used herein, Permitted Instruments shall include the following:

                    (i) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, FHLMC senior debt obligations, Federal Home Loan Bank consolidated senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

                    (ii) federal funds, certificates of deposit, time deposits and banker's acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "D-1" or better by DCR (if rated by DCR) and "P-1" or better by Moody's;

                    (iii) deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the BIF or SAIF administered by the FDIC, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated "A" or better by DCR (if rated by DCR) and "A3" or better by Moody's;

                    (iv) commercial paper (having original maturities of not
               more than 365 days) rated "D-1" or better by DCR (if rated by
               DCR) and "P-1" or better by Moody's;

                    (v) debt obligations rated "AAA" by DCR (if rated by DCR)
               and "Aaa" by Moody's (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

                    (vi) investments in money market funds rated or "Aaa" or
               better by Moody's and "AAAm" or "AAAm - G" by Standard & Poor's Rating Services, the assets of which are invested solely in instruments described in clauses (i)-(v) above including, without limitation, any fund which the Indenture Trustee or the Owner Trustee or an affiliate of the Indenture Trustee or the Owner Trustee serves as an investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian, notwithstanding that (a) the Indenture Trustee or the Owner Trustee or an affiliate of the Indenture Trustee or the Owner Trustee charges and collects fees and expenses from such funds for services rendered, (b) the Indenture Trustee or the Owner Trustee charges and collects fees and expenses for services rendered pursuant to this Agreement, and (c) services performed for such funds and pursuant to this Agreement may converge at any time (the parties hereto specifically authorize the Indenture Trustee or the Owner Trustee, or an affiliate of the Indenture Trustee or the Owner Trustee to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses the Indenture Trustee or the Owner Trustee may charge and collect for services rendered pursuant to the Indenture and this Agreement;

                    (vii) guaranteed investment contracts or surety bonds
               providing for the investment of funds in an account or insuring a minimum rate of return on investments of such funds, which contract or surety bond shall:

                    (a) be an obligation of an insurance company or other corporation whose debt obligations or insurance financial strength or claims paying ability are rated "AAA" by DCR (if rated by DCR) and "Aaa" by Moody's; and

                    (b) provide that the Indenture Trustee may exercise all of the rights of the Representative under such contract or surety bond without the necessity of the taking of any action by the Representative;

                    (viii) A repurchase agreement that satisfies the following criteria:

                    (a) Must be between the Indenture Trustee and a dealer bank or securities firm described in 1. or 2. below:

                           1. Primary dealers on the Federal Reserve reporting
                              dealer list which are rated "A" or better by DCR (if rated by DCR) and Moody's, or

                           2. Banks rated "A" or above by DCR (if rated by DCR)
                              and Moody's;

               (b) The written repurchase agreement must include the following:

                    1.   Securities which are acceptable for the transfer are:

                         A. Direct U.S. governments, or

                         B. Federal Agencies backed by the full faith and credit of the U.S. government (and FNMA & FHLMC)

                    2. the term of the repurchase agreement may be up to 60 days

                    3. the collateral must be delivered to the Indenture Trustee or third party custodian acting as agent for the Indenture Trustee by appropriate book entries and confirmation statements, and must have been delivered before or simultaneous with payment (perfection by possession of certificated securities)

                    4.   Valuation of collateral

                         A. The securities must be valued weekly, marked-to-market at current market price plus accrued interest.

                         B. The value of the collateral must be equal to at least 104% of the amount of cash transferred by the Indenture Trustee or custodian for the Indenture Trustee to the dealer bank or security firm under the repurchase agreement plus accrued interest. If the value of securities held as collateral slips below 104% of the value of the cash transferred by the Indenture Trustee plus accrued interest, then additional cash and/or acceptable securities must be transferred. If, however, the securities used as collateral are FNMA or FHLMC, then the value of collateral must equal at least 105%; and

               (ix) any other investment acceptable to the Rating Agencies, written confirmation of which shall be furnished by to the Indenture Trustee.

          PERMITTED TRANSFEREE: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Code section 860E(c)(1)) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C), (v) a Person other than a "United States Person" as defined in Code Section 7701(a)(30), unless the Trust Administrator consents in writing to the Transfer to such Person and (vi) any other Person so designated by the Trust Administrator based upon an Opinion of Counsel that the transfer of a Percentage Interest in a Class R Certificate to such Person may cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that the Pool I Notes are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of FHLMC, a majority of its board of directors is not selected by such governmental unit.

          PERSON: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

          POOL: Reference to either Pool I or Pool II.

          POOL I: The pool of notes or loans, as applicable, constituting the part of the Trust comprising the Pool I Notes or the Pool I Loans, respectively.

          POOL II: The pool of notes or loans, as applicable, constituting the part of the Trust comprising the Pool II Notes or the Pool II Loans, respectively.

          POOL AVAILABLE REMITTANCE AMOUNT: With respect to any Pool and any Remittance Date, (i) the sum of all amounts relating to the Loans of such Pool described in clauses (i) through (viii), inclusive, of Section 4.03(b) received by the Servicer or any Subservicer (including any amounts paid by the Servicer and the Representative and excluding any amounts withdrawn by the Servicer with respect to the Loans in such Pool pursuant to Section 4.04(b), (c), (e) and (f) as of the related Determination Date) during the related Due Period or, with respect to Section 4.03(b)(vi), on the related Determination Date, and deposited into the applicable Note Distribution Account as of the Determination Date, plus
(ii) the amount of any Monthly Advances and Compensating Interest payments relating to the Loans of such Pool, remitted by the Servicer for such Remittance Date, and (iii) any amounts received on such Remittance Date as a Letter of Credit Payment, less (iv) those amounts withdrawable from the applicable Note Distribution Account pursuant to Section 7.01(b)(ii). The "Pool Available Remittance Amount" does not include (x) funds in the applicable Principal and Interest Account and available to be withdrawn pursuant to Section 4.04(d)(ii) and (y) funds in the applicable Note Distribution Account that cannot be distributed by the Indenture Trustee on such Remittance Date as a result of a proceeding initiated under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.).

          POOL CURRENT INTEREST REQUIREMENT: For each Pool, the sum of the Current Interest Requirements of each Class of Notes of such Pool.

          POOL I LOAN: A Loan listed on Exhibit E-1 delivered to the Custodian on behalf of the Indenture Trustee, as such Exhibit may be amended from time to time.

          POOL I NOTE: A Class AS-1, Class AS-2, Class AS-3, Class MS-1, Class MS-2 or Class BS Note.

          POOL I TRANSACTION FEES: For any Remittance Date, the sum of the portion of the Servicing Fee and the Annual Expense Escrow Amount allocable to Pool I.

          POOL II LOAN: A Loan listed on Exhibit E-2 delivered to the Custodian on behalf of the Indenture Trustee, as such Exhibit may be amended from time to time.

          POOL II NOTE: A Class AN, Class MN or Class BN Note.

          POOL II TRANSACTION FEES: For any Remittance Date, the sum of the portion of the Servicing Fee and the Annual Expense Escrow Amount allocable to Pool II.

          POOL ORIGINAL COLLATERAL AMOUNT: For each Pool the aggregate Principal Balances of the related Loans as of the Cut-Off Date.

          POOL PRINCIPAL BALANCE: With respect to any Pool, the sum of the Class Principal Balances of the Notes of such Pool.

          POOL PRINCIPAL DISTRIBUTION AMOUNT: For each Pool, on any Remittance Date, the excess of:

          (X) the sum, without duplication, of the following:

                    (i) each payment of principal received by the Servicer or
               any Subservicer (exclusive of Curtailments, Principal Prepayments and amounts described in clause (iii) hereof) during the related Due Period with respect to the Loans of the related Pool,

                    (ii) all Curtailments and all Principal Prepayments received by the Servicer or any Subservicer during the related Due Period with respect to the Loans of the related Pool,

                    (iii) the principal portion of all Insurance Proceeds,
               Released Mortgaged Property Proceeds and Net Liquidation Proceeds received by the Servicer or any Subservicer during the related Due Period with respect to the Loans of the related Pool,

                    (iv) that portion of the purchase price (as indicated in
               Section 2.05(b)) for any repurchased Loan (including Defaulted Loans) from the related Pool which represents principal and any Substitution Adjustments deposited in the applicable Principal and Interest Account with respect to such Loans of the related Pool and transferred to the applicable Note Distribution Account as of the related Determination Date,

                    (v) the then outstanding Principal Balance of any Loan
               which, as of the first day of the related Due Period, has become a Liquidated Loan,

                    (vi) any proceeds representing principal on the Loans of the related Pool received by the Indenture Trustee in connection with the liquidation of the Loans of the related Pool or the termination of the Trust, and

                    (vii) the Accelerated Principal Distribution Amount for such
               Pool for such Remittance Date, OVER

               (Y) the amount of any Subordination Reduction Amount for such Pool for such Remittance Date.

          PREFERENCE AMOUNT: means any amount previously distributed to a holder of a Pool I or Pool II Note (other than the Trust Fund) that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

          PRIME RATE: With respect to any date of determination, the lowest prime lending rate published in the Money Rate Section of THE WALL STREET JOURNAL.

          PRINCIPAL AND INTEREST ACCOUNT: Any of the principal and interest accounts established by the Servicer pursuant to Section 4.03 hereof.

          PRINCIPAL BALANCE: With respect to any Loan or related REO Property, at any date of determination, (i) the principal balance of the Loan outstanding as of the Cut-Off Date or substitution date relative to Qualified Substitute Loans, after application of principal payments received on or before such date, minus (ii) the sum of (a) the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Remittance Date, which were distributed pursuant to Section 7.05 on any previous Remittance Date, and
(b) all Principal Prepayments, Curtailments, Excess Payments, all Insurance Proceeds, Released Mortgaged Property Proceeds, Net Liquidation Proceeds and net income from an REO Property to the extent applied by the Servicer as recoveries of principal in accordance with the provisions hereof, which were distributed pursuant to Section 7.08 on any previous Remittance Date. The Principal Balance of a Liquidated Loan shall equal $0.

          PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Loan in full.

          PRIOR LIEN: With respect to any Loan which is not a first priority lien, each loan relating to the corresponding Mortgaged Property having a higher priority lien.

          PROHIBITED TRANSACTION: "Prohibited Transaction" shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto).

          QUALIFIED SUBSTITUTE LOAN: A loan or loans substituted for a Deleted Loan pursuant to Section 2.05 or 3.03 hereof, which (i) has or have a Gross Margin and Index of not less than (and not more than two percentage points more than) the Gross Margin and Index for the Deleted Loan; (ii) relates or relate to the same type of Collateral, as the Deleted Loan; (iii) matures or mature no later than (and not more than one year earlier than) the Deleted Loan; (iv) has or have a Loan-to-Value Ratio or Loan-to-Value Ratios at the time of such substitution no higher than the Loan-to-Value Ratio of the Deleted Mortgage Loan at such time; (v) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance (prior to the occurrence of Realized Losses) of the Deleted Loan as of such date; (vi) was originated under the same program type as the Deleted Loan; and (vii) complies or comply as of the date of substitution with each representation and warranty set forth in Sections 3.01(b) and 3.02.

          RATING AGENCIES: DCR and Moody's.

          RATING AGENCY CONDITION: With respect to any action, that each of the Rating Agencies shall have notified the Servicer, the Owner Trustee and the Indenture Trustee, orally or in writing, that such action will not, in and of itself, result in a reduction or withdrawal of the then current rating of any class of Notes.

          REALIZED LOSS: With respect to each Liquidated Loan, an amount (not less than zero or greater than the related outstanding principal balance as of the date of the final liquidation) equal to the outstanding principal balance of the Loan as of the date of such liquidation, minus the Net Liquidation Proceeds relating to such Liquidated Loan (such Net Liquidation Proceeds to be applied first to the principal balance of the Liquidated Loan and then to interest thereon). With respect to each Loan which has become the subject of a Deficient Valuation, the Realized Loss shall be calculated as the difference between the principal balance of the Loan immediately prior to such Deficient Valuation and the principal balance of the Loan as reduced by the Deficient Valuation.

          REALIZED LOSS AMOUNT: With respect to Pool I, the collective reference to the Class MS-1 Realized Loss Amounts, Class MS-2 Realized Loss Amounts and Class BS Realized Loss Amounts, and with respect to Pool II, the collective reference to the Class MN Realized Loss Amounts and Class BN Realized Loss Amounts.

          RECORD DATE: With respect to any Remittance Date, the close of business on the last day of the month immediately preceding the month of the related Remittance Date.

          REFERENCE BANKS: Leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated by the Trust Administrator to the Representative and the Servicer and
(iii) which are not affiliates of the Representative.

          REGISTRATION STATEMENT: The registration statement (File No. 333-60771) filed by the Representative with the Securities and Exchange Commission in connection with the issuance and sale of the Notes and the Certificates, including the Prospectus dated June 24, 1999 and the Prospectus Supplement dated June 24, 1999.

          REIMBURSABLE AMOUNTS: As of any date of determination, an amount payable to the Servicer and/or Representative with respect to (i) the Monthly Advances and Servicing Advances reimbursable pursuant to Section 4.04(b), (ii) any advances reimbursable pursuant to Section 4.04 and not previously reimbursed, and (iii) any other amounts reimbursable to the Servicer or the Representative pursuant to this Agreement.

          RELEASED MORTGAGED PROPERTY PROCEEDS: As to any Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Obligor in accordance with applicable law, the Servicer's customary servicing procedures and this Agreement.

          REMARKETING AGENT: First Union Capital Markets Corp., and its successors and assigns.

          REMARKETING AGENT FEE: The meaning set forth in the Interest Rate Services Agreement.

          REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          REMIC CHANGE OF LAW: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to the REMIC and the REMIC Provisions issued after the Closing Date.

          REMIC I: As defined in the Trust Agreement.

          REMIC II: As defined in the Trust Agreement.

          REMIC I REGULAR INTERESTS: As defined and described in Section 2.13(b)-(d) of the Trust Agreement.

          REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

          REMITTANCE DATE: The 15th day of any month or if such 15th day is not a Business Day, the first Business Day immediately following, commencing on July 15, 1999; provided, however, that in no event shall the Remittance Date occur less than three Business Days following the Determination Date.

          REMITTANCE RATE: With respect to a Class of Notes, the annual rate of interest payable to the Noteholders of such Class, which rate is set forth, or determined as provided, under the definitions of the Class AS-1 Remittance Rate, Class AS-2 Remittance Rate, Class AS-3 Remittance Rate, Class MS-1 Remittance Rate, Class MS-2 Remittance Rate, Class BS Remittance Rate, Class AN Remittance Rate, Class MN Remittance Rate and Class BN Remittance Rate.

          REO DISPOSITION: The final sale by the Servicer of a Mortgaged Property acquired by the Servicer in foreclosure or by deed in lieu of foreclosure. The proceeds of any REO Disposition constitute part of the definition of Liquidation Proceeds.

          REO PROPERTY: As described in Section 4.10.

          REPRESENTATIVE: The Money Store Inc., a New Jersey corporation, and its successors and assigns as Representative hereunder.

          RESIDENTIAL PROPERTY: Any one or more of the following, (i) single family dwelling unit not attached in any way to another unit, (ii) row house,
(iii) two-family house, (iv) low-rise condominium, (v) planned unit development,
(vi) three- or four-family house, (vii) high-rise condominium, (viii) mixed use building or (ix) manufactured home (as defined in FNMA/FHLMC Seller-Servicers' Guide) to the extent that it constitutes real property in the state in which it is located.

          RESPONSIBLE OFFICER: When used with respect to the Indenture Trustee or the Custodian (a) any officer assigned to the Corporate Trust Department, Corporate Trust Office, or similar group, and when used with respect to the Owner Trustee, any officer assigned to the Owner Trustee's Corporate Trust Office as set forth in the Trust Agreement, in each case including any Vice President, Assistant Vice President, any Assistant Secretary, any trust officer or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of this Agreement. When used with respect to the Representative, the Seller, the Servicer or any other person, any Vice President, Assistant Vice President, the Treasurer, or any Secretary or Assistant Secretary.

          ROUNDING ACCOUNT: The account established and maintained by the Indenture Trustee in accordance with Section 7.02 hereof.

          SAIF: The Savings Association Insurance Fund, or any successor thereto.

          SBA: The United States Small Business Administration, an agency of the United States Government.

          SBA 504 LOAN: A Loan originated by the Seller in conjunction with the SBA 504 Loan Program.

          SBA 504 LOAN PROGRAM: The program established by the SBA pursuant to Rule 504 of the SBA Rules and Regulations.

          SBA RULES AND REGULATIONS: The Small Business Act of 1953, as amended, codified at 15 U.S.C. 631 ET. SEQ., all rules and regulations promulgated from time to time.

          SBA SS. 7(A) LOAN: A loan originated pursuant to Section 7(a) of the SBA Rules and Regulations.

          SBA SS. 7(A) LOAN PROGRAM: A general business loan program established under Section 7(a) of the SBA Rules and Regulations.

          SECTION 7(A) COMPANION LOAN: A Loan originated by the Seller in conjunction with an affiliate of the Seller originating an SBA ss.7 (a) Loan to the same Obligor.

          SELLER: The Money Store Commercial Mortgage Inc., a New Jersey corporation, and its successors and assigns as Seller hereunder.

          SENIOR ENHANCEMENT PERCENTAGE: For a Pool and any Remittance Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Balance of the Subordinated Notes of such Pool and (ii) the Spread Amount of such Pool, in each case after giving effect to the distribution of the applicable Pool Available Remittance Amount on such Remittance Date by (y) the aggregate principal balance of the Loans of such Pool as of the last day of the related Due Period.

          SENIOR SPECIFIED ENHANCEMENT PERCENTAGE: Means 26.25% for Pool I and 34.50% for Pool II.

          SERIES: 1999-1

          SERIES 1999-1 NOTES: The Money Store Business Loan Backed Notes, Series 1999-1, Class AS-1, Class AS-2, Class AS-3, Class MS-1, Class MS-2, Class BS, Class AN, Class MN and Class BN.

          SERVICER: The Money Store Commercial Mortgage Inc., a New Jersey corporation, and its successors and assigns as Servicer hereunder.

          SERVICER DEFAULT: An event specified in Section 10.01.

          SERVICING ADVANCES: All reasonable and customary "out of pocket costs" and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) compliance with the obligations under clause (vi) of Section 4.01(a) and Sections 4.02, 4.05 and 4.07, which Servicing Advances are reimbursable to the Servicer to the extent provided in Section 4.04(b), and (e) in connection with the liquidation of a Loan, expenditures relating to the purchase or maintenance of any Prior Lien pursuant to Section 4.14, for all of which costs and expenses the Servicer is entitled to reimbursement with interest thereon up to a maximum rate per annum equal to the related Loan Interest Rate, except that any amount of such interest accrued at a rate in excess of the applicable Weighted Average Remittance Rate with respect to the Remittance Date on which the Net Liquidation Proceeds will be distributed shall be reimbursable only from Excess Proceeds.

          SERVICING FEE: As to each Loan, the annual fee payable to the Servicer. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Loan, shall accrue at the rate of 0.40% per annum and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Loan is computed. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

          SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Loans whose name and signature appears on a list of servicing officers furnished to the Indenture Trustee by the Servicer, as such list may from time to time be amended.

          SPECIAL INTERESTS: Collectively, the 1% non-transferable interest in the each of the Class I and Class II Certificates held by the Holder of the Special Interests, pursuant to the Trust Agreement.

          SPECIFIED SUBORDINATED AMOUNT: Means, for a Pool and any Remittance Date (i) prior to the Spread Amount Stepdown Date for such Pool, 7.00% (for Pool
I) and 12.50% (for Pool II) of the related Original Pool Amount and (ii) on and after the related Spread Amount Stepdown Date, the greater of (A) 10.50% (for Pool I) and 18.75% (for Pool II) of the aggregate Principal Balance of the Loans of the related Pool as of the last day of the related Due Period and (B) 2.00% (for Pool I) and 2.00% (for Pool II) of the related Original Pool Amount; PROVIDED, HOWEVER, that if on or after the Spread Amount Stepdown Date for a Pool, the Senior Enhancement Percentage for that Pool for the immediately preceding Remittance Date is less than its Senior Specified Enhancement Percentage, the Specified Subordinated Amount for that Pool will be the amount determined pursuant to (i) above, and the Specified Subordinated Amount for a Pool shall never exceed the then aggregate Class Principal Balance of the Notes of such Pool.

          SPREAD AMOUNT: With respect to a Pool and any Remittance Date, the excess, if any, of (i) the aggregate Principal Balance of the Loans of such Pool as of the last day of the related Due Period (plus the applicable LOC Available Amount for such Pool) over (ii) the aggregate Class Principal Balances of the Notes of such Pool (after taking into account all distributions of principal on such Remittance Date).

          SPREAD AMOUNT STEPDOWN DATE: Means the Remittance Date occurring in July, 2001.

          STEPDOWN DATE: For a Pool, the earlier to occur of (i) the later to occur of (x) the Remittance Date in July 2001 and (y) the first Remittance Date on which the Senior Enhancement Percentage for such Pool (after taking into account distributions of principal on such Remittance Date) is greater than or equal to the Senior Specified Enhancement Percentage for such Pool and (ii) the Remittance Date on which the aggregate Class A Principal Balance has been reduced to zero.

          SUBORDINATED DEFICIENCY AMOUNT: Means, for a Pool and for any Remittance Date, the excess, if any, of (i) the Specified Subordinated Amount for that Pool for such Remittance Date over (ii) the then current Spread Amount for that Pool, after giving effect to all payments previously made on such Remittance Date.

          SUBORDINATED NOTES: Means, with respect to a Pool, the collective reference to the Class M Notes and the Class B Notes of such Pool.

          SUBORDINATION REDUCTION AMOUNT: Means for a Pool and any Remittance Date, the lesser of (i) sum of the amount set forth in clause (X) (i) through
(vi) of the definition of Pool Principal Distribution Amount and (ii) the excess, if any, of the then current Spread Amount for such Pool over the then current Specified Subordinated Amount for such Pool.

          SUBSERVICER: Any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies any requirements set forth in Section 4.01(b) hereof in respect of the qualification of a Subservicer.

          SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Loans as provided in Section 4.01(b), a copy of which shall be delivered, along with any modifications thereto, to the Indenture Trustee.

          SUBSTITUTION ADJUSTMENT: As to any date on which a substitution occurs pursuant to Sections 2.05 or 3.03, the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Loans as of the date of substitution are less than the aggregate of the Principal Balance, prior to the occurrence of Realized Losses, of the related Deleted Loans.

          TAX MATTERS PARTNER: The Person or Persons designated from time to time to act as the "tax matters partner" as defined in the Code, which initially shall be the Holder of the Special Interests.

          TAX MATTERS PERSON: The Person or Persons designated from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions) of REMIC I and REMIC II, which shall initially be the Holder of the Class R Certificates.

          TELERATE PAGE 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          TERMINATION PRICE: The price defined in Section 11.01 hereof.

          TREASURY INDEX: The applicable Five-Year Constant Maturity Treasury Index as published by the Federal Reserve Board in the applicable Federal Reserve Board Statistical Release No. H.15.

          TRUST: The Issuer.

          TRUST ACCOUNT PROPERTY: The Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

          TRUST ACCOUNTS: Means the Accounts.

          TRUST ADMINISTRATOR: FUNB, or its successor in interest.

          TRUST ADMINISTRATOR FEE: As to each Mortgage Loan, the annual fee payable to the Trust Administrator.

          TRUST ADMINISTRATOR'S CERTIFICATE: The certificate as defined in
Section 7.10.

          TRUST AGREEMENT: Trust Agreement dated as of May 31, 1999, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

          UNPAID REALIZED LOSS AMOUNT: With respect to any Class of the Class B or Class M Notes and as to any Remittance Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amount with respect to such Class for all prior Remittance Dates over (y) the aggregate cumulative amount of related Realized Loss Amounts with respect to such Class for all prior Remittance Dates.

          VOTING INTEREST: The interest in the Trust issued pursuant to the Trust Agreement entitling the holder thereof to exercise sole voting control over actions requiring the approval or disapproval of Certificateholders.

          WEIGHTED AVERAGE CLASS ADJUSTED LOAN REMITTANCE RATE: With respect to each Loan, a percentage per annum, being the sum of (i) the applicable Weighted Average Remittance Rate and (ii) the Annual Expense Escrow Amount expressed as a percentage of the aggregate Class Principal Balance of each Class of Notes in the applicable Pool.

          WEIGHTED AVERAGE COUPON CAP: With respect to a Class of Pool I Notes and any Remittance Date, the per annum rate, expressed on an actual/360 basis, equal to the difference between (x) the weighted average Loan Interest Rate for the Pool I Loans and (y) a fraction, expressed as a percentage, the numerator of which is the sum of (i) the Servicing Fee and (ii) the fees due the Owner Trustee, the Indenture Trustee, the Trust Administrator and the Letter of Credit Provider for the related Pool, and (iii) with respect to the Class AS-3 Notes, the fee due the Remarketing Agent, and the denominator of which is the aggregate outstanding Principal Balance of the Pool I Loans as of the end of the preceding Due Period.

          WEIGHTED AVERAGE REMITTANCE RATE: Means for each Pool, the average of the Remittance Rate for each outstanding Class of Notes of such Pool, weighted by the Class Principal Balance of each such Class of Notes.

          Section 1.02 OTHER DEFINITIONAL PROVISIONS.

               (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

               (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

               (c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

               (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

               (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE II

                    CONTRIBUTION AND CONVEYANCE OF THE TRUST

          Section 2.01 CONTRIBUTION AND CONVEYANCE OF TRUST ACCOUNT PROPERTY; PRIORITY AND SUBORDINATION OF OWNERSHIP INTERESTS.

          The Seller does hereby contribute, transfer, assign, set over and convey to the Issuer without recourse, subject to the terms of this Agreement, all of the right, title and interest of the Seller in and to the Loans and all other assets included or to be included in the Trust Account Property. Pool I Loans have an aggregate Principal Balance as of the Cut-Off Date of $552,136,944.03 and the Pool II Loans have an aggregate Principal Balance as of the CutOff Date of $63,673,404.46.

          Section 2.02 POSSESSION OF LOAN FILES.

               (a) Upon the issuance of the Series 1999-1 Notes, the ownership of each Business Note, the Mortgage and the contents of the related Loan File relating to the Loans is vested in the Issuer for the benefit of the Noteholders and the Certificateholders.

               (b) Pursuant to Section 2.04, the Seller has delivered or caused to be delivered each Indenture Trustee's Loan File relating to the Loans to the Custodian on behalf of the Indenture Trustee.

          Section 2.03 BOOKS AND RECORDS.

          The contribution of each Loan shall be reflected on the Seller's balance sheet and other financial statements as a contribution of assets by the Seller. The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Loan which shall be clearly marked to reflect the ownership of each Loan by the Issuer for the benefit of the Noteholders and the Certificateholders.

          Section 2.04 DELIVERY OF LOAN DOCUMENTS.

     The Seller, (i) contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Custodian each of the following documents for each Loan:

               (a) The original Business Note, endorsed by means of an allonge as follows: "Pay to the order of HSBC Bank USA, and its successors and assigns, as trustee under that certain Indenture dated as of May 31, 1999, for the benefit of the noteholders of The Money Store Business Loan Backed Trust 1999-1, without recourse" and signed, by facsimile or manual signature, in the name of the Seller by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Seller, if the Seller was not the originator;

               (b) With respect to those Loans secured by Mortgaged Properties, either: (i) the original Mortgage, with evidence of recording thereon, (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer where the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost; 1With respect to those Loans secured by Mortgaged Properties, either: (i) the original Assignment of Mortgage from the Person delivering such Assignment to "HSBC Bank USA, as Indenture Trustee for The Money Store Business Loan Backed Trust 1999-1" with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for Mortgage Loans secured by Mortgaged Properties located in the same county); or (iii) a copy of such Assignment of Mortgage certified as a true copy by a Responsible Officer of the Seller where the original has been transmitted for recording (provided, however, that where the original Assignment of Mortgage is not being delivered, each such Responsible Officer of the Seller may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating to the Mortgages originated by the Seller) (also provided, however, that the Person delivering such Assignment shall not be required to record an assignment of a Mortgage if such Person furnishes to the Custodian and the Trustee, on or before the Closing Date, at the Person's expense, an opinion of counsel with respect to the relevant jurisdiction that such recording is not necessary to perfect the Trustee's interest in the related Mortgage Loans, in form and substance and from counsel satisfactory to the Rating Agencies);

               (c) With respect to those Loans secured by Mortgaged Properties, either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to the Seller, including warehousing assignments, with evidence of recording thereon if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer of the Seller where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost;

               (d) With respect to those Loans secured by Mortgaged Properties, either: (i) originals of all title insurance policies relating to the Mortgaged Properties to the extent the Seller obtained such policies or (ii) copies of any title insurance policies or other evidence of lien position, including but not limited to "PIRT" (property information report) policies, limited liability reports and lot book reports, to the extent the Seller obtained such policies or other evidence of lien position, certified as true by the Seller;

               (e) For all Loans, blanket assignment of all Collateral securing the Loan, including without limitation, all rights under applicable guarantees and insurance policies;

               (f) For all Loans, irrevocable power of attorney of the Seller to the Custodian to execute, deliver, file or record and otherwise deal with the Collateral for the Loans in accordance with this Agreement. The power of attorney will be delegable by the Custodian to the Servicer and any successor servicer and will permit the Custodian or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers; and 1For all Loans, blanket UCC-1 financing statements identifying by type all Collateral for the Loans and naming the Indenture Trustee on behalf of the Noteholders and Certificateholders as Secured Party and the Seller as the Debtor. The UCC-1 financing statements will be filed promptly following the Closing Date in New Jersey and California and will be in the nature of protective notice filings rather than true financing statements.

          The Seller shall, within ten Business Days after the receipt thereof, and in any event, within one year of the Closing Date, deliver or cause to be delivered to the Custodian: (a) the original recorded Mortgage in those instances where a copy thereof certified by a Responsible Officer of the Seller was delivered to the Custodian; (b) if required pursuant to Section 2.04(c), the original recorded Assignment of Mortgage to the Indenture Trustee, which, together with any intervening assignments of Mortgage, evidences a complete chain of title from the originator to the Trust in those instances where copies thereof certified by a Responsible Officer of the Seller were delivered to the Custodian; and (c) any intervening assignments of Mortgage in those instances where copies thereof certified by a Responsible Officer of the Seller were delivered to the Custodian. Notwithstanding anything to the contrary contained in this Section 2.04, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Custodian of a copy of such Mortgage, Assignment of Mortgage or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof. From time to time the Seller may forward or cause to be forwarded to the Custodian additional original documents evidencing an assumption or modification of a Loan. All Loan documents held by the Indenture Trustee or the Custodian on behalf of the Indenture Trustee as to each Loan are referred to herein as the "Indenture Trustee's Loan File."

          All recording required pursuant to this Section 2.04 shall be accomplished by and at the expense of the Servicer.

          Section 2.05 ACCEPTANCE OF THE TRUST FUND; CERTAIN SUBSTITUTIONS; CERTIFICATION BY INDENTURE TRUSTEE AND CUSTODIAN.

          (a) The Custodian, on behalf of the Indenture Trustee, agrees to execute and deliver on the Closing Date with respect to the Loans an acknowledgment of receipt of, for each Mortgage Loan, an Assignment of Mortgage or certified copy thereof, and for each Loan a Business Note, in the form attached as Exhibit C hereto. The Custodian declares that it, through its corporate trust department, will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of the Trust Fund and delivered to the Custodian in trust upon and subject to the conditions set forth herein solely as bailee for the Indenture Trustee. The Custodian agrees, for the benefit of the Noteholders and the Certificateholders, to review each Indenture Trustee's Loan File relating to each Pool of Loans within 60 days after the Closing Date (or, with respect to any Qualified Substitute Loan, within 45 days after the assignment thereof) and, on each such date, to deliver to the Representative, the Indenture Trustee and the Servicer, a certification in the form attached hereto as Exhibit C-1 to the effect that, as to each Loan listed in the applicable Loan Schedule (other than any Loan paid in full or any Loan specifically identified in such certification as not covered by such certification), with such exceptions, if any, as identified therein (i) all documents required to be delivered pursuant to this Agreement are in its possession (other than items listed in Section 2.04(d)(ii)), (ii) such documents (other than items listed in Section 2.04(d)(ii)) have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Loan, (iii) based on its examination and only as to the foregoing documents, the information set forth on the applicable Loan Schedule accurately reflects the information set forth in the Indenture Trustee's Loan File, and (iv) each Business Note has been endorsed as provided in Section 2.04 of this Agreement. The Custodian shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face. Within 375 days after the Closing Date, the Custodian shall deliver to the Servicer, the Indenture Trustee, the Representative and any Noteholder or Certificateholder who requests a copy a final certification in the form attached hereto as Exhibit D evidencing, if such be the case, the completeness of the Indenture Trustee's Loan Files. In no event shall the Indenture Trustee have any liability or responsibility for reviewing any of the Indenture Trustee's Loan Files or any of the documents contained therein or for the Custodian's failure to perform any of its obligations hereunder to conduct any such review.

          (b) If the Custodian during the process of reviewing the Indenture Trustee's Loan Files finds any document constituting a part of an Indenture Trustee's Loan File which is not properly executed, has not been received, is unrelated to a Loan identified in the Loan Schedule, or does not conform in a material respect to the requirements of Section 2.04 or the description thereof as set forth in the Loan Schedule, the Custodian shall promptly so notify the Servicer and the Representative. In performing any such review, the Custodian may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Custodian's review of the Indenture Trustee's Loan Files is limited solely to confirming that the documents listed in Section 2.04 appear on their face to have been executed and received and to relate to the Loans identified in the Loan Schedule, and to verify that each Mortgaged Property or other item of collateral appears from the information contained in the Indenture Trustee's Loan File to be a properly classified Loan. The Representative agrees to use reasonable efforts to remedy a material defect in a document constituting part of an Indenture Trustee's Loan File of which it is so notified. If, however, within 60 days after notice to it respecting such defect the Representative has not remedied the defect and the defect materially and adversely affects the interest of the Noteholders or Certificateholders in the related Loan, the Representative will (i) substitute in lieu of such Loan a Qualified Substitute Loan in the manner and subject to the conditions set forth in Section 3.03 or
(ii) purchase such Loan at a purchase price equal to the Principal Balance of the Loan as of the date of purchase, before the occurrence of Realized Losses, if any, plus interest based on the actual number of days during the related Interest Period on such Principal Balance, computed at the Weighted Average Class Adjusted Loan Remittance Rates for the applicable Pool as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Monthly Advances and Servicing Advances reimbursable to the Servicer, which purchase price shall be deposited in the applicable Principal and Interest Account on the next succeeding Determination Date.

          (c) Upon receipt by the Custodian of a certification of a Servicing Officer of the Servicer of such substitution or purchase and the deposit of the amounts described above in the applicable Principal and Interest Account (which certification shall be in the form of Exhibit G hereto), the Custodian shall release to the Servicer for release to the Representative the related Indenture Trustee's Loan File and the Custodian shall execute, without recourse, and deliver such instruments of transfer necessary to transfer such Mortgage Loan to the Representative. All costs of any such transfer shall be borne by the Servicer.

          If requested by either the Representative or the Servicer, on the Remittance Date in June of each year, commencing 2000, the Custodian shall deliver to the Representative and the Servicer a certification detailing all transactions with respect to the Mortgage Loans for which the Custodian holds an Indenture Trustee's Loan File pursuant to this Agreement during the prior calendar year. Such certification shall list all Indenture Trustee's Loan Files which were released by or returned to the Custodian during the prior calendar year, the date of such release or return, the reason for such release or return, and the person to whom the Indenture Trustee's Loan File was released or the person who returned the Indenture Trustee's Loan File.

          Section 2.06 FEES AND EXPENSES OF THE INDENTURE TRUSTEE, OWNER TRUSTEE, TRUST ADMINISTRATOR AND CUSTODIAN.

     The fees and expenses of the Indenture Trustee, Owner Trustee and Trust Administrator shall be paid from the Expense Accounts in the manner set forth in
Section 7.03 hereof; PROVIDED, HOWEVER, that the Representative shall be liable for any expenses of the Trust incurred prior to the Closing Date. The Custodian agrees to perform its duties hereunder without charge to the Trust. Any fees or expenses payable to the Custodian shall be paid by the Servicer. The parties hereto hereby covenant with the Noteholders and the Certificateholders that every material contract or other material agreement entered into by the applicable party, on behalf of the Trust shall expressly state therein that no Noteholder or Certificateholder shall be personally liable in its capacity as such in connection with such contract or agreement.

          Section 2.07 DESIGNATIONS UNDER REMIC PROVISIONS; DESIGNATION OF STARTUP DAY; TAX MATTERS PERSON; TAX MATTERS PARTNER.

          (a) As described in Section 2.13(e) of the Trust Agreement, each Class of the Pool I Notes (exclusive of any rights to receive any amounts from the Carryover Interest Account and in the case of the Class AS-3 Notes, the Rounding Account) and the Class I Certificates are hereby designated as the "regular interests" in REMIC II and the Class R-II Interests are designated the single class of "residual interests" in REMIC II for the purposes of the REMIC Provisions. As described in Section 2.13(a)-(d) of the Trust Agreement, the REMIC I Regular Interests are hereby designated as the "regular interests" in REMIC I and the Class R-I Interests are designated the single class of "residual interests" in REMIC I for the purposes of the REMIC Provisions. The Class R Certificates represent beneficial ownership of both the Class R-I and Class R-II Interests.

          (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of Section 860G(a)(9) of the Code. Solely for the purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the latest possible maturity date of the "regular interests" in each of REMIC I and REMIC II is June 15, 2033.

          (c) With respect to Pool I, the holder of a majority of the Percentage Interests in the Class R Certificates shall act as Tax Matters Person of REMIC I and REMIC II. By acceptance of its Class R Certificate, the Tax Matters Person agrees to and hereby does appoint the Trust Administrator to act as its agent in all matters that are the responsibility of the Tax Matters Person under the Code (to the extent such agency is permitted by law), and the Trust Administrator hereby accepts such appointment.

          (d) With respect to Pool II, the Holder of the Special Interests shall act as Tax Matters Partner of the Trust. The Holder of the Special Interests, by acceptance of its Class II Certificates, agrees to and hereby does appoint the Trust Administrator to act as its agent in all matters that are the responsibility of the Tax Matters Partner under the Code, and the Trust Administrator hereby accepts such appointment.

          (e) Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of the election that REMIC I and REMIC II each be treated as a REMIC.

          Section 2.08. OPTIONAL REPURCHASE OF DEFAULTED LOANS.

     The Servicer shall have the right, but not the obligation, to repurchase any Defaulted Loan for a purchase price equal to the Principal Balance of such Defaulted Loan as of the date of repurchase, plus accrued interest (whether through payments by the applicable Obligor, Monthly Advances or otherwise) on such Principal Balance, computed at the applicable Loan Interest Rate (net of the per annum rate used in calculating the Servicing Fee) as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Monthly Advances and Servicing Advances reimbursable to the Servicer, which purchase price shall be deposited in the Principal and Interest Account on the next succeeding Determination Date. Any such repurchase shall be accomplished in the manner specified in Section 2.05(b). In no event shall the aggregate Principal Balance of all Defaulted Loans purchased pursuant to this Section 2.10 exceed 10% of the Original Collateral Amount .

          Section 2.09 ASSIGNMENT EVENT.

          Immediately upon the occurrence of any Assignment Event, the Representative or the Servicer shall notify the Indenture Trustee of such occurrence. Thereafter, unless the Rating Agency Condition is satisfied with respect to the Indenture Trustee's Loan Files remaining with the Custodian, the Custodian shall begin transferring all Indenture Trustee's Loan Files in its possession to the Indenture Trustee or its bailee. The Custodian shall undertake such transfer in a manner that will result in the completion of the transfer of all such Indenture Trustee's Loan Files to the Indenture Trustee within 30 days following the occurrence of an Assignment Event. From and after the occurrence of an Assignment Event, and the delivery of the Indenture Trustee's Loan Files to the Indenture Trustee, the Indenture Trustee shall act as Custodian or it may engage the services of another Person to act as Custodian. The Custodian hereby acknowledges that it is bailee of the Indenture Trustee and is holding all of the Indenture Trustee's Loan Files delivered to it solely in trust for the Indenture Trustee.

          From time to time following delivery of the Indenture Trustee's Loan Files to the Indenture Trustee pursuant to this Section 2.09, the Indenture Trustee may appoint a Custodian who is acceptable to the Trust Administrator. The Trust Administrator shall notify the Rating Agencies of any appointment of a successor Custodian.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          Section 3.01 REPRESENTATIONS OF REPRESENTATIVE, SELLER AND SERVICER.

               (a) The Representative (for the purposes of this Section 3.01(a), "The Money Store Inc.") hereby represent and warrant to the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders as of the Closing
Date:

               (i) The Money Store Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where the laws of such state require licensing or qualification in order to conduct business of the type conducted by The Money Store Inc. and perform its obligations hereunder; The Money Store Inc. has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by The Money Store Inc. and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action; this Agreement evidences the valid, binding and enforceable obligation of The Money Store Inc.; and all requisite corporate action has been taken by The Money Store Inc. to make this Agreement valid, binding and enforceable upon The Money Store Inc. in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity, none of which will affect the ownership of the Loans by the Trust;

               (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc., under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which The Money Store Inc. makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Notes and the Certificates and the execution and delivery by The Money Store Inc. of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other documents on the part of The Money Store Inc. and the performance by The Money Store Inc. of its obligations under this Agreement and such of the other documents to which it is a party;

               (iii) The consummation of the transactions contemplated by this Agreement will not result in the breach of any terms or provisions of the certificate of incorporation or by-laws of The Money Store Inc. or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which The Money Store Inc. or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which The Money Store Inc. or its property is subject;

               (iv) Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby and thereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

               (v) The Money Store Inc. does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

               (vi) Except as set forth on Schedule I, there is no action, suit, proceeding or investigation pending or, to the best of The Money Store Inc.'s knowledge, threatened against The Money Store Inc. which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of The Money Store Inc. or in any material impairment of the right or ability of The Money Store Inc. to carry on its business substantially as now conducted, or in any material liability on the part of The Money Store Inc. or which would draw into question the validity of this Agreement or the Loans or of any action taken or to be taken in connection with the obligations of The Money Store Inc. contemplated herein, or which would be likely to impair materially the ability of The Money Store Inc. to perform under the terms of this Agreement;

               (vii) The Issuer will not constitute an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (viii) The Money Store Inc. is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of The Money Store Inc. or its properties or might have consequences that would materially and adversely affect its performance hereunder;

               (ix) The statements contained in the Registration Statement which describe The Money Store Inc. or matters or activities for which The Money Store Inc. is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or delivered in connection therewith, or which are attributable to The Money Store Inc. therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to The Money Store Inc. and does not omit to state a material fact necessary to make the statements contained therein with respect to The Money Store Inc. not misleading. The Money Store Inc. is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to The Money Store Inc. or the Loans and known to The Money Store Inc. that materially adversely affects or in the future may (so far as The Money Store Inc. can now reasonably foresee) materially adversely affect The Money Store Inc. or the Loans, the Security interests therein represented by the Notes or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement;

               (x) The Seller received fair consideration and reasonably equivalent value in exchange for the contribution of the Loans;

               (xi) The Seller did not contribute any interest in any Loan with any intent to hinder, delay or defraud any of its creditors;

               (xii) The Seller is solvent and will not be rendered insolvent as a result of the contribution of the Loans to the Trust or the sale of the Notes or the Certificates;

               (xiii) No Noteholder or Certificateholder is subject to state licensing requirements solely by virtue of holding the Notes or the Certificates; and

               (b) The Seller hereby represents and warrants to the Noteholders, the Certificateholders, the Indenture Trustee and the Owner Trustee as of the Closing Date:

               (i) The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and, except as set forth below, has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller and perform its obligations hereunder; the Seller has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite corporate action has been taken by the Seller to make this Agreement valid, binding and enforceable upon the Seller in accordance with the respective terms of each such agreement, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity, none of which will affect the ownership of the Loans by the Trust;

               (ii) No approval of the transactions contemplated by this Agreement and the Subservicing Agreement to which it is a party from any state or federal regulatory authority having jurisdiction over the Seller is required or, if required, such approval has been or will, prior to the Closing Date, be obtained;

               (iii) The consummation of the transactions contemplated by this Agreement will not result in the breach of any terms or provisions of the certificate of incorporation or by-laws of the Seller or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject;

               (iv) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder;

               (v) Except as set forth on Schedule I, there is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, condition (financial or other), properties or assets of the Seller or in any material impairment of the right or properties or assets of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller or which would draw into question the validity of this Agreement or the Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement and there is no injunction, writ, restraining order or other order of any nature which adversely affects Seller's ability to perform as required by the transactions contemplated hereby;

               (vi) The Seller is in compliance with all applicable laws, rules, regulations and orders materially affecting it and its business except where the failure to comply would not have a material adverse effect on the business of the Seller or on the Seller's ability to consummate the transactions contemplated by the Basic Documents to which it is a party;

               (vii) Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading;

               (viii) The statements contained in the Registration Statement which describe the Seller or matters or activities for which the Seller is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or delivered in connection therewith, or which are attributable to the Seller therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Seller or the Loans and does not omit to state a material fact necessary to make the statements contained therein with respect to the Seller or the Loans not misleading. The Seller is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to the Seller or the Loans and known to the Seller that materially and adversely affects or in the future may (so far as the Seller can now reasonably foresee) materially and adversely affect the Seller, the security interests therein evidenced by the Notes or the Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement;

               (ix) Upon the receipt of each Indenture Trustee's Loan File by the Custodian under this Agreement, the Trust will have good and marketable title to each Loan and such other items comprising the corpus of the related Trust free and clear of any lien (other than liens which will be simultaneously released or liens contemplated by the Basic Documents);

               (x) The Seller's principal place of business and chief executive office are located in West Sacramento, California, and there have been no other such locations during the previous four months;

               (xi) The Seller's legal name is The Money Store Commercial Mortgage Inc. and the Seller has not changed its name during the previous six months and does not have trade names, fictitious names, assumed names or "doing business as" names;

               (xii) The Seller will treat the transfer of the Loans to the Trust as a sale for accounting purposes;

               (xiii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Seller makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Notes and the Certificates and the execution and delivery by the Seller of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other documents on the part of the Seller and the performance by the Seller of its obligations under this Agreement and such of the other documents to which it is a party;

               (xiv) The transfer, assignment and conveyance of the Business Notes and the Collateral by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

               (xv) The origination and collection practices used by the Seller and the Servicer with respect to each Business Note and Mortgage relating to the Loans have been in all material respects legal, proper, prudent and customary in the business loan origination and servicing business;

               (xvi) Each Loan was selected from among the existing loans in the Seller's portfolio at the date hereof in a manner not designed to adversely affect the Noteholders and the Certificateholders;

               (xvii) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

               (xviii) The Seller received fair consideration and reasonably equivalent value in exchange for the contribution of the Loans;

               (xix) The Seller did not contribute any interest in any Loan with any intent to hinder, delay or defraud any of its respective creditors;

               (xx) The Seller is solvent and will not be rendered insolvent as a result of the contribution of the Loans to the Trust or the sale of the Notes or the Certificates;

               (xxi) No Noteholder or Certificateholder is subject to state licensing requirements solely by virtue of holding the Notes or the Certificates;

               (xxii) The Servicer's computer and other systems used in servicing the Loans will be modified and maintained to operate in a manner such that at all times, including on and after January 1, 2000, the Servicer can service the Loans in accordance with the terms of this Agreement; and

               (xxiii) The Seller has valid business reasons for selling the Loans rather than obtaining a loan with such assets as collateral.

          Section 3.02 INDIVIDUAL LOANS.

               The Seller hereby represents and warrants to the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders and the
Certificateholders, with respect to each Loan as of the Closing Date:

               (a) The information with respect to each Loan set forth in the Loan Schedules is true and correct;

               (b) All of the original or certified documentation set forth in
Section 2.04 (including all material documents related thereto) has been or will be delivered as required by Section 2.04 to the Custodian on the Closing Date or as otherwise provided in Section 2.04;

               (c) Each Mortgaged Property is improved by a Commercial Property, a Multi-Family Property or a Residential Property and does not constitute other than real property under state law;

               (d) Each Loan has been originated by the Seller and each Loan is being serviced by the Servicer;

               (e) Each Loan is an SBA 504 Loan, a Section 7(a) Companion Loan, a CCL Loan or a Multi-Family Loan and is secured by one or more items of Collateral;

               (f) Each Business Note will provide for a schedule of Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such Business Note on its maturity date;

               (g) With respect to those Loans secured by a Mortgaged Property, each Mortgage is a valid and subsisting lien of record on the Mortgaged Property subject only to any applicable Prior Liens on such Mortgaged Property and subject in all cases to such exceptions that are generally acceptable to banking institutions in connection with their regular commercial lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

               (h) Immediately prior to the transfer and assignment herein contemplated, the Seller held good and indefeasible title to, and was the sole owner of, each Loan conveyed by the Seller subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in Section 3.02(g) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Issuer will hold good and indefeasible title, to, and be the sole owner of, each Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in Section 3.02(g), or other liens which will be released simultaneously with such transfer and assignment;

               (i) As of the Cut-Off Date no Loan is 59 or more days delinquent in payment and as of the Closing Date, no more than 1.00% of the Loans will be delinquent in payment;

               (j) To the best of the Seller's knowledge, there is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of material damage and is in good repair;

               (k) The Loans are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the related Business Note or any related Mortgage, or the exercise of any right thereunder, render either the related Business Note or any related Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (l) Each Loan at the time it was made complied and, as of the Closing Date, complies in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws;

               (m) The Loans were originated by the Seller in accordance with the underwriting criteria set forth in the Registration Statement;

               (n) The Seller requires that the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Section 4.07;

               (o) The Seller requires that if a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Section 4.07;

               (p) Each Business Note, any related Mortgage and any other agreement pursuant to which Collateral is pledged to the Seller is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), none of which will prevent the ultimate realization of the security provided by the Collateral or other agreement, and all parties to each Loan had full legal capacity to execute all Loan documents and convey the estate therein purported to be conveyed;

               (q) The Servicer has caused and will cause to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Issuer in any insurance policies applicable to the Loans including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Issuer or the Seller, respectively;

               (r) Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller (or, subject to Section 2.04(b) hereof, are in the process of being recorded);

               (s) Each Loan conforms, and all such Loans in the aggregate conform, to the description thereof set forth in the Registration Statement;

               (t) The terms of the Business Note and the related Mortgage or other security agreement pursuant to which Collateral was pledged have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Issuer and which has been delivered to the Custodian;

               (u) There are no material defaults in complying with the terms of any applicable Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

               (v) There is no proceeding pending or, to the best of the Seller's knowledge, threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended;

               (w) Each Mortgaged Property which is the primary collateral for the related Loan was, at the time of origination of such Loan, and to the best of the Seller's knowledge, is, as of the Cut-Off Date, free of contamination from toxic substances or hazardous wastes or is subject to ongoing environmental rehabilitation;

               (x) The proceeds of the Loan have been fully disbursed, and there is no obligation on the part of the Seller to make future advances thereunder. Any and all requirements as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Loans were paid;

               (y) There is no obligation on the part of the Seller or any other party (except for any guarantor of a Loan) to make Monthly Payments in addition to those made by the Obligor;

               (z) No statement, report or other document signed by the Seller constituting a part of the Indenture Trustee's Loan File contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

               (aa) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Issuer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor;

               (bb) No Loan has a shared appreciation feature, or other contingent interest feature;

               (cc) With respect to each Loan secured by a Mortgaged Property and that is not a first mortgage loan, either (i) no consent for the Loan is required by the holder of any related Prior Lien or (ii) such consent has been obtained;

               (dd) Each Loan was originated to a business located in the state identified in the applicable Loan Schedule;

               (ee) All parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein any Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or
(D) not doing business in such state;

               (ff) Any related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

               (gg) There is no default, breach, violation or event of acceleration existing under the Business Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the Seller have waived any default, breach, violation or event of acceleration;

               (hh) All parties to the Business Note and any related Mortgage or other document pursuant to which Collateral was pledged had legal capacity to execute the Business Note and any such Mortgage or other document and each Business Note and Mortgage or other document have been duly and properly executed by such parties;

               (ii)The Loan was not selected for inclusion under this Agreement from the Seller's portfolio of comparable loans on any basis which would have a material adverse affect on a Certificateholder;

               (jj) All amounts received after the Cut-Off Date with respect to the Loans have been, to the extent required by this Agreement, deposited into the Principal and Interest Account and are, as of the Closing Date in the Principal and Interest Account;

               (kk) Each Pool I Loan is a "qualified mortgage" within the meaning of Section 860(G)(a)(3) of the Code;

               (ll) With respect to 55% or more of the Loans in Pool II (measured by Principal Balance as of the Closing Date), either (i) the Loan is not and has never been secured by an interest in real property or any real estate mortgages, or (ii) the Loan is secured by an interest in real property and/or real estate mortgages and (x) the fair market value of the real property securing the Loan, after reduction for the amount of any lien that is senior to the Loan and a proportionate amount of any lien that is PARI PASSU with the Loan, was less than 80% of the amount of the Loan at the time the Loan was originated; (y) less than 66% of the net proceeds of the Loan were used to acquire, improve, or protect an interest in real property that at the time of origination was the only security for the Loan (disregarding any third party credit enhancements and loan guarantees made by federal, state, local governments or agencies), and the Seller has no knowledge or reason to believe that the net proceeds of the Loan were used to refinance one or more loans the proceeds of which were used to acquire, improve, or protect an interest in real property; and (z) the Loan has not been modified significantly since its origination; and

               (mm) No Loan nor any related Business Note has been satisfied, subordinated or rescinded.

               Section 3.03 PURCHASE AND SUBSTITUTION.

          It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive delivery of the Notes to the Noteholders and the Certificates to the Certificateholders. Upon discovery by the Representative, the Servicer, any Subservicer, the Custodian or upon a Responsible Officer of the Owner Trustee or the Indenture Trustee obtaining actual knowledge of a breach of any of such representations and warranties which materially and adversely affects the value of the Loans or the interest of the Noteholders and the Certificateholders, or which materially and adversely affects the interests of the Noteholders, or the Certificateholders in the related Loan in the case of a representation and warranty relating to a particular Loan (notwithstanding that such representation and warranty was made to the Representative's or the Seller's best knowledge), the party discovering such breach shall give prompt written notice to the others. Within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Representative shall (a) promptly cure such breach in all material respects, (b) purchase such Loan by depositing in the Principal and Interest Account, on the next succeeding Determination Date, an amount in the manner specified in Section 2.05(b), or (c) remove such Loan from the Trust (in which case it shall become a Deleted Loan) and substitute one or more Qualified Substitute Loans, provided, in the case of Pool I, such substitution is effected not later than the date which is two years after the Startup Day, or at such later date, if the Indenture Trustee and the Owner Trustee receive an Opinion of Counsel that such substitution would not constitute a Prohibited Transaction or cause either REMIC I or REMIC II to fail to qualify as a REMIC.

          As to any Deleted Loan for which the Representative substitutes a Qualified Substitute Loan or Loans, the Servicer shall effect such substitution by delivering to the Custodian a certification in the form attached hereto as Exhibit G, executed by a Servicing Officer and the documents constituting the Indenture Trustee's Loan File for such Qualified Substitute Loan or Loans.

          The Servicer shall deposit in the Principal and Interest Account all payments received in connection with such Qualified Substitute Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Loans on or before the date of substitution will be retained by the Representative on behalf of the Seller. The Issuer will own all payments received on the Deleted Loan on or before the date of substitution, and the Representative on behalf of the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Loan. The Servicer shall give written notice to the Indenture Trustee, the Representative, the Owner Trustee and the Custodian that such substitution has taken place and shall amend the applicable Loan Schedule to reflect the removal of such Deleted Loan from the terms of this Agreement and the substitution of the Qualified Substitute Loan. Upon such substitution, such Qualified Substitute Loan or Loans shall be subject to the terms of this Agreement in all respects, including Sections 2.04 and 2.05, and the Representative and the Seller shall be deemed to have made with respect to such Qualified Substitute Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02. On the date of such substitution, the Representative will remit to the Servicer, and the Servicer will deposit into the applicable Principal and Interest Account an amount equal to the Substitution Adjustment.

          In addition to the cure, purchase and substitution obligation in
Section 2.05 and this Section 3.03, the Representative shall indemnify and hold harmless the Issuer, the Indenture Trustee, the Trust Administrator, the Custodian, the Noteholders, the Certificateholders and the Owner Trustee in its individual capacity against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Representative's or the Seller's representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Representative or the Seller set forth in Sections 2.05 and 3.03 to cure, purchase or substitute for a defective Loan and to indemnify the Issuer, the Noteholders, the Certificateholders, the Indenture Trustee, the Trust Administrator, the Custodian and the Owner Trustee in its individual capacity as provided in Sections 2.05 and 3.03 constitute the sole remedies of the Indenture Trustee, the Trust Administrator, the Custodian, the Noteholders, the Certificateholders and the Owner Trustee respecting a breach of the foregoing representations and warranties.

          Any cause of action against the Seller, the Servicer or the Representative relating to or arising out of the breach of any representations and warranties made in Sections 2.05, 3.01 or 3.02 shall accrue as to any Loan upon (i) discovery of such breach by any party and notice thereof to the Representative or notice thereof by the Representative to the Indenture Trustee,
(ii) failure by the Representative to cure such breach or purchase or substitute such Loan as specified above, and (iii) demand upon the Representative by the Indenture Trustee for all amounts payable in respect of such Loan.

          For as long as the Pool I Notes shall exist, the Servicer, the Indenture Trustee and the Trust Administrator shall act in accordance herewith to assure continuing treatment of both REMIC I and REMIC II as REMICs and to assure that neither REMIC I nor REMIC II will be subject to tax. In particular, the Servicer, the Indenture Trustee and the Trust Administrator shall not (a) sell or knowingly permit the sale of all or any portion of the Loans or of any Permitted Instrument related to Pool I unless such sale is a result of a repurchase of the Loans pursuant to this Agreement, or the Servicer, the Indenture Trustee and the Trust Administrator has received an Opinion of Counsel to the effect that such sale (i) is in accordance with a qualified liquidation as defined in Section 860F(a)(4) of the Code and as described in Section 11.01 hereof, or (ii) would not be treated as a prohibited transaction within the meaning of Section 860F(a)(2) of the Code; and (b) accept any contribution to Pool I after the Startup Day without an Opinion of Counsel that such contribution is included within the exceptions provided in Section 860G(d)(2) of the Code and therefore will not be subject to the tax imposed by Section 860G(d)(1) of the Code.

                                   ARTICLE IV

                      ADMINISTRATION AND SERVICING OF LOANS

          Section 4.01 DUTIES OF THE SERVICER.

               (a) With respect to any Business Note released by the Custodian, on behalf of the Indenture Trustee, to the Servicer or to any Subservicer in accordance with the terms of this Agreement, other than a release or satisfaction pursuant to Section 5.02, prior to such release, the Indenture Trustee or Custodian shall (i) complete all endorsements in blank so that the endorsement reads "Pay to the order of HSBC Bank USA, as Indenture Trustee under the Indenture dated as of May 9, 1999, Series 1999-1" and (ii) complete a restrictive endorsement that reads "HSBC Bank USA is the holder of the mortgage note for the benefit of the Noteholders and the Certificateholders under the Indenture dated as of May 31, 1999, Series 1999-1" with respect to those Business Notes currently endorsed "Pay to the order of holder."

               (b) The Servicer, as independent contract servicer, shall service and administer the Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may enter into Subservicing Agreements for any servicing and administration of Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (x) has a net worth of at least $5,000,000 or (y) is an affiliate of the Servicer. The Servicer shall notify the Indenture Trustee of the appointment of any subservicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

               (c) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Indenture Trustee, the Noteholders, the Certificateholders and the Owner Trustee for the servicing and administering of the Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Loans when any Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

               (d) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Loans involving a Subservicer and the Servicer shall be deemed to be between the Subservicer and the Servicer alone, and the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 4.01(e).

               (e) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of a Servicer Default), the Indenture Trustee or its designee shall, subject to Section 10.02 hereof, thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Indenture Trustee is then permitted and elects to terminate any Subservicing Agreement in accordance with its terms. The Indenture Trustee, its designee or the successor servicer for the Indenture Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Indenture Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

               (f) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Obligor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Noteholders or the Certificateholders; provided, however, that (unless (x) the Obligor is in default with respect to the Loan, or such default is, in the judgment of the Servicer, imminent and (y) the Servicer determines that any modification would not be considered a new loan for federal tax purposes) the Servicer may not permit any modification with respect to any Loan that would change the Loan Interest Rate, defer (subject to Section 4.12), or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Loan), or extend the final maturity date on such Loan. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall for the purposes of distributions to the Noteholders or the Certificateholders be added to the amount owing under the related Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of the Indenture Trustee, each Noteholder and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans and with respect to any Mortgaged Properties or other Collateral. If reasonably required by the Servicer, the Owner Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          The Servicer, in servicing and administering the Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted servicing practices of prudent lending institutions and giving due consideration to the Noteholders', and Certificateholders' reliance on the Servicer.

               (g) On and after such time as the Indenture Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to
Section 9.04, after receipt of the Opinion of Counsel required pursuant to
Section 9.04, the Indenture Trustee or its designee shall assume all of the rights and obligations of the Servicer, subject to Section 10.02 hereof. The Servicer shall, upon request of the Indenture Trustee but at the expense of the Servicer, deliver to the Indenture Trustee or the Custodian all documents and records (including computer tapes and diskettes) relating to the Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

               (h) In the event that any tax is imposed on the Trust, with respect to either REMIC I, REMIC II or Pool II, such tax shall be charged against amounts otherwise distributable to the Holders of the Class R Certificates, with respect to either REMIC I or REMIC II, and to the Holders of the Class II Certificates, with respect to Pool II.

               (i) Notwithstanding any provision of Article XII to the contrary, the Servicer or the Trust Administrator (as agreed to by such parties) shall (i) assume and perform the obligations of the Trust Administrator set forth under
Article XII and (ii) perform such calculations and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Trust or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Trust or the Owner Trustee to take pursuant to the Basic Documents. In furtherance thereof, the Owner Trustee shall, on behalf of itself and of the Trust, execute and deliver to the Servicer and to each successor Servicer appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit P hereto, appointing the Servicer the attorney-in-fact of the Owner Trustee and the Trust for the purpose of executing on behalf of the Owner Trustee and the Trust all such documents, reports, filings, instruments, certificates and opinions. In accordance with the directions of the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Loans (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Servicer.

          Section 4.02 LIQUIDATION OF LOANS.

          In the event that any payment due under any Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under the Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interests of the Noteholders and the Certificateholders. The Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders of Mortgaged Properties or other Collateral relating to defaulted Loans as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of Section 4.10. In connection with such foreclosure or other conversion, the Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs. The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of a Mortgaged Property; provided, however, that the Servicer shall not take title to any Mortgaged Property in the name of the Indenture Trustee with respect to any such Mortgaged Property if the Servicer has actual knowledge or reasonably believes that any such environmental substance or waste exists unless it has received a Phase I environmental report and such report reveals no environmental problems, or such Mortgaged Property is subject to an environmental rehabilitation for which the Seller is not responsible. Any amounts advanced in connection with such foreclosure or other action shall constitute "Servicing Advances."

          After a Loan has become a Liquidated Loan, the Servicer shall promptly prepare and forward to the Indenture Trustee and the Owner Trustee, a Liquidation Report, in the form attached hereto as Exhibit K , detailing the Liquidation Proceeds received from the Liquidated Loan, expenses incurred with respect thereto, and any Realized Loss incurred in connection therewith.

          Section 4.03 ESTABLISHMENT OF PRINCIPAL AND INTEREST ACCOUNTS; DEPOSITS IN PRINCIPAL AND INTEREST ACCOUNT.

               (a) The Servicer shall cause to be established and maintained one or more Principal and Interest Accounts, in one or more Designated Depository Institutions, in the form of time deposit or demand accounts, which may be interest-bearing or such accounts may be trust accounts wherein the moneys therein are invested in Permitted Instruments, titled "The Money Store Inc., in trust for the registered holders of The Money Store Business Loan Backed Notes and Backed Certificates, Series 1999-1, and various Obligors"; provided, however, that for so long as (i) (A) the Servicer remains an affiliate of FUNB,
(B) no Event of Default shall have occurred and be continuing and (C) FUNB maintains a short-term rating of at least "D-1" by DCR (if so rated by DCR) and "P-1" by Moody's, and for five Business Days following any reduction, suspension, termination or withdrawal in either such rating, or (ii) following the occurrence and continuation of any event described in subclause (i) of this paragraph, an arrangement is established that is satisfactory to the Rating Agencies which does not in itself result in (I) any reduction of any rating issued in respect of the Notes or (II) any reduction below investment grade of the Notes, the Servicer, notwithstanding anything to the contrary herein provided, may establish and maintain the Principal and Interest Account as a deposit account with FUNB. Each such Principal and Interest Account shall be insured by the BIF or SAIF administered by the FDIC to the maximum extent provided by law. The creation of any Principal and Interest Account shall be evidenced by a letter agreement in the form of Exhibit B hereto.

          A copy of such letter agreement shall be furnished to the Indenture Trustee and the Owner Trustee.

          (b) The Servicer and each Subservicer shall deposit without duplication (within 24 hours of receipt thereof) in the applicable Principal and Interest Account and retain therein:

          (i) all payments received after the Cut-Off Date on account of principal on the Loans, including all Excess Payments, Principal Prepayments and Curtailments received after the Cut-Off Date;

          (ii) all payments received after the Cut-Off Date on account of interest on the Loans (net of the Servicing Fee with respect to each Loan and other servicing compensation payable to the Servicer as permitted herein);

          (iii) all Net Liquidation Proceeds received with respect to the Loans;

          (iv) all Insurance Proceeds received with respect to the Loans (other than amounts to be applied to the restoration or repair of the related Mortgaged Property, or to be released to the Obligor in accordance with customary servicing procedures);

          (v) all Released Mortgaged Property Proceeds received with respect to the Loans;

          (vi) any amounts paid in connection with the purchase of any Loan, and the amount of any Substitution Adjustment received with respect to the Loans paid, pursuant to Sections 2.05 and 3.03;

          (vii) any amount required to be deposited in the applicable Principal and Interest Account pursuant to Section 4.04, 4.08, 4.10, 4.15(c) or 11.01; and

          (viii) the amount of any losses incurred in connection with investments in Permitted Instruments.

          Also, for each Loan delivered on the Closing Date that was originated on or after June 1, 1999, the Servicer shall deposit in the Principal and Interest Account 30 days' interest on the original principal balance of such Loan calculated at the applicable Loan Interest Rate.

               (c) The foregoing requirements for deposit in the Principal and Interest Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, the Servicing Fee with respect to each Loan, and payments in the nature of prepayment penalties or premiums, late payment charges and assumption fees, to the extent received and permitted by Sections 5.01 and 5.03, together with the difference between any Liquidation Proceeds and the related Net Liquidation Proceeds, need not be deposited by the Servicer in the Principal and Interest Account.

               (d) Any interest earnings on funds held in the Principal and Interest Account paid by a Designated Depository Institution shall be for the account of the Servicer and may only be withdrawn from the applicable Principal and Interest Account by the Servicer immediately following its monthly remittance of the Pool Available Remittance Amount for the related Pool to the Indenture Trustee. Any reference herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings.

          Section 4.04 PERMITTED WITHDRAWALS FROM THE PRINCIPAL AND INTEREST ACCOUNTS.

          The Servicer shall withdraw funds from the Principal and Interest Accounts for the following purposes:

               (a) to effect the remittance to the Indenture Trustee on each Determination Date as follows: the portion of the Excess Spread relating to the Loans of the related Pool and the portion of the Pool Available Remittance Amount, that is net of Compensating Interest and Monthly Advances for the related Pool for the related Remittance Date to the Indenture Trustee for deposit in the Note Distribution Account. For the purposes of this Section 4.04(a), the calculation of the Pool Available Remittance Amounts shall be made without reference to the actual deposit of funds in the Note Distribution Account;

               (b) to reimburse itself for any accrued unpaid Servicing Fees, unreimbursed Monthly Advances and for unreimbursed Servicing Advances to the extent that funds relating to such amount have been deposited in the applicable Principal and Interest Account (and not netted from Monthly Payments received). The Servicer's right to reimbursement for unpaid Servicing Fees and, except as provided in the following sentence, Servicing Advances and Monthly Advances shall be limited to Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Obligor or otherwise relating to the Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for Servicing Advances and Monthly Advances in excess of such amounts shall be limited to any late collections of interest received on the Loans generally, including Liquidation Proceeds, Released Mortgaged Property Proceeds and Insurance Proceeds and any other amounts which would otherwise be distributed to the holders of the Certificates of the applicable Pool; PROVIDED, HOWEVER, that the Servicer's right to such reimbursement pursuant hereto shall be subordinate to the rights of the Noteholders, and Certificateholders;

               (c) to withdraw any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

               (d) (i) to make investments in Permitted Instruments and (ii) to pay to itself, as permitted by Section 4.03(d), interest paid in respect of Permitted Instruments or by a Designated Depository Institution on funds deposited in the applicable Principal and Interest Account;

               (e) to withdraw any funds deposited in the applicable Principal and Interest Account that were not required to be deposited therein or were deposited therein in error;

               (f) to pay itself servicing compensation pursuant to Section 5.03 hereof;

               (g) [Reserved]; and

               (h) to clear and terminate each Principal and Interest Account upon the termination of this Agreement and to pay any amounts remaining therein in accordance with Section 11.01.

          So long as no Servicer Default shall have occurred and be continuing, and consistent with any requirements of the Code, the Principal and Interest Account shall either be maintained as an interest-bearing accounts meeting the requirements set forth in Section 4.03(a), or the funds held therein may be invested by the Servicer (to the extent practicable) in Permitted Instruments. In either case, funds in the Principal and Interest Account must be available for withdrawal without penalty, and any Permitted Instruments must mature not later than the Business Day immediately preceding the Determination Date next following the date of such investment (except that if such Permitted Instrument is an obligation of the institution that maintains such account, then such Permitted Instrument shall mature not later than such Determination Date) and shall not be sold or disposed of prior to its maturity. All Permitted Instruments must be held by or registered in the name of "The Money Store Commercial Mortgage Inc. in trust for the registered holders of The Money Store Business Loan Backed Notes and Certificates, Series 1999-1." All interest or other earnings from funds on deposit in the Principal and Interest Account (or any Permitted Instruments thereof) shall be the exclusive property of the Servicer, and may be withdrawn from either Principal and Interest Account pursuant to clause (d)(ii) above. The amount of any losses incurred in connection with the investment of funds in the applicable Principal and Interest Account in Permitted Instruments shall be deposited in the applicable Principal and Interest Account by the Servicer from its own funds immediately as realized without reimbursement therefor.

          Section 4.05 PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES.

          With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

          With respect to each Mortgage Loan which is a first Mortgage Loan, or as to which the Servicer has advanced the outstanding principal balance of any Prior Lien pursuant to Section 4.14 or as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Obligor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage (provided, however, that to the extent the Servicer advances its own funds, such advances shall constitute "Servicing Advances"). To the extent that a Mortgage does not provide for escrow payments, the Servicer shall determine that any such payments are made by the Obligor at the time they first become due. Notwithstanding anything contained herein to the contrary, the Servicer may choose not to make the payments described above on a timely basis, provided that collections on the related Mortgage Loan that are required to be remitted to the Trust would not be reduced, as a result of such failure to timely pay, from the amount that would otherwise be remitted to the Trust; provided further, however, that this provision shall not have the effect of permitting the Servicer to take, or fail to take, any action in respect of the payments described herein that would adversely affect the interest of the Trust in any Mortgaged Property.

          Section 4.06 TRANSFER OF ACCOUNTS.

          The Servicer may, upon written prior notice to the Indenture Trustee, transfer the Principal and Interest Account to a different Designated Depository Institution.

          Section 4.07 MAINTENANCE OF HAZARD INSURANCE.

          The Servicer shall comply with the customary servicing procedures concerning the issuance and maintenance of fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located. If at origination of a Loan, to the best of the Servicer's knowledge after reasonable investigation, the related Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) if it maintains flood insurance, the Servicer will require the related Obligor to purchase a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the full insurable value of the Mortgaged Property, or (ii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain, to the extent such insurance is available, and in accordance with the Servicer's policies, on REO Property constituting real property, fire and hazard insurance in the amounts described above and liability insurance. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Obligor in accordance with applicable law) shall be deposited in the Principal and Interest Account, subject to withdrawal pursuant to Section 5.04. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Obligor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with losses payable to the Servicer or its affiliates.

          Section 4.08 REMIC RELATED DUTIES.

          It is intended that both REMIC I and REMIC II shall constitute and that the affairs of both REMIC I and REMIC II shall be conducted so that each qualifies as a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer covenants and agrees that it shall, to the extent permitted by law, act as agent (and the Servicer is hereby appointed to act as agent) on behalf of REMIC I and REMIC II and the Trust Administrator covenants and agrees that it shall act as agent on behalf of the Tax Matters Person on behalf of REMIC I and REMIC II. The Trust Administrator (and in the case of (iv) and (v) below, the Servicer) shall: (i) prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066) and any other tax return required to be filed by each of REMIC I and REMIC II using a calendar year as the taxable year for each of REMIC I and REMIC II and using the accrual method of accounting, including, without limitation, information reports relating to "original issue discount," as defined in the Code, based upon an assumption equal to a constant prepayment rate on the Loans of 12% per annum and calculated by using the issue price of the Pool I Notes, the Class I Certificates and the Class R Certificates; (ii) make, or cause to be made, an election, on behalf of each of REMIC I and REMIC II, to be treated as a REMIC on the federal tax return of each of REMIC I and REMIC II for their first taxable year; (iii) prepare and forward, or cause to be prepared and forwarded, to the Indenture Trustee, the Pool I Noteholders, the Class I and Class R Certificateholders, the Owner Trustee and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions and any other provision of federal, state or local income tax laws;
(iv) to the extent that the affairs of the REMIC are within its control, conduct such affairs at all times that any Pool I Notes, Class I or Class R Certificates are outstanding so as to maintain the status of each of REMIC I and REMIC II as a REMIC under the REMIC Provisions and any other applicable federal, state and local laws; (v) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either of REMIC I or REMIC II or that would cause the imposition of a prohibited transaction tax, a tax on "net income from foreclosure property," or a tax on contributions to either REMIC I or REMIC II; (vi) pay the amount of any and all federal, state, and local taxes, including, without limitation, prohibited transaction taxes as defined in Section 860F of the Code imposed on either REMIC I or REMIC II when and as the same shall be due and payable (but such obligation shall not prevent the Trust Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trust Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (vii) ensure that any such returns or reports filed on behalf of each of REMIC I and REMIC II are properly executed by the appropriate person; (viii) represent each of REMIC I and REMIC II in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each of REMIC I and REMIC II, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any item of either REMIC I or REMIC II and otherwise act on behalf of each of REMIC I and REMIC II in relation to any tax matter involving either REMIC I or REMIC II and (ix) as provided in Section 4.11 hereof, make available information necessary for the computation of any tax imposed (1) on transferors of residual interests to transferees that are not Permitted Transferees or (2) on pass-through entities, any interest in which is held by an entity which is not a Permitted Transferee. The Owner Trustee will cooperate with the Servicer and the Trust Administrator in the foregoing matters and will sign, as Owner Trustee, any and all tax returns required to be filed by either REMIC I or REMIC II. The Servicer shall indemnify the Indenture Trustee and the Owner Trustee and each of REMIC I and REMIC II, as applicable, for any liability they may incur in connection with this Section 4.08; provided, however, that the Servicer shall not indemnify the Indenture Trustee or the Owner Trustee for its negligence or willful misconduct.

          Section 4.09 FIDELITY BOND.

          The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, in a minimum amount equal to $1,500,000, and a maximum deductible of $100,000, if commercially available, with coverage on all employees acting in any capacity requiring them to handle funds, money, documents or papers relating to the Loans ("Servicer Employees"). The fidelity bond shall insure the Owner Trustee, the Indenture Trustee and their respective officers, and employees, against losses resulting from forgery, theft, embezzlement or fraud, by such Servicer Employees. The errors and omissions policy shall insure against losses resulting from the errors, omissions and negligent acts of such Servicer Employees. No provision of this Section 4.09 requiring such fidelity bond and errors and omissions insurance shall relieve the Servicer from its duties as set forth in this Agreement. Upon the request of the Owner Trustee or the Indenture Trustee, the Servicer shall cause to be delivered to the Owner Trustee or the Indenture Trustee a certified true copy of such fidelity bond and insurance policy. The current issuer of such fidelity bond and insurance policy is National Union Fire Insurance Company of Pittsburgh, Pennsylvania.

          Section 4.10 TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

          In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be taken in the name of the Trust for the benefit of the Noteholders and the Certificateholders.

          The Servicer shall manage, conserve, protect and operate each REO Property for the Noteholders and the Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Noteholders and the Certificateholders.

          The Servicer shall cause to be deposited in the applicable Principal and Interest Account, no later than five Business Days after the receipt thereof, all revenues received with respect to the conservation and disposition of the related REO Property net of funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Servicer.

          The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Noteholders and the Certificateholders. The proceeds of sale of the REO Property shall be promptly deposited in the Principal and Interest Account as received from time to time and, as soon as practicable thereafter, the expenses of such sale shall be paid, the Servicer shall, subject to Section 4.04, reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed Monthly Advances, and the Servicer shall deposit in the Principal and Interest Account the net cash proceeds of such sale to be distributed to the Noteholders and the Certificateholders, in accordance with Section 7.05 hereof.

          In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property within three years from the close of the taxable year of its acquisition unless the Servicer shall have received an Opinion of Counsel (also addressed to the Indenture Trustee) to the effect that the holding of such Mortgaged Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in section 860F of the Code or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Pool I Notes are outstanding or otherwise not result in the imposition of taxes on the Trust. Notwithstanding any other provision of this Agreement, no Mortgaged Property with respect to Pool I Loans acquired by the Servicer pursuant to this Section shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust, and no construction shall take place on such Mortgaged Property, in such a manner or pursuant to any terms that would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "net income from foreclosure property" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. If a period greater than the three year period referred to above is permitted under this Agreement and is necessary to sell any REO Property, the Servicer shall give appropriate notice to the Indenture Trustee and the Trust Administrator and shall report monthly to the Indenture Trustee and the Trust Administrator as to the progress being made in selling such REO Property.

          Section 4.11 CERTAIN TAX INFORMATION.

          The Trust Administrator shall furnish on behalf of the Trust and the Owner Trustee (a) any information which may be required under the Code including the computation of the present value of the "excess inclusions" (as defined in Section 860E of the Code) with respect to any transfer of a Class R Certificate, and, upon request, shall provide such information to any Holder of a Class R Certificate and to the Internal Revenue Service within 60 days of such request for a reasonable fee and (b) the information required to be furnished pursuant to Sections 1.860F-4 and 1.6049-7 of the Treasury Regulations.

          Section 4.12 COLLECTION OF CERTAIN LOAN PAYMENTS.

          The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans, and shall, to the extent such procedures shall be consistent with this Agreement, comply with the terms and provisions of any applicable hazard insurance policy. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Loan or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments due on a Business Note for a period (with respect to each payment as to which the due date is extended) not greater than 180 days after the initially scheduled due date for such payment provided that the Servicer determines such extension would not be considered a new mortgage loan for federal income tax purposes. In the event the Servicer shall consent to the deferment of the due dates for payments due on a Business Note, the Servicer shall nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Section 4.04(b) hereof.

          Section 4.13 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE LOANS.

          The Servicer shall provide to the Indenture Trustee, the Owner Trustee and the Custodian access to the documentation regarding the Loans required by applicable local, state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

          Section 4.14 SUPERIOR LIENS.

          The Servicer shall file of record a request for notice of any action by a superior lienholder under a Prior Lien for the protection of the Trust's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. With respect to each Mortgage Loan, the Servicer must also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Obligor or the Mortgaged Property by the superior lienholder.

          If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by any Prior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Issuer, whatever actions are necessary to protect the interests of the related Noteholders and the Certificateholders, and/or to preserve the security of the related Mortgage Loan. The Servicer shall immediately notify the Owner Trustee of any such action or circumstances, subject, with respect to Mortgage Loans that are part of Pool I, to the application of the REMIC Provisions. The Servicer will advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Noteholders and the Certificateholders. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

                                    ARTICLE V

                          GENERAL SERVICING PROCEDURE

          Section 5.01 ASSUMPTION AGREEMENTS.

         Subject to the provisions of the last paragraph of this Section 5.01, when a Mortgaged Property has been or is about to be conveyed by the Obligor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Business Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Business Note and, unless prohibited by applicable law or the Mortgage, the Obligor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Business Note. The Servicer shall notify the Indenture Trustee that any such substitution or assumption agreement has been completed by forwarding to the Custodian the original of such substitution or assumption agreement, which original shall be added by the Custodian to the Indenture Trustee's Loan File and shall, for all purposes, be considered a part of such Indenture Trustee's Loan File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 5.01, the Servicer shall not change the Loan Interest Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Loan. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

          Section 5.02 SATISFACTION OF MORTGAGES AND RELEASE OF LOAN FILES.

          The Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right the Noteholders or the Certificateholders may have under the mortgage instruments, subject to Section
4.01 hereof. The Servicer shall maintain the Fidelity Bond as provided for in
Section 4.09 insuring the Servicer against any loss it may sustain with respect to any Loan not satisfied in accordance with the procedures set forth herein.

          Upon the payment in full of any Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Custodian and the Indenture Trustee, by an Officers' Certificate in the form of Exhibit G attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Principal and Interest Account pursuant to Section 4.03 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Indenture Trustee's Loan File. Upon receipt of such certification and request, the Custodian, shall promptly release the related Indenture Trustee's Loan File to the Servicer. The Servicer shall prepare all required documents required to evidence such release and the Indenture Trustee shall upon receipt of such documents from the Servicer execute and deliver such documentation to the Servicer, but only to the extent that the Servicer is unable to record such release acting solely in its capacity as Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable only from and to the extent of servicing compensation and shall not be chargeable to the Principal and Interest Account or any other Accounts.

          From time to time and as appropriate for the servicing or foreclosure of any Loan, including, for this purpose, collection under any primary mortgage guaranty insurance policy, the Custodian shall, upon request of the Servicer and delivery to the Custodian of a certification in the form of Exhibit G attached hereto signed by a Servicing Officer, release the related Indenture Trustee's Loan File to the Servicer, and the Custodian shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such servicing receipt shall obligate the Servicer to return the Indenture Trustee's Loan File to the Custodian when the need therefor by the Servicer no longer exists, unless the Loan has been liquidated and the Liquidation Proceeds relating to the Loan have been deposited in the applicable Principal and Interest Account or the Indenture Trustee's Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Loan was liquidated, the servicing receipt shall be released by the Custodian to the Servicer.

          The Indenture Trustee, upon the request of the Servicer and receipt of the applicable documents by the Custodian, shall execute upon request of the Servicer and delivery to the Indenture Trustee any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Obligor on the Business Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Business Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Indenture Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Indenture Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The Indenture Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Indenture Trustee by the Servicer or take any other action requested in such request, that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Indenture Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days of the Indenture Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the Indenture Trustee's satisfaction that the related Loan has been paid in full by or on behalf of the Obligor and that such payment has been deposited in the applicable Principal and Interest Account.

          Section 5.03 SERVICING COMPENSATION . As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the applicable Principal and Interest Account or to retain from interest payments on the Loans the Servicer's Servicing Fee. Additional servicing compensation in the form of assumption and other administrative fees, prepayment penalties and premiums, interest paid on funds on deposit in the Principal and Interest Account, interest paid and earnings realized on Permitted Instruments, and late payment charges shall be retained by or remitted to the Servicer to the extent not required to be remitted to the Indenture Trustee for deposit in the applicable Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

          Section 5.04 ANNUAL STATEMENT AS TO COMPLIANCE.

          The Servicer will deliver to the Owner Trustee, the Indenture Trustee and each of the Rating Agencies, on or before May 31 of each year beginning May 31, 2000, an Officers' Certificate stating that (i) the Servicer has fully complied with the provisions of Articles IV and V, (ii) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by the Servicer to cure such default.

          Section 5.05 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

          On or before May 31 of each year beginning May 31, 2000, the Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Indenture Trustee to furnish a letter or letters to the Owner Trustee, the Indenture Trustee and the Rating Agencies to the effect that such firm has with respect to the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

          Section 5.06 INDENTURE TRUSTEE'S AND OWNER TRUSTEE'S RIGHT TO EXAMINE SERVICER RECORDS AND AUDIT OPERATIONS.

          The Indenture Trustee and the Owner Trustee shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer, whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. No amounts payable in respect of the foregoing shall be paid for the Trust.

          Section 5.07 REPORTS TO THE INDENTURE TRUSTEE; PRINCIPAL AND INTEREST ACCOUNT STATEMENTS.

          Not later than 20 days after each Record Date, the Servicer shall forward to the Indenture Trustee a statement, certified by a Servicing Officer, setting forth the status of each Principal and Interest Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into each Principal and Interest Account for each category of deposit specified in Section 4.03, the aggregate of withdrawals from each Principal and Interest Account for each category of withdrawal specified in Section 4.04, the aggregate amount of permitted withdrawals not made in the related Due Period, and the amount of any Monthly Advances or payments of Compensating Interest, in each case, for the related Due Period.


                                   ARTICLE VI

                                   [RESERVED]

                                  ARTICLE VII

                          DISTRIBUTIONS; STATEMENTS TO
                       CERTIFICATEHOLDERS AND NOTEHOLDERS

          Section 7.01 NOTE DISTRIBUTION ACCOUNTS.

          (a) No later than the Closing Date, the Indenture Trustee will establish and maintain with itself in its trust department two separate trust accounts, which shall not be interest-bearing, titled "The Money Store Business Loan Backed Trust 1999-1 Note Distribution Account 1999-1-I" and "The Money Store Business Loan Backed Trust 1999-1 Note Distribution Account 1999-1-II" (each a "Note Distribution Account" and together, the "Note Distribution Accounts"). The Indenture Trustee shall, promptly upon receipt, deposit in the applicable Note Distribution Account and retain therein:

               (i) the Pool Available Remittance Amount of the related Pool
          (net of amounts deposited pursuant to subclauses (ii) and (iii) below) remitted to the Indenture Trustee by the Servicer;

               (ii) the Compensating Interest and the Monthly Advance for the related Pool remitted to the Indenture Trustee by the Servicer;

               (iii) Letter of Credit Payments or any amounts received from any Alternate Credit Enhancement pursuant to Sections 7.04 and 7.05;

               (iv) amounts required to be paid by the Servicer pursuant to
          Section 7.08(e) in connection with losses on investments of amounts in the applicable Note Distribution Account; and

               (v) amounts received from the Rounding Account pursuant to
          Section 7.02(b)(i).

          (b) Amounts on deposit in each Note Distribution Account shall be withdrawn on each Remittance Date by the Indenture Trustee, or the applicable Paying Agent on its behalf, to effect the applicable distributions described in Section 7.08(d);

and also, in no particular order of priority:

               (i) by the Indenture Trustee, to invest amounts on deposit in the applicable Note Distribution Account in Permitted Instruments pursuant to Section 7.07;

               (ii) by the Indenture Trustee, to pay on a monthly basis to the Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

               (iii) by the Indenture Trustee, to withdraw any amount not required to be deposited in the applicable Note Distribution Account or deposited therein in error; and

               (iv) by the Indenture Trustee, to clear and terminate the applicable Note Distribution Account upon the termination of the Trust in accordance with the terms of Section 11.01 hereof.

          Section 7.02 ROUNDING ACCOUNT.

          (a) No later than the Closing Date, the Indenture Trustee will establish with itself in its trust department a trust account, which shall not be interest-bearing, titled "The Money Store Business Loan Backed Trust 1999-1 Rounding Account 1999-1" (the "Rounding Account"). The Indenture Trustee shall deposit into the Rounding Account:

               (i) prior to the first Remittance Date on which principal distributions will be made to the Class AS-3 Notes, from FUNB an amount equal to $25,000;

               (ii) on each Remittance Date, amounts received from the applicable Note Distribution Account for Pool I pursuant to Section 7.08(g); and

               (iii) upon receipt, amounts required to be paid by the Servicer pursuant to Section 7.07 in connection with losses on investments of amounts in the Rounding Account.

          (b) The Indenture Trustee shall invest amounts on deposit in the Rounding Account in Permitted Instruments pursuant to Section 7.07 hereof, and the Indenture Trustee shall withdraw amounts on deposit in the Rounding Account to:

               (i) deposit in the Note Distribution Account for Pool I on each Remittance Date the amount required to be transferred pursuant to
          Section 7.08(G);

               (ii) withdraw any amounts not required to be deposited in the Rounding Account or deposited therein in error; and

               (iii) distribute to the Owner Trustee (or the Paying Agent under the Trust Agreement on its behalf) for distribution to the Class I Certificateholders any amounts remaining in the Rounding Account upon the termination of this Agreement in accordance with Section 11.01 hereof.

          (c) The Rounding Account shall be treated as an "outside reserve fund" under applicable Treasury Regulations and will not be an asset of any REMIC. Any investment earnings on the Rounding Account will be treated as owned by, and will be taxable to, the Class I Certificateholders. Distributions made to or by any outside reserve fund under this document shall be treated as made to or by the owner of such fund.

          Section 7.03 ESTABLISHMENT OF EXPENSE ACCOUNTS; DEPOSITS IN EXPENSE
                       ACCOUNTS; PERMITTED WITHDRAWALS FROM EXPENSE ACCOUNTS.

          (a) No later than the Closing Date, the Indenture Trustee will establish with itself in its trust department two separate trust accounts, which shall not be interest-bearing, titled "The Money Store Business Loan Backed Trust 1999-1 Expense Account 1999-1-I" and "The Money Store Business Loan Backed Trust 1999-1 Expense Account 1999-1-II" (each, an "Expense Account" and together the "Expense Accounts"). The Indenture Trustee shall deposit into the applicable Expense Account:

               (i) on each Remittance Date from the amounts on deposit in the applicable Note Distribution Account an amount equal to one-twelfth of that portion of the Annual Expense Escrow Amount (as determined by the Servicer or the Trust Administrator) relating to Pool I or Pool II, as the case may be, subject to the provisions of Section 7.08(d); and

               (ii) upon receipt, amounts required to be paid by the Servicer pursuant to Section 7.07(e) in connection with losses on investments of amounts in the applicable Expense Account.

If, at any time the aggregate amount then on deposit in the Expense Accounts shall be insufficient to pay in full the fees and expenses of the Indenture Trustee, the Owner Trustee, the Remarketing Agent, the Letter of Credit Provider and the Trust Administrator (as calculated by the Servicer) then due with respect to the Trust, the Indenture Trustee, the Owner Trustee, the Remarketing Agent, the Trust Administrator or the Letter of Credit Provider, as the case may be, shall make demand on the Servicer to advance the amount of such insufficiency, and the Servicer shall promptly advance such amount to the Indenture Trustee for deposit in the applicable Expense Accounts. Thereafter, the Servicer shall be entitled to reimbursement from the applicable Expense Account for the amount of any such advance from any excess funds available pursuant to subclause (c)(ii) below. Without limiting the obligation of the Servicer to advance such insufficiency, in the event the Servicer does not advance the full amount of such insufficiency by the Business Day immediately preceding the Determination Date, the amount of such insufficiency shall be deposited into the applicable Expense Account for payment to the Indenture Trustee, the Owner Trustee, the Remarketing Agent, the Trust Administrator or the Letter of Credit Provider, as the case may be, pursuant to Section 7.08(d)(i), to the extent of available funds in the applicable Note Distribution Account.

          (b) The Indenture Trustee shall invest amounts on deposit in each Expense Account in Permitted Instruments pursuant to Section 7.07 hereof, and the Indenture Trustee shall withdraw amounts on deposit in the applicable Expense Account to:

               (i) pay the fees and expenses of the Indenture Trustee, the Owner Trustee, the Remarketing Agent, the Trust Administrator and the Letter of Credit Provider with respect to the Trust in accordance with written instructions provided by the Servicer or the Trust Administrator;

               (ii) pay on a monthly basis to the Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

               (iii) to withdraw any amounts not required to be deposited in the applicable Expense Account or deposited therein in error; and

               (iv) to clear and terminate the applicable Expense Account upon the termination of the Trust Fund in accordance with Section 11.01 hereof.

          (c) On the twelfth Remittance Date following the Closing Date, and on each twelfth Remittance Date thereafter, the Indenture Trustee shall determine that all payments required to be made during the prior twelve month period pursuant to subclauses (b)(i), (b)(ii) and (b)(iii) above, have been made, and, if all such payments have been made, from the amounts remaining in the applicable Expense Account, the Indenture Trustee shall (in the following order of priority):

               (i) reimburse the Servicer and/or the Representative, for reimbursable advances made pursuant to Section 9.01;

               (ii) reimburse the Servicer for advances made by it pursuant to the last paragraph of subclause (a) above; and

               (iii) remit to the Servicer as additional servicing compensation any amounts remaining in any Expense Account after payments made pursuant to subclauses (b)(i), (b)(ii), (b)(iii), (c)(i) and (c)(ii), above.

          Section 7.04 LETTERS OF CREDIT.

          (a) No later than each Determination Date, the Administrator shall notify the Indenture Trustee of the amount of any Letter of Credit Payment for the upcoming Distribution Date. Not later than the Business Day preceding such Distribution Date, the Indenture Trustee shall draw upon the applicable Letter of Credit and instruct the Letter of Credit Provider to remit to the applicable Note Distribution Account the Letter of Credit Payment for such Distribution Date. If the Administrator has actual knowledge that the Letter of Credit Provider has its senior unsecured debt rating lowered to below "A2" by Moody's or "A" by DCR or its short-term unsecured debt rating lowered to below "P-1" by Moody's or "D-1" by DCR then the Administrator shall notify the Indenture Trustee of such event. Not later than the Business Day preceding the next Distribution Date, the Indenture Trustee shall draw upon each Letter of Credit an amount equal to the then applicable Letter of Credit Available Amount, unless prior to the Business Day preceding such Distribution Date the Letter of Credit Provider delivers Alternate Credit Enhancement to the Indenture Trustee.

          (b) If the Letter of Credit Provider fails to make a Letter of Credit Payment in whole or in part, the Administrator shall promptly notify the Indenture Trustee, and the Indenture Trustee shall promptly notify each Noteholder. The Administrator shall promptly notify the Indenture Trustee in the event of any termination of a Letter of Credit pursuant to its terms or any change of the Person providing the Letter of Credit, including but not limited to a change by merger.

          Section 7.05 ALTERNATE CREDIT ENHANCEMENT.

          The Letter of Credit Provider, at its option and upon prior written notice to the Indenture Trustee, may substitute or add an alternate form of credit enhancement in place of or in addition to a Letter of Credit, provided that the Rating Agency Condition shall have been satisfied. Such alternate form of credit enhancement can be in the form of cash or securities deposited by the Letter of Credit Provider or any other Person in a segregated escrow, trust or collateral account or a letter of credit, certificate insurance policy or surety bond provided by a third party and delivered to or held by the Indenture Trustee.

          Section 7.06 INTEREST CARRYOVER ACCOUNT.

          (a) No later than the Closing Date, the Indenture Trustee will establish and maintain with itself in its trust department an account, which shall not be interest bearing, titled "The Money Store Loan Backed Trust 1999-1 Interest Carryover Account 1999-1-I" (the "Interest Carryover Account"). The Interest Carryover Account shall constitute part of the Trust, but will be treated as an "outside reserve fund" under applicable Treasury Regulations and will not be an asset of the REMIC, and the funds held therein may be invested in Permitted Instruments. For federal income tax purposes, any investment earnings on the Interest Carryover Account will be treated as owned by, and will be taxable to, the Class I Certificateholders. Distributions to or by any outside reserve fund under this document shall be treated as made to or by the owner of such fund. On the Closing Date, the Seller will make an initial cash deposit into the Interest Carryover Account in an amount equal to $10,000.

          If on a particular Remittance Date, the Remittance Rate for a Class of Pool I Notes exceeds the Weighted Average Coupon Cap, a portion of the Current Interest Requirement being distributed to that Class of Notes equal to the amount of interest accrued on the Class Principal Balance of that Class of Notes at a rate equal to the difference between the Remittance Rate for that Class and the Weighted Average Coupon Cap will be transferred by the Indenture Trustee from the Note Distribution Account for Pool I to the Interest Carryover Account and then distributed to that Class. Similarly, if on a particular Remittance Date, any Noteholders' Interest Carryover is payable with respect to a Class of Pool I Notes under Section 7.08(d), the amount of such Noteholders' Interest Carryover shall be transferred by the Indenture Trustee from the Note Distribution Account for Pool I to the Interest Carryover Account and distributed from the Interest Carryover Account with respect to that Class of Pool I Notes. Additionally, amounts in the Interest Carryover Account will be withdrawn by the Indenture Trustee and distributed to the Owner Trustee (or the Paying Agent on its behalf) for distribution to the Class I Certificateholders upon termination of this Agreement in accordance with the terms of Section 11.01 hereof.

          Section 7.07 INVESTMENT OF ACCOUNTS.

          (a) So long as no Servicer Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account held by the Indenture Trustee shall be invested and reinvested by the Indenture Trustee as directed in writing by the Servicer, in one or more Permitted Instruments bearing interest or sold at a discount. No such investment in the Note Distribution Accounts shall mature later than the Business Day immediately preceding the next Remittance Date and no such investment in the Expense Accounts, Interest Carryover Account or Rounding Account shall mature later than the Business Day immediately preceding the date such funds will be needed to pay fees or premiums or be transferred to the applicable Note Distribution Account, as the case may be; PROVIDED, HOWEVER, the Indenture Trustee or any affiliate thereof may be the obligor on any investment which otherwise qualifies as a Permitted Instrument and any investment on which the Indenture Trustee is the obligor may mature on such Remittance Date or date when needed, as the case may be.

          (b) If any amounts are needed for disbursement from any Account held by the Indenture Trustee and sufficient uninvested funds are not available to make such disbursement, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Indenture Trustee shall not be liable for any investment loss or other charge resulting therefrom.

          (c) Subject to Section 12.01 hereof, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Indenture Trustees resulting from any investment loss on any Permitted Instrument included therein (except to the extent that the Indenture Trustee is the obligor thereon).

          (d) The Indenture Trustee shall invest and reinvest funds in the Accounts held by them to the fullest extent practicable, in such manner as the Servicer shall from time to time direct in writing, but only in one or more Permitted Instruments.

          (e) All income or other gain from investments in any Account held by the Indenture Trustee shall be deposited in such Account, immediately on receipt, and the Indenture Trustee shall notify the Servicer of any loss resulting from such investments. The Servicer shall remit the amount of any such loss from its own funds, without reimbursement therefor, to the Indenture Trustee for deposit in the Account from which the related funds were withdrawn for investment by the next Determination Date following receipt by the Servicer of such notice.

          Section 7.08 PRIORITY AND SUBORDINATION OF DISTRIBUTIONS.

          (a) The rights of the Noteholders and Certificateholders to receive distributions from the proceeds of the Trust, and all ownership interests of the Noteholders and Certificateholders in such distributions, shall be as set forth in this Agreement and the Trust Agreement. In this regard, all rights of the Certificateholders to receive distributions in respect of the Certificates, and all ownership interests of the Certificateholders in and to such distributions, shall be subject and subordinate to the preferential rights of the Noteholders to receive distributions in respect of the Notes, as described herein. In accordance with the foregoing, the ownership interests of the Certificateholders in amounts deposited in the applicable Principal and Interest Account or in any Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Certificates in accordance with the terms of this Agreement and the Trust Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Certificateholders shall not be required to refund any amount properly distributed on the Certificates.

          (b) [Reserved]

          (c) [Reserved]

          (d) On each Remittance Date, the Indenture Trustee shall withdraw from the applicable Note Distribution Account the portion of the Pool Available Remittance Amount for the applicable Pool, net of reimbursements to the Servicer for Reimbursable Advances (plus, in the case of Pool I, amounts transferred from the Rounding Account) and make distributions thereof in the following order of priority (based solely upon information received from the Trust Administrator):

          POOL I

               (i) to the Expense Account relating to Pool I, an amount equal to one-twelfth of the Annual Expense Escrow Amount with respect to the Pool I Loans, plus any amount required to be paid to the Indenture Trustee, the Owner Trustee, the Remarketing Agent, the Trust Administrator or the Letter of Credit Provider pursuant to Section 7.03(a) resulting from insufficiencies in the Expense Account for Pool I;

               (ii) to the Class AS-1, Class AS-2 and Class AS-3 Notes, concurrently, the sum of their respective Current Interest Requirements and Class Interest Shortfall Carryforward Amounts, pro rata based upon such amounts;

               (iii) to the Class MS-1, Class MS-2 and Class BS Notes, sequentially in that order, the sum of their respective Current Interest Requirements and Class Interest Shortfall Carryforward Amounts;

               (iv) to the Class AS-1, Class AS-2 and Class AS-3 Notes, the Class A Principal Distribution Amount, first to the Holders of the Class AS-1 Notes until their Class Principal Balance has been reduced to zero, then to the Holders of the Class AS-2 Notes until their Class Principal Balance has been reduced to zero, and then to the Holders of the Class AS-3 Notes until their Class Principal Balance has been reduced to zero; provided, however that on and after any Remittance Date on which the Class Principal Balances of the Class M and Class B Notes of Pool I have been reduced to zero, any amounts payable to the Class A Notes of Pool I on such Remittance Date shall be distributed pro rata, based upon their Class Principal Balances, and not sequentially;

               (v) to the Class MS-1 and Class MS-2 Notes, sequentially in that order, the Class MS-1 and Class MS-2 Principal Distribution Amounts, respectively;

               (vi) to the Class BS Notes, the Class BS Principal Distribution Amount;

               (vii) to the Class MS-1 Notes, the Class MS-1 Realized Loss
          Amount;

               (viii) to the Class MS-2 Notes, the Class MS-2 Realized Loss Amount;

               (ix) to the Class BS Notes, the Class BS Realized Loss Amount;

               (x) to the Servicer, any unpaid Servicing Advances for Pool I;

               (xi) to the Letter of Credit Provider, the amount of any unpaid Letter of Credit Reimbursement Amounts;

               (xii) to the Class MN and Class BN Notes, sequentially in that order, the Class MN and Class BN Realized Loss Amounts, respectively;

               (xiii) to the Class AS-1, Class AS-2, Class AS-3, Class MS-1, Class MS-2 and Class BS Notes, sequentially in that order, their respective Noteholders' Interest Carryover; and

               (xiv) any remainder to the Owner Trustee for Deposit in the sub-account of the Certificate Distribution Account applicable to Pool I.

          Principal payments distributed to the Holders of the Class AS-3 Notes are required to be made in integral multiples of $25,000. If on any Remittance Date the amount of principal to be distributed to the Holders of the Class AS-3 Notes is not an even multiple of $25,000, such holders will receive the amount of such difference amounts from the Rounding Account.

          POOL II

               (i) to the Expense Account relating to Pool II, an amount equal to one-twelfth of the Annual Expense Escrow Amount with respect to the Pool II Loans, plus any amount required to be paid to the Indenture Trustee, the Owner Trustee, the Remarketing Agent, the Trust Administrator or the Letter of Credit Provider pursuant to Section 7.03(a) resulting from insufficiencies in the Expense Account for Pool II;

               (ii) to the Class AN Notes, the sum of its Current Interest Requirement and Class Interest Shortfall Carryforward Amount;

               (iii) to the Class MN Notes, the sum of its Current Interest Requirement and Class Interest Shortfall Carryforward Amount;

               (iv) to the Class BN Notes, the sum of its Current Interest Requirement and Class Interest Shortfall Carryforward Amount;

               (v) to the Class AN Notes, the Class AN Principal Distribution Amount;

               (vi) to the Class MN Notes, the Class MN Principal Distribution Amount;

               (vii) to the Class BN Notes, the Class BN Principal Distribution Amount;

               (viii) to the Class MN Notes, the Class MN Realized Loss Amount;

               (ix) to the Class BN Notes, the Class BN Realized Loss Amount;

               (x) to the Servicer, any unpaid Servicing Advances for Pool II;

               (xi) to the Letter of Credit Provider, the amount of any unpaid Letter of Credit Reimbursement Amounts;

               (xii) to the Class MS-1, Class MS-2 and Class BS Notes, sequentially in that order, the Class MS-1, Class MS-2 and Class BS Realized Loss Amounts, respectively;

               (xiii) to the Class AN, Class MN and Class BN Notes, sequentially in that order, their respective Noteholders' Interest Carryover; and

               (xiv) any remainder to the Owner Trustee for deposit in the sub-account of the Certificate Distribution Account for Pool II.

          (e) Except as described in clause (f) below, all distributions made to the Noteholders on each Remittance Date will be made on a pro rata basis among the Noteholders of the respective Class of record on the next preceding Record Date based on the Percentage Interest represented by their respective Notes, and shall, except for the final payment on such Notes, be made by wire transfer of immediately available funds to the account of such Noteholder as shall appear on the Note Register without the presentation or surrender of the Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, at the expense of each such Noteholder unless such Noteholder shall own of record Notes which have original principal amounts aggregating (i) at least $5,000,000 or (ii) one of the two highest outstanding amounts less than $5,000,000.

          (f) Notwithstanding the foregoing, the amount of principal being distributed to the Class AS-3 Notes on each Remittance Date will be allocated to the specific Notes of such Class selected no later than 5 Business Days prior to the related Remittance Date by lot or such other manner as may be determined, which allocations will be made only in amounts equal to $25,000 and integral multiples of $25,000 in excess thereof.

          (g) On each Remittance Date that principal is being distributed to the Class AS-3 Notes, such Notes also will receive amounts transferred from the Rounding Account pursuant to Section 7.02(b)(i). Principal payments distributed to the holders of the Class AS-3 Notes shall be made in integral multiples of $25,000. If on any Remittance Date the amount of principal to be distributed to the holders of Class AS-3 Notes is not an even multiple of $25,000, such holders will receive from the Rounding Account the amount of such difference. The Rounding Account will be reimbursed, to the extent funds are available, on the next Remittance Date prior to principal being paid to the holders of the Class AS-3 Notes.

          Section 7.09 ALLOCATION OF REALIZED LOSSES.

          If on any Remittance Date, after taking into account all Realized Losses experienced during the prior Due Period, and the distribution of principal (including the Accelerated Principal Distribution Amount) with respect to the Notes on such Remittance Date, the aggregate Class Principal Balance of the Notes of a Pool exceeds the aggregate balance of the Loans of such Pool as of the end of the related Due Period and the LOC Available Amount of that Pool, (i.e., if the level of overcollateralization is negative), then the Class Principal Balance of the Notes of such Pool will be reduced (in effect, "written down") such that the level of the Spread Amount is zero, rather than negative. Such a negative level is an "Applied Realized Loss Amount" which will be applied as a reduction in the Class Principal Balance of the related Class B and Class M Notes in reverse order of seniority. In no event shall the Class Principal Balance of any Class A Note be written down as a result of applying Realized Losses.

          Once the Class Principal Balance of a Class of Notes has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Remittance Dates, be paid to Holders of the Notes which experienced the write down, in direct order of seniority.

          Section 7.10 STATEMENTS.

          Each month, not later than 12:00 noon New York time on the Determination Date, the Trust Administrator shall deliver to the Indenture Trustee, by telecopy, for distribution to the Noteholders, and the Owner Trustee for distribution to the Certificateholders, the receipt and legibility of which shall be confirmed telephonically, with hard copy thereof to be delivered on the Business Day following the Determination Date, a certificate signed by an officer of the Trust Administrator (a "Trust Administrator's Certificate") stating the date (day, month and year), the Series number of the Notes, the date of this Agreement, and the following:

               (i) the Pool Available Remittance Amounts for each Pool for the related Remittance Date;

               (ii) the Class Principal Balances for each Class of Pool I and Pool II Notes as reported in the prior Trust Administrator's Certificate pursuant to subclause (xv) below, or, in the case of the first Determination Date, the Original Principal Balance for each Class of Pool I and Pool II Notes;

               (iii) the Pool Principal Distribution Amounts for each Pool for the related Remittance Date, in the aggregate and listed separately for the portions relating to each Class of Pool I and Pool II Notes;

               (iv) the amount of any Letter of Credit Payments in the aggregate and listed separately by Pool;

               (v) the Current Interest Requirements for each Class of Notes for the related Remittance Date;

               (vi) the number and Principal Balances of all Loans in each Pool which were the subject of Principal Prepayments during the Due Period;

               (vii) the amount of all Curtailments which were received during the Due Period, stated separately for each Pool;

               (viii) the aggregate amount of all Excess Payments and the amounts of Monthly Payments in respect of principal received during the Due Period, stated separately for each Pool;

               (ix) the amount of interest received on the Mortgage Loans, stated separately for each Pool;

               (x) the amount of the Monthly Advances to be made on the Determination Date, the portion of the Monthly Advances to be deposited in the Note Distribution Accounts pursuant to Section 7.01(a)(ii), and the Compensating Interest payment to be made on the Determination Date, in each case stated separately for each Pool;

               (xi) the delinquency and foreclosure information set forth in the form attached hereto as Exhibit L, stated separately for each Pool;

               (xii) the amount of any Realized Losses incurred during the related Due Period, stated separately for each Pool;

               (xiii) the Interest Shortfall Carryforward Amounts, if any, for each Class of Notes for such Remittance Date;

               (xiv) the Reimbursable Amounts and the amounts transferred to the Owner Trustee for deposit into the Certificate Distribution Account and distribution to each Class of Certificates with respect to the Remittance Date;

               (xv) the Class Principal Balance for each Class of Notes and the Pool Principal Balance for each Pool after giving effect to the distribution to be made on the Remittance Date and after allocation of Applied Realized Loss Amounts made on such Remittance Date;

               (xvi) the Excess Spread (in the aggregate and stated separately for each Pool);

               (xvii) the Spread Amount and the Specified Subordinated Amount for such Remittance Date, stated separately by Pool;

               (xviii) the amount of any Applied Realized Loss Amount, Realized Loss Amount and Unpaid Realized Loss Amount for each Class;

               (xix) amounts to be deposited to the Expense Accounts, stated separately for each Pool;

               (xx) the amount of all payments and reimbursements to the Servicer pursuant to Section 4.04(b), (c), (d)(ii), (e) and (f), stated separately with respect to each Pool;

               (xxi) the Class Pool Factor for each Class determined using the balances in subclause (xv) above;

               (xxii) the weighted average Loan Interest Rate of the Loans for each Pool and the Weighted Average Class Adjusted Loan Remittance Rates for each Pool, in each case for the related Remittance Date, and the weighted average Loan Interest Rate for the prior three month period;

               (xxiii) the Class Remittance Rate for each Class of Notes with respect to the Remittance Date and if the Class Remittance Rate for any Class of Notes was based on the applicable Net Funds Cap, what it would have been if based on LIBOR plus the applicable Margin or the Auction Rate, as the case may be;

               (xxiv) the rate of LIBOR and the Auction Rate with respect to the Remittance Date;

               (xxv) if the Remittance Rate for any Class of Notes for such Remittance Date is based on the applicable Net Funds Cap, the Net Funds Cap and, for Pool I, the Weighted Average Coupon Cap, for such Class of Notes with respect to the Remittance Date;

               (xxvi) if the Remittance Rate for any Class of Notes for such Remittance Date is based on the applicable Net Funds Cap, the amount of any Noteholders' Interest Carryover for such Class for such Remittance Date;

               (xxvii) the amount of the distribution, if any, allocable to Noteholders' Interest Carryover and the amount of any Noteholders' Interest Carryover for all prior Remittance Dates after giving effect to such distribution (in each case, stated separately by Class and in the aggregate);

               (xxviii) the number and Principal Balance of all Defaulted Loans purchased during the Due Period, stated separately for each Pool; and

               (xxix) such other information as the Indenture Trustee may reasonably require.

          The Indenture Trustee shall forward such report to the Noteholders of the applicable Pool and the Owner Trustee on the Remittance Date, together, if requested by a Noteholder, with a separate report indicating the amount of funds deposited in each Note Distribution Account pursuant to Section 7.01(a)(iv); and the amounts which are reimbursable to the Servicer (all reports prepared by the Indenture Trustee of such withdrawals and deposits will be based in whole or in part upon the information provided to the Indenture Trustee by the Servicer or the Trust Administrator).

          To the extent that there are inconsistencies between the telecopy of the Trust Administrator's Certificate and the hard copy thereof, the Indenture Trustee shall be entitled to rely upon the telecopy. In the discretion of the Trust Administrator, in the case of certain information furnished pursuant to the above provisions, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class per $25,000 original dollar amount as of the Cut-Off Date.

          Each month, not later than the third Business Day prior to the Determination Date occurring in such month, the Servicer shall deliver to the Trust Administrator the Servicer's Monthly Computer Tape in the form attached hereto as Exhibit R (both in hard copy and in computer tape form). The Trust Administrator may rely fully upon and shall have no liability with respect to any such information provided to it by the Servicer. The Trust Administrator shall not be obligated to verify, recompute, reconcile or confirm any information contained in the Servicer's Monthly Computer Tape or otherwise provided by the Servicer.

          In making any payments or distributions required to be made by them pursuant to any of the provisions hereof, the Indenture Trustee shall make such payments and distributions based solely upon the information contained in the applicable Trust Administrator's Certificate or, if such information is not included in the applicable Trust Administrator's Certificate, upon written instructions of the Servicer or the Trust Administrator. The Indenture Trustee may rely fully upon and shall have no liability with respect to any such information provided to it by the Servicer or the Trust Administrator. The Indenture Trustee shall not be obligated to verify, recompute, reconcile or confirm any information contained in any Trust Administrator's Certificate or otherwise provided by the Trust Administrator or the Servicer.

          (a) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall furnish to the Indenture Trustee for distribution to each Person who at any time during the calendar year was a Noteholder of the applicable Pool the amount of interest and principal distributed with respect to each Class of Notes plus such other customary information as the Trust Administrator determines to be necessary and/or required by the Internal Revenue Service to enable the Noteholders to prepare their tax returns for such calendar year. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time are in force.

          (b) On each Remittance Date, the Indenture Trustee shall forward to the Owner Trustee, for distribution to the Certificateholders, a copy of the report forwarded to the Noteholders of each Pool in respect of such Remittance Date, as the case may be, and a statement, prepared by the Servicer or the Trust Administrator, setting forth the amounts actually distributed to the Certificateholders on such Remittance Date together with such other information as the Servicer or Trust Administrator provides and deems necessary or appropriate.

          (c) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall furnish to the Indenture Trustee, with a copy to the Owner Trustee for distribution to each Person who at any time during the calendar year was a Certificateholder such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, as applicable. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time in force.

          (d) Upon reasonable advance notice in writing, the Servicer will provide to each Noteholder which is a savings and loan association, bank or insurance company certain reports and access to information and documentation regarding the Loans sufficient to permit such Noteholder to comply with applicable regulations of the Office of Thrift Supervision or other regulatory authorities with respect to investment in the Notes.

          (e) The Servicer shall furnish to each Noteholder during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Noteholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Noteholder may reasonably require; provided, that the Servicer shall be entitled to be reimbursed by such Noteholder for the Servicer's actual expenses incurred in providing such reports if such reports are not producible in the ordinary course of the Servicer's business.

          Section 7.11 ADVANCES BY THE SERVICER.

          Not later than the close of business on each Determination Date, the Servicer shall remit to the Indenture Trustee for deposit in the applicable Note Distribution Account an amount (as indicated in the Trust Administrator's Certificate prepared pursuant to Section 7.10), to be distributed on the related Remittance Date pursuant to Section 7.08, equal to the amount, if any, by which
(a) the sum of (x) 30 days' interest at the then applicable weighted average Remittance Rate for the Notes of a Pool on the aggregate Class Principal Balance of the Notes of that Pool immediately prior to that Remittance Date and (y) the amount required to be deposited into the Expense Account of that Pool on that Remittance Date exceeds (b) the amount received by the Servicer as of the related Record Date in respect of interest on the Loans of the related Pool. The sum of such excess calculated for each Pool is defined herein as the "Monthly Advance." The Servicer may reimburse itself for Monthly Advances made pursuant to Section 4.04.

          Notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made if the Servicer determines that such Monthly Advance would, if made, constitute a Nonrecoverable Advance.

          Section 7.12 COMPENSATING INTEREST.

          The Noteholders shall be entitled to a full month's interest for each Loan for any month during which a Principal Prepayment or Curtailment is received on such Loan. Not later than the close of business on each Determination Date, with respect to each Loan for which a Principal Prepayment or Curtailment was received during the related Due Period, the Servicer shall remit to the Indenture Trustee for deposit in the applicable Note Distribution Account from amounts otherwise payable to it as servicing compensation, an amount (such amount required to be delivered to the Indenture Trustee is referred to herein as "Compensating Interest") (as indicated in the Trust Administrator's Certificate prepared pursuant to Section 7.10) equal to the difference between (a) 30 days' interest on the Principal Balance of each such Loan at its Loan Interest Rate and (b) the amount of interest actually received on each such Loan for such Due Period.

          Section 7.13 REPORTS OF FORECLOSURE AND ABANDONMENT OF MORTGAGED PROPERTY.

          Each year the Indenture Trustee shall execute upon receipt from the Servicer and return to the Servicer for filing the reports of foreclosures and abandonments of any Mortgaged Property of the applicable Pool prepared by the Servicer required by Section 6050J of the Code. In order to facilitate this reporting process, the Servicer, on or before January 15th of each year, shall provide to the Indenture Trustee reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trust acquires an interest in a Mortgaged Property relating to a Loan through foreclosure or other comparable conversion in full or partial satisfaction of the Loan, or (ii) knows or has reason to know that a Mortgaged Property relating to a Loan has been abandoned. The reports from the Servicer shall be in form and substance sufficient to enable the Indenture Trustee to meet the reporting requirements imposed by such Section 6050J.

          Section 7.14 NET DEPOSITS. As an administrative convenience, unless the Servicer is required to remit collections within two Business Days of receipt thereof, the Servicer will be permitted to make the deposit of collections on the Loans for or with respect to the Due Period net of distributions to be made to the Servicer with respect to the Due Period (other than with respect to Nonrecoverable Advances). The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

                                   [RESERVED]

                                   ARTICLE IX

                                  THE SERVICER

          Section 9.01 INDEMNIFICATION; THIRD PARTY CLAIMS.

               (a) The Servicer agrees to indemnify and hold the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Custodian and each Noteholder and Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Custodian and any Noteholder and Certificateholder may sustain in any way related to the failure of the Servicer to perform its duties and service the Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Custodian and each Noteholder and Certificateholder if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Indenture Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Custodian and/or Noteholder or Certificateholder in respect of such claim. The Indenture Trustee shall reimburse the Servicer from amounts otherwise payable to the Certificateholders for all amounts advanced by it pursuant to the preceding sentence except when the Claim relates directly to the failure of the Servicer to service and administer the Loans in compliance with the terms of this Agreement.

               (b) The Representative agrees to indemnify and hold the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Custodian and each Noteholder and Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Custodian and any Noteholder or Certificateholder may sustain in any way related to the failure of the Servicer, if it is an affiliate thereof, or the failure of the Representative to perform their respective duties in compliance with the terms of this Agreement and in the best interests of the Noteholders and the Certificateholders. The Representative shall immediately notify the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Custodian and each Noteholder and Certificateholder if a claim is made by a third party with respect to this Agreement, and the Representative shall assume (with the consent of the Indenture Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Representative, the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Custodian and/or Noteholder or Certificateholder in respect of such claim. The Indenture Trustee shall reimburse the Representative from amounts otherwise payable to the Certificateholders for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the Representative's indemnification pursuant to Section 2.05 and Section 3.03 or to the failure of the Servicer, if it is an affiliate of the Representative to perform its obligations to service and administer the Loans in compliance with the terms of this Agreement, or the failure of the Representative to perform its duties in compliance with the terms of this Agreement and in the best interests of the Noteholders and the Certificateholders.

               (c) The Servicer also acknowledges its indemnification obligations under Section 6.7 of the Indenture.

          Section 9.02 MERGER OR CONSOLIDATION OF THE REPRESENTATIVE AND THE SERVICER.

          The Servicer and the Representative will each keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Loans and to perform its duties under this Agreement.

          Any Person into which the Servicer, the Representative may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer and the Representative shall be a party, or any Person succeeding to the business of the Servicer and the Representative, shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000 and shall be the successor of the Servicer and the Representative, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer and the Representative shall send notice of any such merger or consolidation to the Issuer, the Owner Trustee and the Indenture Trustee.

          Section 9.03 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.

          The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of
Section 9.01 herein, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Loans in accordance with this Agreement.

          Section 9.04 SERVICER NOT TO RESIGN.

          The Servicer shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Owner Trustee and the Indenture Trustee, or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Indenture Trustee and the Owner Trustee, which Opinion of Counsel shall be in form and substance acceptable to the Indenture Trustee and the Owner Trustee. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section 10.02.

          Section 9.05 [Reserved]

          Section 9.06 [Reserved]

          Section 9.07 APPOINTMENT OF TRUST ADMINISTRATOR.

          The Representative and Servicer hereby appoint First Union National Bank, a national banking association, as Trust Administrator and, in such capacity, the Trust Administrator shall have all the rights, powers, obligations and duties respecting the Trust Administrator set forth herein and in the other Basic Documents.

                                    ARTICLE X

                                     DEFAULT

          Section 10.01 SERVICER DEFAULT.

               (a) In case one or more of the following Servicer Defaults shall occur and be continuing, that is to say:

                    (i) (A) the failure by the Servicer to make any required Servicing Advance, to the extent such failure materially and adversely affects the interests of the Noteholders or the Certificateholders;
          (B) the failure by the Servicer to make any required Monthly Advance;
          (C) the failure by the Servicer to remit any Compensating Interest; or
          (D) any failure by the Servicer to remit to Noteholders or the Certificateholders, or to the Indenture Trustee for the benefit of the Noteholders or the Certificateholders, any payment required to be made under the terms of this Agreement which continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by any Noteholder or Certificateholder; or

                    (ii) failure by the Servicer or the Representative duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer or the Representative as set forth in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Representative, as the case may be, by the Indenture Trustee or to the Servicer or the Representative, as the case may be, and the Indenture Trustee by any Noteholder or Certificateholder; or

                    (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

                    (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

                    (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

          (b) then, and in each and every such case, so long as a Servicer Default shall not have been remedied, and in the case of clause (i) above (except for clause (i)(C)), if such Servicer Default shall not have been remedied within 30 days after the Servicer has received notice of such Servicer Default, (x) with respect solely to clause (i)(C) above, if such Monthly Advance is not made earlier than 4:00 p.m. New York time on the Determination Date, the Indenture Trustee shall give immediate telephonic notice of such failure to a Servicing Officer of the Servicer, as the case may be, and, unless such failure is cured, by receipt of payment by 12:00 Noon New York time on the following Business Day, the Indenture Trustee shall immediately assume, pursuant to
Section 10.02 hereof, the duties of a successor Servicer; and (y) in the case of clauses (i)(A), (i)(B), (i)(D), (i)(E), (ii), (iii), (iv) and (v), the Majority Securityholders then outstanding, by notice in writing to the Servicer, may, in addition to whatever rights such Noteholders may have at law or equity including damages, injunctive relief and specific performance, in each case commence termination of all the rights and obligations of the Servicer under this Agreement and in and to the Loans and the proceeds thereof, as Servicer. Upon receipt by the Servicer of a second written notice from such Noteholders stating that they or it intend to terminate the Servicer as a result of such Servicer Default, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 10.02, pass to and be vested in the Indenture Trustee or its designee and the Indenture Trustee or its designee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Loans and related documents. The Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Indenture Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Servicer to each Principal and Interest Account or thereafter received with respect to the Loans.

          Section 10.02 INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

          On and after the time the Servicer receives a notice of termination pursuant to Section 10.01 or the Indenture Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 9.04 or the Servicer is removed as servicer pursuant to this Article X, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, provided, however, that the Indenture Trustee shall not be liable for any actions of any servicer prior to it, and that the Indenture Trustee shall not be obligated to make advances or payments pursuant to Sections 7.11, 7.12, 4.05,
4.10 or 4.14 or otherwise but only to the extent the Indenture Trustee, as the case may be, determines reasonably and in good faith that such advances would not be recoverable, such determination to be evidenced with respect to each such advance by a certification of a Responsible Officer of the Indenture Trustee, as the case may be. As compensation therefor, the Indenture Trustee shall be entitled to all funds relating to the Loans which the Servicer would have been entitled to receive from the Principal and Interest Account pursuant to Section
4.04 if the Servicer had continued to act as servicer hereunder, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 5.01 and 5.03.

          Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority Securityholders so request in writing to the Indenture Trustee, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution satisfying the Rating Agency Condition that has a net worth of not less than $15,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Indenture Trustee and remitted directly to the Indenture Trustee or, at the direction of the Indenture Trustee, to the successor servicer. The compensation of any successor servicer (including, without limitation, the Indenture Trustee) so appointed shall be the aggregate Servicing Fees, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise. In the event the Indenture Trustee is required to solicit bids as provided herein, the Indenture Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor servicer shall be entitled to, with respect to the Loans each would be servicing, the full amount of the aggregate Servicing Fees relating to such Loans as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise. Within thirty days after any such public announcement, the Indenture Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Indenture Trustee shall deduct from any sum received by the Indenture Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances and Monthly Advances. After such deductions, the remainder of such sum shall be paid by the Indenture Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Indenture Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Indenture Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Indenture Trustee or such successor servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Servicer or which are thereafter received with respect to the Loans. Neither the Indenture Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until written notice of such proposed appointment shall have been provided by the Indenture Trustee to each Noteholder and each Certificateholder, and the Indenture Trustee shall have consented thereto. The Indenture Trustee shall not resign as servicer until a successor servicer has been appointed.

          Pending appointment of a successor to the Servicer hereunder, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to
Section 5.03 or otherwise as provided in this Agreement. The Servicer, the Indenture Trustee, the Owner Trustee, any Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          Section 10.03 WAIVER OF DEFAULTS.

          The Majority Securityholders, may, on behalf of all Noteholders and Certificateholders waive any events permitting removal of the Servicer as servicer pursuant to this Article X, provided, however, that such Noteholders may not waive a default in making a required distribution on a Note or Certificate without the consent of the holder of such Note or Certificate, as the case may be. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

          Section 10.04 [Reserved]

          Section 10.05 CONTROL BY MAJORITY SECURITYHOLDERS.

          The Majority Securityholders may, by written instruction, direct the time, method and place of conducting any proceeding relating to the Owner Trust Estate or for any remedy available to the Indenture Trustee with respect to the Owner Trust Estate or exercising any trust or power conferred on the Indenture Trustee with respect to the Owner Trust Estate and the Indenture Trustee, by written instruction, may direct the time, method and place of conducting any proceeding for any remedy available to the Owner Trustee with respect to the Owner Trust Estate or exercising any trust or power conferred on the Owner Trustee with respect to the Owner Trust Estate, PROVIDED THAT:

               (a) such direction shall not be in conflict with any rule of law or with this Agreement or the Trust Agreement and shall contain a representation to such effect upon which the recipient of such direction may rely;

               (b) the Indenture Trustee, or the Owner Trustee, as the case may be, shall have been provided with indemnity satisfactory to it; and

               (c) the Indenture Trustee, and the Owner Trustee may take any other action deemed proper by the Indenture Trustee, and the Owner Trustee which is not inconsistent with such direction; provided, however, that the Indenture Trustee, and the Owner Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Holders not so directing.

                                   ARTICLE XI

                                   TERMINATION

          Section 11.01 TERMINATION.

               (a) This Agreement shall terminate upon notice to the Indenture Trustee of either: (a) the latter of the final payment or other liquidation of the last Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Loan and the remittance of all funds due thereunder, or (b) mutual consent of the Servicer and all Noteholders and all Certificateholders in writing.

               (b) The Servicer may, at its option, on any date on which the aggregate Principal Balances of the Loans are less than 10% of the aggregate Principal Balances of the Loans as of the Cut-Off Date (such date, the "Optional Servicer Termination Date"), purchase on the next succeeding Remittance Date, all of the Loans and any related REO Properties at a price equal to the sum of
(x) 100% of the Principal Balances of the Loans before the occurrence of Realized Losses, and any related REO Property, and (y) accrued but unpaid interest thereon (whether through payments by the applicable Obligor, Monthly Advances or otherwise) at the weighted average Remittance Rates of the Pool I Notes in the case of the Pool I Loans and the weighted average Remittance Rates of the Pool II Notes in the case of the Pool II Loans (the "Termination Price").

               (c) In the event that this Agreement is terminated under clause
(b) of Section 11.01(a), or the Servicer exercises its purchase option as provided in Section 11.01(b), the Trust shall be terminated in accordance with the following additional requirements, unless the Owner Trustee and the Trust Administrator shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section
10.02 will not (1) result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or
(2) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any REMIC I Regular Interest, Pool I Notes or Class I Certificates are outstanding:

          (i) Within 90 days prior to the final Remittance Date, the Servicer shall adopt and the Owner Trustee shall sign a plan of complete liquidation for each of REMIC I and REMIC II meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Remittance date, the Owner Trustee shall sell all of the assets of the Trust (to the Servicer, in the case of a termination under Section 11.01(b)) for cash; and

          (iii) At the time of the making of the final payment on the Notes, the Indenture Trustee shall distribute or credit, or cause to be distributed or credited from the Pool I Note Distribution Account (A) to REMIC II, as holder of the REMIC I Regular Interests, the unpaid principal balance thereof plus accrued interest thereon, (B) to each Class of Pool I Notes, the amounts payable with respect to such Notes pursuant to Section 7.08, and (C) to the Owner Trustee, for deposit into the sub-account of the Certificate Distribution Account applicable to Pool I any amounts remaining in the Pool I Note Distribution Account, for distribution to the Class I Certificates any amounts that it has accrued under Section 2.13 of the Trust Agreement, but which have not yet been paid with respect to such Certificates, and distribution to the Class R Certificates, all amount remaining in REMIC I and REMIC II after such payment.

By their acceptance of the Pool I Notes and Class I Certificates, the Holders thereof hereby agree to appoint the Owner Trustee as their attorney in fact to:
(i) adopt such a plan of complete liquidation (and the holders of the Pool I Notes and Class I Certificates hereby appoint the Owner Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

               (d) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Indenture Trustee and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

               (e) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee or its designee will succeed to the rights of the Indenture Trustee pursuant to this Agreement.

                                  ARTICLE XII

                ADMINISTRATIVE DUTIES OF THE TRUST ADMINISTRATOR

          Section 12.01 ADMINISTRATIVE DUTIES.

               (a) DUTIES WITH RESPECT TO THE INDENTURE AND DEPOSITORY AGREEMENTS. The Trust Administrator shall perform all the duties of the Issuer under the Depository Agreement and the Indenture. In addition, the Trust Administrator shall consult with the Owner Trustee as the Trust Administrator deems appropriate regarding the duties of the Issuer under the Indenture and the Depository Agreement. The Trust Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee in writing when action is necessary to comply with the Issuer's duties under the Indenture and the Depository Agreement. The Trust Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreement. In furtherance of the foregoing, the Trust Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture and the Depository Agreement. The Owner Trustee shall not be responsible for monitoring or supervising the activities of the Trust Administrator; provided, however, the Owner Trustee shall remain liable for performing its services hereunder and under the other Basic Documents. The Owner Trustee shall incur no liability for the default or misconduct of the Trust Administrator.

               (b) DUTIES WITH RESPECT TO THE ISSUER. (i) The Trust Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents. In accordance with the directions of the Owner Trustee, the Trust Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Trust Administrator. In furtherance thereof, the Owner Trustee shall, on behalf of itself and the Trust, execute and deliver to the Trust Administrator, one or more powers of attorney substantially in the form of Exhibit P hereto, appointing the Trust Administrator the attorney-in-fact of the Owner Trustee and the Trust for the purpose of executing on behalf of the Owner Trustee and the Trust any and all documents and taking any and all actions necessary in connection with the performance by the Trust Administrator of its obligations under this Agreement.

          (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Trust Administrator shall be responsible for promptly notifying the Owner Trustee in writing in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated in
     Section 5.2(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

          (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Trust Administrator shall be responsible for performance of the duties of the Owner Trustee and the Holder of the Special Interests set forth in Sections 2.13, 2.14, 6.2, 6.3, 6.4. 6.5 and
     6.6 of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); PROVIDED, HOWEVER, that the Holder of the Special Interests shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

          (iv) The Trust Administrator shall perform the duties of the Servicer specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Trust Administrator under this Agreement or any of the Basic Documents.

          (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Trust Administrator may enter into transactions with or otherwise deal with any of its Affiliates; PROVIDED, HOWEVER, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Trust Administrator's opinion, no less favorable to the Issuer in any material respect.

               (c) TAX MATTERS. The Trust Administrator shall prepare and file, on behalf of the Trust and the Holder of the Special Interests, all tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in Sections 2.6, 2.13 and 2.14 and Article V of the Trust Agreement, including without limitation, Internal Revenue Service forms 1099, 1065 and 1066. All tax returns relating to REMIC I, REMIC II, the Class I Certificates and Class R Certificates will be signed by the Owner Trustee and all tax returns relating to Pool II and the Class II Certificates shall be signed by the Holder of the Special Interests, unless some other party is required by law to sign such returns (in which case such other party shall sign).

               (d) NON-MINISTERIAL MATTERS. With respect to matters that in the reasonable judgment of the Trust Administrator are non-ministerial, the Trust Administrator shall not take any action pursuant to this Article X unless within a reasonable time before the taking of such action, the Trust Administrator shall have notified in writing the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B),
(C) and (D) below, Indenture Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

          (A) the amendment of or any supplement to the Indenture;

          (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Loans);

          (C) the amendment, change or modification of this Agreement or any of the Basic Documents;

          (D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

          (E) the removal of the Indenture Trustee.

               (c) EXCEPTIONS. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Trust Administrator, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Indenture Trust Estate pursuant to
Section 5.4 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

               Section 12.02 RECORDS.

               The Trust Administrator shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

               Section 12.03 ADDITIONAL INFORMATION TO BE FURNISHED TO THE
ISSUER.

               The Trust Administrator shall furnish to the Issuer from time to time such additional information available to the Trust Administrator regarding the Owner Trust Estate as the Issuer shall reasonably request.

               Section 12.04. CALCULATION OF LIBOR.

               (a) On each Interest Determination Date, the Trust Administrator will determine LIBOR based on the rate for one-month U.S. dollar deposits (the "One Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date in determining the Class Remittance Rates for the Remittance Date in the following month. If such LIBOR rate does not appear on Telerate Page 3750, the LIBOR rate for that day will be determined on the basis of the rates at which deposits in United States dollars, having the One-Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market by the Reference Banks. The Trust Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trust Administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks having a One-Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

          Neither the Representative, Servicer nor the Indenture Trustee shall have any liability or responsibility to any Person for the selection of any Reference Bank for the purpose of determining LIBOR. In determining LIBOR and the Class Remittance Rates the Trust Administrator may conclusively rely and shall be protected in relying upon the rates appearing on Telerate Page 3750 or the offered quotations (whether written, oral or on Telerate Page 3750) from Reference Banks, as appropriate, in effect from time to time. Neither of the Representative, the Servicer nor the Indenture Trustee shall have liability or responsibility to any Person for (i) the Trust Administrator's selection of Reference Banks for purposes of determining LIBOR or (ii) the Trust Administrator's or the Servicer's inability, as applicable, following a good-faith reasonable effort, to obtain such quotations from Reference Banks or such New York City banks or to determine such arithmetic mean, all as provided for in this Section 12.15.

          The establishment of LIBOR and the Class Remittance Rates by the Trust Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Note, the Representative and the Servicer.

          The Trust Administrator is not responsible for determining (or for the failure of the Servicer to determine) the Net Funds Cap.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

          Section 13.01 ACTS OF NOTEHOLDERS AND CERTIFICATEHOLDERS.

          Except as otherwise specifically provided herein, whenever Noteholder or Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Noteholders and Certificateholders if the Majority Securityholders agree to take such action or give such consent or approval.

          Section 13.02 AMENDMENT.

          This Agreement may be amended by the Servicer and the Owner Trustee, with the consent of the Indenture Trustee (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

          This Agreement may also be amended from time to time by the Servicer and the Owner Trustee, with the consent of the Indenture Trustee and the Letter of Credit Provider and the consent of the Majority Securityholders the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes of each Class and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates affected thereby.

          Prior to the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Rating Agencies. Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee.

          It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

          Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

          Any amendment to this Agreement shall also require the consent of the Custodian and/or the Trust Administrator, if such proposed amendment affects any of their respective rights, duties or obligations hereunder.

          Section 13.03 RECORDATION OF AGREEMENT.

          To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Noteholders and the Certificateholders' expense on direction of the Majority Securityholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders and the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

          Section 13.04 DURATION OF AGREEMENT.

          This Agreement shall continue in existence and effect until terminated as herein provided.

          Section 13.05 GOVERNING LAW.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          Section 13.06 NOTICES.

          All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to (i) in the cases of the Representative, Seller and Servicer, The Money Store Inc., 707 Third Street, West Sacramento, California 95605, Attention: Executive Vice President, or such other addresses as may hereafter be furnished to the Noteholders and the Certificateholders in writing by the Representative, the Seller and the Servicer, (ii) in the case of the Indenture Trustee, 140 Broadway, 12th Floor, New York, New York 10005, Attention: Corporate Trust Department, (iii) in the case of the Owner Trustee to The Money Store Business Loan Backed Trust 1999-1, c/o Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Department, (iv) in the case of Moody's, to 99 Church Street, New York, New York 10007, Attention:
Structured Finance, (v) in the case of DCR, to Duff & Phelps Credit Rating Co., 55 East Monroe Street, Suite 3800, Chicago, Illinois 60603, Attention:
Monitoring Group (Small Business Loans), (vi) in the case of the Custodian, First Union National Bank, Trust Department, 9639 Doctor Perry Road, Suite 124, Ijamsville, Maryland 21754, Attention: Robin Belanger, or (vii) in the case of the Trust Administrator, First Union National Bank, 230 South Tryon Street, 9th Floor, Charlotte, NC 28288, Attention: The Money Store Business Loan Backed Trust, Series 1999-1 or to such other address as such party may hereafter specify in writing.

                  Section 13.07  SEVERABILITY OF PROVISIONS.


          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

          Section 13.08 NO PARTNERSHIP.

          Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Noteholders or the Certificateholders.

          Section 13.09 COUNTERPARTS.

          This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

          Section 13.10 SUCCESSORS AND ASSIGNS.

          This Agreement shall inure to the benefit of and be binding upon the Representative, the Seller, the Servicer, the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders and their respective successors and assigns.

          Section 13.11 HEADINGS.

          The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          Section 13.12 ASSIGNMENT TO INDENTURE TRUSTEE.

          The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Mortgage Loans and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

          Section 13.13 NONPETITION COVENANT.

          Notwithstanding any prior termination of this Agreement, the Seller and Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

          Section 13.14 LIMITATION OF LIABILITY OF OWNER TRUSTEE, INDENTURE TRUSTEE AND CUSTODIAN.

               (a) Notwithstanding anything contained herein to the contrary, this Agreement has been signed and countersigned by Chase Manhattan Bank Delaware not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Chase Manhattan Bank Delaware in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Owner Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

               (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by HSBC Bank USA not in its individual capacity but solely as Indenture Trustee and in no event shall HSBC Bank USA have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

               (c) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by First Union National Bank, not in its individual capacity but solely as Custodian and Trust Administrator, and in no event shall First Union National Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

          Section 13.15 INDEPENDENCE OF THE SERVICER.

          For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

          Section 13.16 NOTIFICATION TO RATING AGENCIES.

          The Indenture Trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has received notice: (1) any modification or amendment to this Agreement, (2) any appointment of a Custodian (other than First Union National Bank), (3) any change of the Indenture Trustee or the Servicer, (4) any Servicer Default, and (5) the final payment of all the Notes and the Certificates. The Servicer shall promptly deliver to the Rating Agencies a copy of each of the Trust Administrator's Certificates.

          Section 13.17 THIRD PARTY RIGHTS.

          The parties hereto agree that the Indenture Trustee, the Owner Trustee, the Trust Administrator and the Custodian shall each be deemed a third party beneficiary of the Agreement entitled to all rights and benefits set forth herein as fully as if it were a party hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                               THE MONEY STORE BUSINESS LOAN
                               BACKED TRUST 1999-1

                               By:  CHASE MANHATTAN BANK
                               DELAWARE, not in its individual capacity but
                               solely as Owner Trustee on behalf of the Trust,


                               By: /s/ Denis Kelly
                                   -----------------------------------
                                   Name:  Denis Kelly
                                   Title: Assistant Vice President

                               THE MONEY STORE INC., as Representative


                               By: /s/ Arthur Lyon
                                   -----------------------------------
                                   Name:  Arthur Lyon
                                   Title: Senior Vice President/CFO

                               THE MONEY STORE COMMERCIAL
                               MORTGAGE, INC., as Seller and Servicer


                               By: /s/ Paul Leliakov
                                   ----------------------------------
                                   Name:  Paul Leliakov
                                   Title: President

Acknowledged and Accepted:

HSBC Bank USA, not
in its individual capacity
but solely as Indenture Trustee,


By: /s/  Susan Barstock
    -------------------------------
    Name:  Susan Barstock
    Title: Assistant Vice President

Acknowledged and Accepted:


FIRST UNION NATIONAL BANK,
not in its individual capacity
but as Custodian

By: /s/ Robert Ashbaugh
    ------------------------------
    Name:  Robert Ashbaugh
    Title: Vice President

Acknowledged and Accepted:


FIRST UNION NATIONAL BANK,
not in its individual capacity
but as Trust Administrator

By: /s/  Steven R. Johnson
    -------------------------------
    Name:  Steven R. Johnson
    Title: Vice President

STATE OF NEW YORK      )
                       : ss.:
COUNTY OF NEW YORK     )

     On the 29th day of June 1999 before me, a Notary Public in and for said State, personally appeared Denis Kelly, known to me to be an officer of Chase Manhattan Bank Delaware, a Delaware banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


        /s/  Amanda C. Scuder
        ------------------------------
        Notary Public

        My Commission expires November 24, 1999

STATE OF CALIFORNIA     )
                        : ss.:
COUNTY OF YOLO          )

     On the 29th day of September 1999 before me, a Notary Public in and for the State of California, personally appeared Arthur Q. Lyon, known to me to be the Senior Vice President/CFO of The Money Store Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

          /s/ Sonya V. Snow
          ---------------------------
          Notary Public

          My Commission expires August 9, 2002

STATE OF CALIFORNIA     )
                        : ss.:
COUNTY OF YOLO          )

     On the 29th day of June 1999 before me, a Notary Public in and for the State of California, personally appeared Paul Leliakov, known to me to be the President of The Money Store Commercial Mortgage Inc., and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

          /s/ Sonya V. Snow
          ----------------------------
          Notary Public

          My Commission expires August 9, 2002

                                   SCHEDULE I


                       DESCRIPTION OF CERTAIN LITIGATION


                                     None.

                                    EXHIBIT A

                    CONTENTS OF INDENTURE TRUSTEE'S LOAN FILE


     With respect to each Loan, the Indenture Trustee's Loan File shall include the documents set forth in Section 2.04 of the Sale and Servicing Agreement.

                                    EXHIBIT B

                PRINCIPAL AND INTEREST ACCOUNT LETTER AGREEMENT

                                  June __, 1999


          To: _________________ (the "Depository")


          As "Servicer" under the Sale and Servicing Agreement, dated as of May 31, 1999, among The Money Store Business Loan Backed Trust 1999-1, The Money Store Inc., and the Money Store Commercial Mortgage Inc., as Seller and Servicer (the "Agreement"), we hereby authorize and request you to establish an account, as a Principal and Interest Account pursuant to Section 4.03 of the Agreement, to be designated as "The Money Store Commercial Mortgage Inc., in trust for the registered holders of The Money Store Business Loan Backed Notes, and Certificates Series 1999-1, and various Obligors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                    THE MONEY STORE INC.


                                    By:    ________________________________
                                           Name:
                                           Title:

          The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The amounts deposited at any time in the account will be insured to the maximum amount provided by applicable law by the Federal Deposit Insurance Corporation through the Bank Insurance Fund.


                                     By:    ________________________________
                                            Name:
                                            Title:

                                    EXHIBIT C

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                                  June 29, 1999

The Money Store Inc.                    The Money Store Commercial Mortgage Inc.
707 Third Street                        707 Third Street
West Sacramento, CA  95605              West Sacramento, CA 95605

First Union Capital Markets Corp., as   HSBC Bank USA, as Indenture Trustee
  Representative and Underwriter        140 Broadway, 12th Floor
One First Union Center                  New York, New York  10005
301 South College Street, DC-8
Charlotte, North Carolina  28288-0600


          Re: Sale and Servicing Agreement, The Money Store Business Loan Backed Notes and Certificates, Series 1999-1, dated as of May 31, 1999 among The Money Store Inc. as Representative, The Money Store Commercial Mortgage Inc., as Seller and Servicer, and The Money Store Business Loan BACKED TRUST 1999-1


Ladies and Gentlemen:

          In accordance with Section 2.05 of the above-captioned Sale and Servicing Agreement, the undersigned, as Custodian, hereby certifies that, except as noted on the attachment hereto, if any (the "Loan Exception Report"), it has received an Assignment of Mortgage, or a certified copy thereof, and a Business Note with respect to each Pool I and Pool II Loan listed in the related Loan Schedule and the documents contained therein appear to bear original signatures.

          The undersigned has made no independent examination of any such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The undersigned makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of Pool I or Pool II Loans identified on the related Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Pool I or Pool II Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

                                   FIRST UNION NATIONAL BANK,
                                     as Custodian


                                   By: _______________________
                                       Name:
                                       Title:

                                   EXHIBIT C-1

                     FORM OF CUSTODIAN INTERIM CERTIFICATION

                                                                      [Date]

The Money Store Inc.                    The Money Store Commercial Mortgage Inc.
707 Third Street                        707 Third Street
West Sacramento, CA  95605              West Sacramento, CA 95605

First Union Capital Markets Corp. as    HSBC Bank USA, as Indenture Trustee
 Representative and Underwriter         140 Broadway, 12th Floor
One First Union Center                  New York, New York  10005
301 South College Street, DC-8
Charlotte, North Carolina  28288-0600


          Re: Sale and Servicing Agreement, The Money Store Business Loan Backed Notes and Certificates, Series 1999-1, dated as of May 31, 1999 among The Money Store Inc. as Representative, The Money Store Commercial Mortgage Inc., as Seller and Servicer, and The Money Store Business Loan BACKED TRUST 1999-1

Ladies and Gentlemen:

          In accordance with Section 2.05 of the above-referenced Sale and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Pool I and Pool II Loan listed in the related Loan Schedule (other than any Pool I or Pool II Loan paid in full or any Pool I or Pool II Loan listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to
Section 2.04 of the Sale and Servicing Agreement and has determined that (i) all such documents are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Pool I or Pool II Loan, (iii) based on its examination and only as to the foregoing documents, the information set forth in the related Loan Schedule respecting such Pool I or Pool II Loan is correct and (iv) each Business Note has been endorsed as provided in Section 2.04 of the Sale and Servicing Agreement.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

                                        FIRST UNION NATIONAL BANK,
                                          as Custodian

                                          By  __________________________
                                              Name:
                                              Title:

                                    EXHIBIT D

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                                      [Date]



The Money Store Inc.                    The Money Store Commercial Mortgage Inc.
707 Third Street                        707 Third Street
West Sacramento, CA  95605              West Sacramento, CA 95605

First Union Capital Markets Corp. as    HSBC Bank USA, as Indenture Trustee
  Representative and Underwriter        140 Broadway, 12th Floor
One First Union Center                  New York, New York  10005
301 South College Street, DC-8
Charlotte, North Carolina  28288-0600


          Re: Sale and Servicing Agreement, The Money Store Business Loan Backed Notes and Certificates, Series 1999-1, dated as of May 31, 1999 among The Money Store Inc. as Representative, The Money Store Commercial Mortgage Inc., as Seller and Servicer, and The Money Store Business Loan BACKED TRUST 1999-1

Ladies and Gentlemen:

          In accordance with Section 2.05 of the above-captioned Sale and Servicing Agreement, the undersigned, as Custodian, hereby certifies that, except as noted on the attachment hereto, as to each Pool I and Pool II Loan listed in the related Loan Schedule (other than any Pool I or Pool II Loan paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to Section 2.04 (other than items listed in Section 2.04(d)(ii)) of the Sale and Servicing Agreement and has determined that (i) all such documents are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Pool I or Pool II Loan, (iii) based on its examination, and only as to the foregoing documents, the information set forth in the related Loan Schedule respecting such Pool I or Pool II Loan is correct and (iv) each Business Note has been endorsed as provided in Section 2.04 of the Sale and Servicing Agreement. The undersigned has made no independent examination of such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The undersigned makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Pool I or Pool II Loan identified on the related Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Pool I or Pool II Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.


                                  FIRST UNION NATIONAL BANK,
                                    as Custodian

                                   By: ________________________________
                                       Name:
                                       Title:

                                   EXHIBIT E-1

                              POOL I LOAN SCHEDULE


          The Pool I Loan Schedule is maintained with the Indenture Trustee.

                                   EXHIBIT E-2

                             POOL II LOAN SCHEDULE


          The Pool II Loan Schedule is maintained with the Indenture Trustee.

                                    EXHIBIT F

                                   [RESERVED]

                                    EXHIBIT G

                        REQUEST FOR RELEASE OF DOCUMENTS



To:  [First Union National Bank,
       as Custodian]


          Re: Sale and Servicing Agreement, The Money Store Business Loan Backed Notes and CERTIFICATES, SERIES 1999-1, DATED AS OF MAY 31, 1999

          In connection with the administration of the Pool of Loans held by you as Custodian for the Noteholders and the Certificateholders, we request the release, and acknowledge receipt, of the (Indenture Trustee's Loan File/[specify document]) for the Loan described below, for the reason indicated.

OBLIGOR'S NAME, ADDRESS & ZIP CODE:


MORTGAGE LOAN NUMBER:


REASON FOR REQUESTING DOCUMENTS (check one)
____ 1.     Loan Paid in Full
               (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Principal and Interest Account and remitted to the Indenture Trustee for deposit into the applicable Note Distribution Account pursuant to the Sale and Servicing Agreement.)

____ 2.     Loan Liquidated
               (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Principal and Interest Account and remitted to the Indenture Trustee for deposit into the applicable Note Distribution Account pursuant to the Sale and Servicing Agreement.)

____ 3.     Loan in Foreclosure

_____4. Loan Purchased Pursuant to Section 11.01 of the Sale and Servicing Agreement.

_____5. Loan Repurchased or Substituted Pursuant to Article II or III of the Sale and Servicing Agreement (Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the Principal and Interest Account and remitted to the Indenture Trustee for deposit into the applicable Note Distribution Account pursuant to the Sale and Servicing Agreement.)

_____6. Collateral being released pursuant to Section 4.01(f) of the Sale and Servicing Agreement.

_____7.     Other (explain)  ____________________________
                             ____________________________

          If box 1 or 2 above is checked, and if all or part of the Indenture Trustee's Loan File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Loan.

          If box 3, 4, 5, 6 or 7 above is checked, upon our return of all of the above documents to you as Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                     THE MONEY STORE COMMERCIAL
                                     MORTGAGE INC.


                                     By: _____________________________
                                         Name:
                                         Title:


Documents returned to Custodian:

____________________________________
            Custodian



By: ___________________________
Date: _________________________

                                    EXHIBIT H

                                   [RESERVED]

                                    EXHIBIT I

                                   [RESERVED]

                                    EXHIBIT J

                          FORM OF CUSTODIAL AGREEMENT

                         Dated _______________________


          HSBC Bank USA, a New York banking corporation and trust company, as indenture trustee (the "Indenture Trustee") and ____________________________, _________________________ (the "Custodian"), agree as follows:

          WHEREAS, The Money Store Business Loan Backed Trust 1999-1, The Money Store Commercial Mortgage Inc., as seller (the "Seller") and servicer (the "Servicer"), and The Money Store Inc., as Representative, have entered into a Sale and Servicing Agreement dated as of May 31, 1999 relating to The Money Store Business Loan Backed Notes and Certificates, Series 1999-1 (the "Sale and Servicing Agreement"), the terms defined therein being used herein with the same meaning) pursuant to which the Seller transferred, assigned, set-over and otherwise conveyed certain Loans to the Trust; and

          WHEREAS, in connection with such transfer and assignment and pursuant to the Sale and Servicing Agreement, the Indenture Trustee holds, directly or pursuant to a custodial agreement, the Indenture Trustee's Loan Files:

          WITNESSETH THAT:

          In consideration of the premises and of the mutual agreements herein contained, the Custodian and the Indenture Trustee agree as follows:

          1. APPOINTMENT AS CUSTODIAN; ACKNOWLEDGMENT OF RECEIPT. Subject to the terms and conditions herein, the Indenture Trustee hereby appoints the Custodian, and the Custodian hereby accepts such appointment, as its Custodian to maintain custody of the Indenture Trustee's Loan Files. The Custodian hereby acknowledges receipt of the Business Notes, the Mortgages, the assignments and other documents relating to the Loans referred to in Section 2.04, except for the items referred to in Section 2.04(d)(ii), of the Sale and Servicing Agreement. The Servicer shall be liable for all of the Custodian's fees under this Agreement.

          2. MAINTENANCE OF OFFICE. The Custodian agrees to maintain each Indenture Trustee's Loan File identified in Section 2.04 of the Sale and Servicing Agreement, said Exhibit being incorporated herein by reference, at the office of the Custodian located at ________ ___________________ or at such other office of the Custodian in _______________ as the Custodian shall designate from time to time after giving the Indenture Trustee 30 days' prior written notice.

          3. DUTIES OF CUSTODIAN. As Custodian, the Custodian shall have and perform the following powers and duties:

               (a) SAFEKEEPING. To segregate the Indenture Trustee's Loan Files from all other mortgages and mortgage notes and similar records in its possession, to identify the Indenture Trustee's Loan Files as being held and to hold the Indenture Trustee's Loan Files for and on behalf of the Indenture Trustee for the benefit of all present and future Noteholders and Certificateholders, to maintain accurate records pertaining to each Business Note and Mortgage in the Indenture Trustee's Loan Files as will enable the Indenture Trustee to comply with the terms and conditions of the Sale and Servicing Agreement, to maintain at all times a current inventory thereof and to conduct periodic physical inspections of the Indenture Trustee's Loan Files held by it under this Agreement in such a manner as shall enable the Indenture Trustee and the Custodian to verify the accuracy of such record-keeping, inventory and physical possession. The Custodian will promptly report to the Indenture Trustee any failure on its part to hold the Indenture Trustee's Loan Files as herein provided and promptly take appropriate action to remedy any such failure.

               (b) RELEASE OF DOCUMENTS. To release any Business Note and Mortgage in the Indenture Trustee's Loan Files as provided in the Sale and Servicing Agreement.

               (c) ADMINISTRATION; REPORTS. In general, to attend to all non-discretionary details in connection with maintaining custody of the Indenture Trustee's Loan Files on behalf of the Indenture Trustee, the Noteholders and the Certificateholders. In addition, the Custodian shall assist the Indenture Trustee generally in the preparation of reports to Noteholders and to Certificateholders or to regulatory bodies to the extent necessitated by the Custodian's custody of the Indenture Trustee's Loan Files.

          4. ACCESS TO RECORDS. The Custodian shall permit the Indenture Trustee or its duly authorized representatives, attorneys or auditors and those persons permitted access pursuant to Section 4.13 of the Sale and Servicing Agreement to inspect the Indenture Trustee's Loan Files and the books and records maintained by the Custodian pursuant hereto at such times as they may reasonably request, subject only to compliance with the terms of the Sale and Servicing Agreement.

          5. INSTRUCTIONS; AUTHORITY TO ACT. The Custodian shall be deemed to have received proper instructions with respect to the Indenture Trustee's Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee or the Servicer. A certified copy of a resolution of the Board of Directors of the Indenture Trustee may be accepted by the Custodian as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by the Custodian from the Indenture Trustee. Such instructions may be general or specific in terms.

          6. INDEMNIFICATION BY THE CUSTODIAN. The Custodian agrees to indemnify the Indenture Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses, including attorneys' fees, of any kind whatsoever which may be imposed on, incurred by or asserted against the Indenture Trustee as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Indenture Trustee's Loan Files; provided, however, that the Custodian shall not be liable for any portion of any such amount resulting from the gross negligence or willful misconduct of the Indenture Trustee.

          7. ADVICE OF COUNSEL. The Custodian and the Indenture Trustee further agree that the Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as Custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or State law. This paragraph shall not negate the Custodian's obligations under paragraph 6 above.

          8. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT, AND INTERPRETIVE AND ADDITIONAL PROVISIONS. This Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided, and may be amended at any time by mutual agreement of the parties hereto. This Agreement may be terminated by either party in a writing delivered or mailed, postage prepaid, to the other party, such termination to take effect no sooner than sixty (60) days after the date of such delivery or mailing. Concurrently with, or as soon as practicable after, the termination of this Agreement, the Custodian shall redeliver the Indenture Trustee's Loan Files to the Indenture Trustee at such place as the Indenture Trustee may reasonably designate. In connection with the administration of this Agreement, the Custodian and the Indenture Trustee may agree from time to time upon the interpretation of the provisions of this Agreement as may in their opinion by consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed and annexed hereto.

          9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          10. NOTICES. Notices and other writings shall be delivered or mailed, postage prepaid, to the Indenture Trustee at 140 Broadway, 12th Floor, New York, New York 10005, Attention: Corporate Trust Department, or to the Custodian at _________________________________________, Attention: __________; or to such other address as the Indenture Trustee or the Custodian may hereafter specify in writing. Notices or other writings shall be effective only upon actual receipt by the parties.

          11. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Indenture Trustee and the Custodian and their respective successors and assigns. Concurrently with the appointment of a successor trustee as provided in Section 6.8 of the Indenture, the Indenture Trustee and the Custodian shall amend this Agreement to make said successor trustee the successor to the Indenture Trustee hereunder.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

                                  HSBC BANK USA
                                    as Indenture Trustee under the Indenture
                                     referred to above


                                  By:_______________________________________
                                     Name:
                                     Title:


                                  [_______________________________], as
                                    Custodian under the Sale and Servicing
                                    Agreement referred to above


                                  By:_______________________________________
                                     Name:
                                     Title:

                                    EXHIBIT K

                           FORM OF LIQUIDATION REPORT

Customer Name:
Account number:
Original Principal Balance:

1.   Liquidation Proceeds

              Principal Prepayment              $________
              Property Sale Proceeds             ________
              Insurance Proceeds                 ________
              Other (Itemize)                    ________

              Total Proceeds                                       $_______

2.   Servicing Advances                         $________
     Monthly Advances                            ________

              Total Advances                                       $_______

3.   Net Liquidation Proceeds                                      $_______
     (Line 1 minus Line 2)

4.   Principal Balance of the
       Loan on date of liquidation                                 $_______

5.   Realized (Loss) or Gain                                       $_______
     (Line 3 minus Line 4)

                                    EXHIBIT L

FORM OF DELINQUENCY REPORT

DELINQUENCY AND FORECLOSURE INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                          REO                            FORECLOSURES
                                                               --------------------------------------------------------------------
           OUTSTANDING  # OF                         # OF                # OF       OUTSTANDING           # OF      OUTSTANDING
INVESTOR   DOLLARS       ACCT    RANGES    AMOUNT     ACCTS.     PCT      ACCTS     DOLLARS        %     ACCTS       DOLLARS

-----------------------------------------------------------------------------------------------------------------------------------


1 TO 29 DAYS
30 TO 59 DAYS
60 TO 89 DAYS

90 AND OVER
TOTALS

                                    EXHIBIT M

                    SERVICER'S MONTHLY COMPUTER TAPE FORMAT


          The computer tape to be delivered to the Indenture Trustee pursuant to
Section 7.07 shall contain the following information for each Loan as of the related Record Date:

          1. Name of the Obligor, address of the Mortgaged Property, or principal residence of Obligor, and Account Number.

          2.   The LTV as of the origination date of the Mortgage Loan.

          3.   The Due Date.

          4.   The Loan Original Principal Balance.

          5.   The Loan Interest Rate.

          6.   The Monthly Payment.

          7. The date on which the last payment was received and the amount of such payment segregated into the following categories; (a) total interest received (including Servicing Fee and Monthly Excess Spread); (b) Servicing Fee; (c) Monthly Excess Spread; (d) The amount equal to total interest received minus Servicing Fee and Monthly Excess Spread; (e) principal and Excess Payments received; (f) Curtailments received; and (g) Principal Prepayments received.

          8.   The Loan Principal Balance.

          9.   The Business Note maturity date.

          10. A "Delinquency Flag" noting that the Loan is current or delinquent. If delinquent, state the date on which the last payment was received.

          11. A "Foreclosure Flag" noting that the Loan is the subject of foreclosure proceedings.

          12.  An "REO Flag" noting that the Loan is an REO Property.

          13. A "Liquidated Loan Flag" noting that the Loan is a Liquidated Loan and the Net Liquidation Proceeds received in connection therewith.

          14.  Lifetime Cap.

          15.  Lifetime Floor.

          16.  Periodic Cap.

          17.  Net Funds Cap.

          18. Any additional information reasonably requested by the Indenture Trustee.

                                    EXHIBIT N

                                   [RESERVED]

                                    EXHIBIT O

                                   [RESERVED]

                                    EXHIBIT P

                     FORM OF TRUST MATTERS POWER OF ATTORNEY

STATE OF _____________      )
                            : ss.:
COUNTY OF ___________       )

          KNOW ALL MEN BY THESE PRESENTS, that CHASE MANHATTAN BANK DELAWARE, a Delaware banking corporation, not in its individual capacity but solely as owner trustee (the "Owner Trustee") for The Money Store Business Loan Backed Trust 1999-1 (the "Trust"), does hereby make, constitute and appoint each of THE MONEY STORE COMMERCIAL MORTGAGE INC., as Servicer (the "Servicer") and FIRST UNION NATIONAL BANK, as Trust Administrator (the "Trust Administrator") under the Sale and Servicing Agreement dated as of May 31, 1999 (the "Agreement"), among the Trust, the Servicer, and The Money Store Inc., as Representative, as the same may be amended from time to time, severally and not jointly, and each of their respective agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Owner Trustee or the Trust any and all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of the Owner Trustee or the Trust to prepare, file or deliver pursuant to the Basic Documents, including, without limitation, to appear for and represent the Owner Trustee and the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, if any, and with full power to perform any and all acts associated with such returns and audits, if any, that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

          All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked.

          Capitalized terms that are used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

          EXECUTED this 29th of June, 1999.

                                          CHASE MANHATTAN BANK DELAWARE, not in
                                          its individual capacity but solely as
                                          Owner Trustee for the Money Store
                                          Trust 1999-1


                                          By: _________________________________
                                          Name:
                                          Title:

                                    EXHIBIT Q

                      FORM OF COLLATERAL POWER OF ATTORNEY

STATE OF CALIFORNIA    )
                       : ss.:
COUNTY OF YOLO         )

          KNOW ALL MEN BY THESE PRESENTS, that The Money Store Commercial Mortgage Inc. (the "Seller") has made, constituted and appointed, and by these presents hereby makes, constitutes and appoints, First Union National Bank, as Custodian (the "Custodian") under the Sale and Servicing Agreement dated as of May 31, 1999 (the "Sale and Servicing Agreement") among The Money Store Commercial Mortgage Inc., as Seller and Servicer, The Money Store Inc., as Representative and The Money Store Business Loan Backed Trust 1999-1, as the Seller's true and lawful attorney for the Seller's name, place and stead, for the limited purposes of (i) executing, delivering, filing, or recording and otherwise dealing with the collateral for the Loans transferred by the Seller to the Trust in accordance with the Sale and Servicing Agreement and (ii) preparing, executing, filing or recording Uniform Commercial Code financing statements and notices to insurers with respect to such Loans.

          This power of attorney is intended to be, and shall be construed to be, an irrevocable power delegable by the Custodian to the Servicer and any successor servicer under the Sale and Servicing Agreement.

          IN WITNESS WHEREOF, this power of attorney has been duly executed by the Seller as of this 29th day of June 1999.

                                    THE MONEY STORE COMMERCIAL MORTGAGE INC.



                                       By:________________________________
                                       Name:
                                       Title: